                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY


                          AGREEMENT AND PLAN OF MERGER

                                      among

                          MACK-CALI REALTY CORPORATION,

                             MACK-CALI REALTY, L.P.,

                            PRENTISS PROPERTIES TRUST

                                       and

                 PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.

                            Dated as of June 27, 2000


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                                TABLE OF CONTENTS

PAGE

ARTICLE 1    THE MERGERS.......................................................3

     1.1   THE MERGER..........................................................3
     1.2   THE PARTNERSHIP MERGER .............................................3
     1.3   ELECTION BY LIMITED PARTNERS IN PRENTISS PARTNERSHIP TO EXERCISE THE
           EXCHANGE RIGHT; THE PARTNERSHIP MERGER .............................3
     1.4   CLOSING.............................................................4
     1.5   EFFECTIVE TIME......................................................4
     1.6   EFFECT OF MERGER ON CHARTER AND BYLAWS..............................4
     1.7   EFFECT OF PARTNERSHIP MERGER ON AGREEMENT OF LIMITED
           PARTNERSHIP.........................................................4
     1.8   DIRECTORS...........................................................5
     1.9   OFFICERS............................................................5
     1.10  EFFECT ON SHARES....................................................5
     1.11  EFFECT ON PARTNERSHIP INTERESTS.....................................5
     1.12  EXCHANGE RATIOS AND OTHER MERGER CONSIDERATION......................5
     1.13  REGISTRATION RIGHTS AGREEMENTS......................................7
     1.14  PARTNER APPROVAL....................................................7
     1.15  NO APPRAISAL RIGHTS.................................................8
     1.16  EXCHANGE OF CERTIFICATES; PRE-CLOSING DIVIDENDS, FRACTIONAL
           SHARES..............................................................8

ARTICLE 2   REPRESENTATIONS AND WARRANTIES OF PRENTISS AND PRENTISS
            PARTNERSHIP.......................................................11
     2.1   ORGANIZATION, STANDING AND POWER OF PRENTISS.......................11
     2.2   PRENTISS SUBSIDIARIES .............................................11
     2.3   CAPITAL STRUCTURE..................................................12
     2.4   OTHER INTERESTS....................................................14
     2.5   AUTHORITY, NONCONTRAVENTION; CONSENTS..............................14
     2.6   SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED
           LIABILITIES........................................................16
     2.7   ABSENCE OF CERTAIN CHANGES OR EVENTS...............................16
     2.8   LITIGATION.........................................................17
     2.9   PROPERTIES.........................................................17
     2.10  ENVIRONMENTAL MATTERS..............................................20
     2.11  RELATED PARTY TRANSACTIONS.........................................21
     2.12  EMPLOYEE BENEFITS..................................................21
     2.13  EMPLOYEES / EMPLOYEE POLICIES......................................23
     2.14  TAXES..............................................................23
     2.15  NO PAYMENTS TO EMPLOYEES, OFFICERS OR DIRECTORS....................25
     2.16  BROKER; SCHEDULE OF FEES AND EXPENSES..............................25
     2.17  COMPLIANCE WITH LAWS...............................................25

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     2.18  CONTRACTS; DEBT INSTRUMENTS........................................25
     2.19  OPINION OF FINANCIAL ADVISOR.......................................27
     2.20  STATE TAKEOVER STATUTES............................................27
     2.21  INVESTMENT COMPANY ACT OF 1940.....................................27
     2.22  DEFINITION OF KNOWLEDGE OF PRENTISS................................27
     2.23  PRENTISS NOT AN INTERESTED STOCKHOLDER.............................27
     2.24  REQUIRED STOCKHOLDER APPROVALS AND PARTNER
           APPROVALS..........................................................27

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF MACK-CALI
           AND MACK-CALI PARTNERSHIP..........................................28
     3.1   ORGANIZATION, STANDING AND POWER OF MACK-CALI......................28
     3.2   MACK-CALI SUBSIDIARIES.............................................28
     3.3   CAPITAL STRUCTURE..................................................29
     3.4   OTHER INTERESTS....................................................31
     3.5   AUTHORITY; NONCONTRAVENTION; CONSENTS..............................31
     3.6   SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED
           LIABILITIES........................................................32
     3.7   ABSENCE OF CERTAIN CHANGES OR EVENTS...............................33
     3.8   LITIGATION.........................................................34
     3.9   PROPERTIES.........................................................34
     3.10  ENVIRONMENTAL MATTERS..............................................36
     3.11  RELATED PARTY TRANSACTIONS.........................................37
     3.12  EMPLOYEE BENEFITS..................................................37
     3.13  EMPLOYEES / EMPLOYEE POLICIES......................................39
     3.14  TAXES..............................................................40
     3.15  NO PAYMENTS TO EMPLOYEES, OFFICERS OR DIRECTORS....................41
     3.16  BROKER; SCHEDULE OF FEES AND EXPENSES..............................41
     3.17  COMPLIANCE WITH LAWS...............................................41
     3.18  CONTRACTS; DEBT INSTRUMENTS........................................41
     3.19  OPINION OF FINANCIAL ADVISOR.......................................43
     3.20  STATE TAKEOVER STATUTES............................................43
     3.21  INVESTMENT COMPANY ACT OF 1940.....................................43
     3.22  DEFINITION OF KNOWLEDGE OF MACK-CALI...............................43
     3.23  MACK-CALI NOT AN INTERESTED STOCKHOLDER............................44
     3.24  REQUIRED STOCKHOLDER APPROVALS AND PARTNER
           APPROVALS..........................................................44

ARTICLE 4   COVENANTS.........................................................44
     4.1   CONDUCT OF PRENTISS AND PRENTISS PARTNERSHIP'S BUSINESS PENDING
           MERGER.............................................................44
     4.2   CONDUCT OF MACK-CALI'S AND MACK-CALI'S PARTNERSHIP'S BUSINESS
           PENDING MERGER.....................................................47
     4.3   NO SOLICITATION....................................................50
     4.4   AFFILIATES.........................................................51

     4.5   OTHER ACTIONS......................................................52
     4.6   M-C REIT SUBSIDIARY
           MERGER.............................................................52

ARTICLE 5  ADDITIONAL COVENANTS..............................................53
     5.1 PREPARATION OF FORM S-4 AND THE PROXY STATEMENT; PRENTISS SHAREHOLDERS MEETING, PRENTISS UNITHOLDERS CONSENT SOLICITATION
           AND MACK - CALI SHAREHOLDER MEETING................................53
     5.2   ACCESS TO INFORMATION; CONFIDENTIALITY.............................55
     5.3   COMMERCIALLY REASONABLE EFFORTS; NOTIFICATION......................55
     5.4   TAX MATTERS........................................................56
     5.5   PUBLIC ANNOUNCEMENTS...............................................56
     5.6   LISTING............................................................57
     5.7   TRANSFER AND GAINS TAXES...........................................57
     5.8   BENEFIT PLANS AND OTHER EMPLOYEE ARRANGEMENTS......................57
     5.9   INDEMNIFICATION....................................................60
     5.10  DECLARATION OF DIVIDENDS AND DISTRIBUTIONS.........................62
     5.11  TRANSFER OF NON-CONTROLLED SUBSIDIARY VOTING SHARES................63
     5.12  ASSUMPTION OF EXISTING PRENTISS TAX PROTECTION
           AGREEMENTS......................................................63
     5.13  REGISTRATION RIGHTS AGREEMENTS.....................................63
     5.14  REDEMPTION OF RIGHTS PLAN..........................................63
     5.15  SECTION 16(B) MATTERS..............................................63
     5.16  CERTIFICATE OF DESIGNATION.........................................64

ARTICLE 6   CONDITIONS........................................................64
     6.1   CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
           MERGERS............................................................64
     6.2   CONDITIONS TO OBLIGATIONS OF MACK-CALI AND MACK-CALI
           PARTNERSHIP........................................................65
     6.3   CONDITIONS TO OBLIGATIONS OF PRENTISS AND PRENTISS
           PARTNERSHIP........................................................66
ARTICLE 7   TERMINATION, AMENDMENT AND WAIVER.................................67
     7.1   TERMINATION........................................................67
     7.2   CERTAIN FEES AND EXPENSES..........................................68
     7.3   EFFECT OF TERMINATION..............................................70
     7.4   AMENDMENT..........................................................70
     7.5   EXTENSION; WAIVER..................................................71
ARTICLE 8  GENERAL PROVISIONS.................................................71
     8.1   NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES......................71
     8.2   NOTICES............................................................71
     8.3   INTERPRETATION.....................................................72
     8.4   COUNTERPARTS.......................................................72
     8.5   ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES.....................72

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     8.6   GOVERNING LAW......................................................72
     8.7   ASSIGNMENT.........................................................73
     8.8   ENFORCEMENT........................................................73
     8.9   SEVERABILITY.......................................................73
     8.10  EXCULPATION........................................................73
     8.11  JOINT AND SEVERAL OBLIGATIONS......................................73


EXHIBITS

EXHIBIT A - CERTIFICATE OF MERGER

EXHIBIT B - ARTICLES OF MERGER

                             INDEX OF DEFINED TERMS

AICPA STATEMENT....................................................       5.1(b)
AFFILIATES.........................................................          4.4
AGREEMENT..........................................................     PREAMBLE
ARTICLES OF MERGER.................................................    RECITAL D
BASE AMOUNT........................................................          7.2
BREAK-UP EXPENSES..................................................          7.2
BREAK-UP EXPENSE TAX OPINION.......................................          7.2
BREAK-UP FEE.......................................................          7.2
BREAK-UP FEE TAX OPINION...........................................          7.2
CERCLA.............................................................      2.10(a)
CERTIFICATE OF MERGER..............................................    RECITAL C
CERTIFICATE........................................................   1.12(c)(i)
CLOSING............................................................          1.4
CLOSING DATE.......................................................          1.4
CODE...............................................................    RECITAL E
COMMITMENT.........................................................       4.1(i)
CONTINUING GRANTEES................................................       5.8(h)
DECLARATION OF TRUST...............................................          1.6
DEPARTMENT.........................................................          1.5
DRULPA.............................................................          1.2
EFFECTIVE TIME.....................................................          1.5
ELIGIBLE RESTRICTED SHARE GRANTEES.................................       5.8(g)
ELIGIBLE SHARE GRANTEES............................................       5.8(f)
EMPLOYMENT AGREEMENT...............................................       5.8(h)
ENCUMBRANCES.......................................................       2.9(a)
ENVIRONMENTAL LAW..................................................      2.10(a)
ENVIRONMENTAL PERMITS..............................................  2.10(b)(iv)
ERISA..............................................................         2.12
EXCHANGE ACT.......................................................       2.5(c)
EXCHANGE AGENT.....................................................      1.16(a)
EXCHANGE FUND......................................................      1.16(b)
EXCHANGE RATIO.....................................................   1.12(b)(i)
EXECUTIVE OPTIONS..................................................       5.8(f)
EXERCISE...........................................................       1.3(a)
EXERCISE PRICE.....................................................       5.8(f)
FAIR MARKET VALUE..................................................  1.16(g)(ii)
FINAL COMPANY DIVIDEND.............................................   1.16(d)(i)
FORM S-4...........................................................       5.1(a)
FORMER PRENTISS PROPERTIES.........................................  2.10(b)(ii)
GAAP...............................................................          2.6
GOVERNMENTAL ENTITY................................................       2.5(c)
HAZARDOUS MATERIALS................................................      2.10(a)

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INDEMNIFIED PARTIES................................................       5.9(a)
INDEMNIFYING PARTIES...............................................       5.9(a)
KNOWLEDGE OF MACK-CALI.............................................         3.22
KNOWLEDGE OF PRENTISS..............................................         2.22
HSR ACT............................................................       2.5(c)
LAWS...............................................................       2.5(c)
LIENS..............................................................       2.2(b)
MACK-CALI..........................................................     PREAMBLE
MACK-CALI BYLAWS...................................................          1.6
MACK-CALI CHARTER..................................................          1.6
MACK-CALI COMMON SHARE.............................................   1.12(b)(i)
MACK-CALI COMMON UNIT..............................................   1.12(a)(i)
MACK-CALI CONTROLLED GROUP MEMBER..................................      3.13(a)
MACK-CALI COUNTER PROPOSAL.........................................       4.3(c)
MACK-CALI DISCLOSURE LETTER........................................       ART. 3
MACK-CALI EMPLOYEE PLAN............................................         3.12
MACK-CALI EMPLOYEES................................................      3.13(a)
MACK-CALI FINANCIAL STATEMENT DATE.................................          3.7
MACK-CALI MATERIAL ADVERSE CHANGE..................................          3.7
MACK-CALI MATERIAL ADVERSE EFFECT..................................          3.1
MACK-CALI NON-CONTROLLED SUBSIDIARY................................       3.2(a)
MACK-CALI OPTIONS..................................................       3.3(b)
MACK-CALI OTHER INTERESTS..........................................          3.4
MACK-CALI OUTSIDE PROPERTY MANAGEMENT AGREEMENTS...................      3.18(f)
MACK-CALI PARTNER APPROVALS........................................         1.14
MACK-CALI PARTNERSHIP..............................................     PREAMBLE
MACK-CALI PARTNERSHIP AGREEMENT....................................          1.7
MACK-CALI PARTNERSHIP AGREEMENT AMENDMENT..........................  1.12(a)(ii)
MACK-CALI PREFERRED UNITS..........................................       3.3(e)
MACK-CALI PROPERTIES...............................................       3.9(a)
MACK-CALI RENT ROLL................................................       3.9(e)
MACK-CALI RESTRICTED SHARES........................................       5.8(g)
MACK-CALI SEC DOCUMENTS............................................          3.6
MACK-CALI SERIES A PREFERRED SHARE.................................  1.12(b)(ii)
MACK-CALI SERIES D PREFERRED UNIT..................................  1.12(a)(ii)
MACK-CALI SERIES E PREFERRED UNIT.................................. 1.12(a)(iii)
MACK-CALI SHAREHOLDER APPROVALS....................................       3.5(a)
MACK-CALI SHAREHOLDERS MEETING.....................................       5.1(c)
MACK-CALI SPACE LEASE..............................................       3.9(e)
MACK-CALI SUBSIDIARIES.............................................          3.1
MACK-CALI TAX PROTECTION AGREEMENT.................................      3.18(j)
MACK-CALI UNITS....................................................       3.3(e)
MACK-CALI VOTING AGREEMENT.........................................    RECITAL J
M-C REIT SUBSIDIARY................................................          4.6
M-C REIT SUBSIDIARY COMMON SHARES..................................          4.6

M-C REIT SUBSIDIARY MERGER.........................................          4.6
M-C REIT SUBSIDIARY MERGER DOCUMENTS...............................          4.6
M-C REIT SUBSIDIARY SERIES A PREFERRED SHARES......................          4.6
MERGER.............................................................    RECITAL A
MERGERS............................................................    RECITAL B
MERGER CONSIDERATION...............................................      1.12(b)
MGCL...............................................................          1.1
NEW MACK-CALI PREFERRED UNITS...................................... 1.12(a)(iii)
NEW MACK-CALI UNITS................................................ 1.12(a)(iii)
NYSE...............................................................  1.16(g)(ii)
OUTSIDE PROPERTY MANAGEMENT AGREEMENTS.............................      2.18(f)
PARTNER APPROVALS..................................................         1.14
PARTNERSHIP MERGER.................................................    RECITAL B
PARTNERSHIP MERGER CONSIDERATION...................................      1.12(a)
PAYOR..............................................................          7.2
PENSION PLAN.......................................................         2.12
PERSON.............................................................       2.2(a)
PREFERRED EXCHANGE RATIO...........................................  1.12(b)(ii)
PROPERTY RESTRICTIONS..............................................       2.9(a)
PROPOSED MACK-CALI CHARTER AMENDMENT RELATING TO
   A CUT-DOWN......................................................       4.2(j)
PRENTISS...........................................................     PREAMBLE
PRENTISS ACQUISITION PROPOSAL......................................    4.3(a)(i)
PRENTISS COMMON SHARE..............................................   1.12(b)(i)
PRENTISS COMMON UNIT...............................................   1.12(a)(i)
PRENTISS CONTROLLED GROUP MEMBER...................................      2.13(a)
PRENTISS DIRECTOR..................................................          1.8
PRENTISS DISCLOSURE LETTER.........................................       ART. 2
PRENTISS EMPLOYEE PLAN.............................................         2.12
PRENTISS EMPLOYEES.................................................      2.13(a)
PRENTISS ERISA AFFILIATE...........................................         2.12
PRENTISS FINANCIAL STATEMENT DATE..................................          2.7
PRENTISS MATERIAL ADVERSE CHANGE...................................          2.7
PRENTISS MATERIAL ADVERSE EFFECT...................................          2.1
PRENTISS NON-CONTROLLED SUBSIDIARY.................................    RECITAL K
PRENTISS OTHER INTERESTS...........................................          2.4
PRENTISS PARTNER APPROVALS.........................................         1.14
PRENTISS PARTNERSHIP...............................................     PREAMBLE
PRENTISS PARTNERSHIP AGREEMENT.....................................          1.7
PRENTISS PREFERRED UNIT............................................ 1.12(a)(iii)
PRENTISS PROPERTIES................................................       2.9(a)
PRENTISS RENT ROLL.................................................       2.9(e)
PRENTISS RESTRICTED SHARES.........................................       5.8(d)
PRENTISS SEC DOCUMENTS.............................................          2.6
PRENTISS SERIES A PREFERRED SHARE..................................  1.12(b)(ii)

PRENTISS SERIES A PURCHASE AGREEMENT...............................       4.1(k)
PRENTISS SERIES B PREFERRED UNITS..................................  1.12(a)(ii)
PRENTISS SERIES C PREFERRED UNITS.................................. 1.12(a)(iii)
PRENTISS SHAREHOLDER APPROVALS.....................................       2.5(a)
PRENTISS SHAREHOLDERS MEETING......................................       5.1(d)
PRENTISS SPACE LEASE...............................................       2.9(e)
PRENTISS SHARE OPTIONS.............................................       2.3(b)
PRENTISS SHARE RIGHTS..............................................       2.3(b)
PRENTISS SUBSIDIARIES..............................................       2.2(a)
PRENTISS TAX PROTECTION AGREEMENT..................................      2.18(j)
PRENTISS UNITS.....................................................          1.3
PRENTISS VOTING AGREEMENT..........................................    RECITAL I
PROXY STATEMENT....................................................       5.1(a)
QUALIFYING INCOME..................................................          7.2
RECIPIENT..........................................................          7.2
REIT...............................................................    RECITAL E
REIT REQUIREMENTS..................................................          7.2
RELEASE............................................................      2.10(a)
RESTRICTED SHARE SCHEDULE..........................................       5.8(g)
SEC................................................................       2.5(c)
SECRETARY..........................................................          1.5
SECURITIES ACT.....................................................       2.3(g)
SHARE OPTION SCHEDULE..............................................       5.8(f)
SHAREHOLDER APPROVALS..............................................       3.5(a)
STOCK PURCHASE AGREEMENT...........................................    RECITAL K
SUBSIDIARY.........................................................       2.2(a)
SUPERIOR ACQUISITION PROPOSAL......................................       4.3(d)
SURVIVING CORPORATION..............................................          1.1
SURVIVING PARTNERSHIP..............................................          1.2
TAKEOVER STATUTE...................................................         2.20
TAXES..............................................................      2.14(a)
THIRD PARTY PROVISIONS.............................................          8.5
TITLE 3............................................................          1.1
TITLE 8............................................................          1.1
TRANSFER AND GAINS TAXES...........................................          5.7
UNIT CERTIFICATE...................................................  1.12(c)(ii)
WELFARE PLAN.......................................................         2.12
1940 ACT...........................................................         2.21

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of June 27, 2000, by and among MACK-CALI REALTY CORPORATION, a Maryland corporation ("Mack-Cali"), MACK-CALI REALTY, L.P., a Delaware limited partnership ("Mack-Cali Partnership"), PRENTISS PROPERTIES TRUST, a Maryland real estate investment trust ("Prentiss"), and PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership ("Prentiss Partnership").

                                R E C I T A L S:

         A. The Board of Directors of Mack-Cali and the Board of Trustees of Prentiss have determined that it is advisable and in the best interests of their respective companies and shareholders, that upon the terms and subject to the conditions contained herein, Prentiss shall merge with and into Mack-Cali, with Mack-Cali being the surviving corporation (the "Merger").

         B. Mack-Cali, as the sole general partner of Mack-Cali Partnership, and Prentiss, as the sole general partner (through a wholly-owned direct subsidiary) of Prentiss Partnership, have determined that it is advisable and in the best interests of their respective partnerships and limited partners that upon the terms and subject to the conditions contained herein, immediately prior to the Merger, Prentiss Partnership shall merge with and into Mack-Cali Partnership (or a limited liability company or limited partnership owned entirely directly and/or indirectly, by Mack-Cali Partnership, as determined by Mack-Cali and Mack-Cali Partnership), with Mack-Cali Partnership being the surviving partnership, with the holders of partnership interests in Prentiss Partnership receiving in any event units of limited partnership interest in Mack-Cali Partnership, as set forth herein (the "Partnership Merger" and, together with the Merger, the "Mergers"). As an alternative to receiving units of limited partnership interest in Mack-Cali Partnership in connection with the Partnership Merger, limited partners in Prentiss Partnership (other than Prentiss) shall have the right to elect, effective immediately prior to the Partnership Merger, to exercise their exchange right under the Prentiss Partnership Agreement (as defined herein), regardless of whether or not they would otherwise be entitled to exercise that exchange right under the Prentiss Partnership Agreement, and Prentiss shall issue shares of Prentiss Common Stock (as defined herein) in satisfaction of that right, thereby allowing former limited partners in Prentiss Partnership (other than Prentiss) to participate in the Merger as holders of Prentiss Common Shares.

         C. Upon the terms and subject to the conditions set forth herein, immediately prior to the Merger, Mack-Cali Partnership and Prentiss Partnership shall execute a Certificate of Merger (the "Certificate of Merger") in substantially the form attached hereto as Exhibit A and shall file such Certificate of Merger in accordance with Delaware law to effectuate the Partnership Merger.

         D. Upon the terms and subject to the conditions set forth herein, immediately following the effectiveness of the Partnership Merger, Mack-Cali and Prentiss shall execute Articles of Merger (the "Articles of Merger") in substantially the form attached hereto as Exhibit B and shall file such Articles of Merger in accordance with Maryland law to effectuate the Merger.

         E. The parties intend that for federal income tax purposes the Merger shall qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), that this Agreement shall constitute a plan of reorganization under Section 368 of the Code, and that, following the Merger, Mack-Cali will continue to be subject to taxation as a real estate investment trust (a "REIT") within the meaning of the Code.

         F. For federal income taxes, it is intended that the Partnership Merger, regardless of form, be treated as a contribution by Prentiss Partnership of all of its assets to Mack-Cali Partnership in exchange for partnership interests in Mack-Cali Partnership, as provided for herein, under
Section 721 of the Code, and a distribution of such partnership interests by Prentiss Partnership to its partners under Section 731 of the Code.

         G. Mack-Cali and Prentiss each have received a fairness opinion relating to the transactions contemplated hereby as more fully described herein.

         H. Mack-Cali, Mack-Cali Partnership, Prentiss and Prentiss Partnership desire to make certain representations, warranties and agreements in connection with the Mergers.

         I. Contemporaneously with the execution and delivery of this Agreement, certain holders of Prentiss Common Shares (as defined in Section 1.12(b)(i) of this Agreement) have entered into voting agreements with Mack-Cali and Mack-Cali Partnership (each, a "Prentiss Voting Agreement") pursuant to which, among other things, each holder has agreed to vote his or its Prentiss Common Shares in favor of the Merger, the Partnership Merger, this Agreement and the other transactions contemplated hereby and any other matter which requires his or its vote in connection with the transactions contemplated by this Agreement.

         J. Contemporaneously with the execution and delivery of this Agreement, certain holders of Mack-Cali Common Shares (as defined in Section 1.12(b)(i) of this Agreement) and certain holders of partnership interests in Mack-Cali Partnership have entered into voting agreements with Prentiss and Prentiss Partnership (each, a "Mack-Cali Voting Agreement") pursuant to which, among other things, each holder has agreed to vote his or its Mack-Cali Common Shares and Mack-Cali Units (as defined in Section 3.3(e) of this Agreement) in favor of the Merger, the Partnership Merger, this Agreement and the other transactions contemplated hereby and any other matter which requires his or its vote in connection with the transactions contemplated by this Agreement.

         K. Contemporaneously with the execution and delivery of this Agreement and as an inducement to Mack-Cali and Mack-Cali Partnership to enter into this Agreement, Ampulla, LLC, as the owner of 100% of the voting capital stock of Prentiss Properties Limited, Inc., a Delaware corporation (the "Prentiss Non-controlled Subsidiary"), have entered into a Stock Purchase Agreement, dated as of the date hereof, relating to the voting capital stock of the Prentiss Non-controlled Subsidiary (the "Stock Purchase Agreement"), providing for the sale of all of the outstanding voting capital stock of the Prentiss Non-controlled Subsidiary to certain officers of Mack-Cali or their assigns.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   THE MERGERS

         1.1 THE MERGER. Subject to the completion of the Partnership Merger in accordance with Section 1.2 hereof, upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of Title 3 of the Maryland General Corporation Law (the "MGCL"), as amended ("Title 3"), and Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 8"), immediately following the effectiveness of the Partnership Merger, Prentiss shall be merged with and into Mack-Cali, whereupon the separate corporate existence of Prentiss shall cease and Mack-Cali shall continue as the surviving corporation (the "Surviving Corporation"). The Merger shall have the effects set forth in Section 3-114 of the MGCL, Section 8-501.1 of Title 8 and this Agreement.

         1.2 THE PARTNERSHIP MERGER. Immediately prior to the Merger, upon the terms and subject to the conditions of this Agreement, and in accordance with the applicable provisions of Title 6, Chapter 17 of the Delaware Code Annotated, as amended (the "DRULPA"), Prentiss Partnership shall be merged with and into Mack-Cali Partnership (or, at Mack-Cali Partnership's option, a limited liability company or a limited partnership owned entirely, directly and/or indirectly, by Mack-Cali Partnership, as determined by Mack-Cali and Mack-Cali Partnership), whereupon the separate partnership existence of Prentiss Partnership shall cease and Mack-Cali Partnership (or such limited partnership or limited liability company subsidiary) shall continue as the surviving limited partnership or limited liability company, as the case may be (the "Surviving Partnership"), and with the holders of partnership interests in Prentiss Partnership receiving in any event units of partnership interest in Mack-Cali Partnership, as set forth in Section 1.12(a). The Partnership Merger shall have the effects set forth in Section 17-211 of the DRULPA. Notwithstanding the foregoing, certain of Prentiss Partnership's Subsidiaries may be merged into Mack-Cali Partnership or certain of Mack-Cali Partnership's Subsidiaries as the parties hereto may mutually agree.

         1.3 ELECTION BY LIMITED PARTNERS IN PRENTISS PARTNERSHIP TO EXERCISE THE EXCHANGE RIGHT; THE PARTNERSHIP MERGER. Notwithstanding any limitation or restriction contained in the Prentiss Partnership Agreement with respect to the right of a Limited Partner (as defined in the Prentiss Partnership Agreement) to exercise the Exchange Right (as defined in the Prentiss Partnership Agreement) (including, without limitation, any limitation or restriction contained in Section 8.05 of the Prentiss Partnership Agreement), every Limited Partner shall have the right to exercise the Exchange Right by submitting to Prentiss Partnership (with a copy to Prentiss) during the period between the mailing date of the Proxy Statement (as defined herein) for the Prentiss Shareholders Meeting (as defined herein) and 5:00 p.m., Eastern time, on the second business day prior to the date of the Prentiss Shareholders Meeting a Notice of Exchange (as defined in the Prentiss Partnership Agreement) specifying the number of units of limited partnership interest of Prentiss Partnership (the "Prentiss Units") which such Limited Partner desires to have exchanged pursuant to Section 8.05 of the Prentiss Partnership Agreement (as modified by this Section 1.3(a)), which Notice of Exchange shall be conditioned upon the closing of the Partnership Merger; provided, that,

         (a) with respect to each Notice of Exchange (a copy of the form of which shall accompany or form a part of the Form of Election (as defined herein)) properly submitted by a Limited Partner in accordance with this Section 1.3(a) (an "Exercise"), Prentiss shall elect in accordance with Section

8.05(b) of the Prentiss Partnership Agreement to purchase the Prentiss Units relating to such Exercise by paying the REIT Shares Amount (as defined in the Prentiss Partnership Agreement) and not the Cash Amount (as defined in the Prentiss Partnership Agreement);

         (b) Notwithstanding the provisions of Section 8.05(b) of the Prentiss Partnership Agreement, Prentiss shall not be required to notify the Exchanging Partner (as defined in the Prentiss Partnership Agreement) of Prentiss' election to purchase the Prentiss Units as described in the foregoing clause (a);

         (c) The Specified Exchange Date (as defined in the Prentiss Partnership Agreement) shall be the Closing Date (as defined herein) at a time prior to the consummation of the Partnership Merger; and

         (d) Each Exchanging Partner shall be treated as an owner of the Prentiss Common Shares issued pursuant to this Agreement at the Effective Time (as defined herein) of the Merger.

         1.4 CLOSING. The closing of the Mergers (the "Closing") will take place at 10:00 a.m., New York City time, on the date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Article
6) shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Article 6 (the "Closing Date"), at the offices of Pryor Cashman Sherman & Flynn LLP, 410 Park Avenue, New York, New York 10022, unless another date or place is agreed to in writing by the parties.

         1.5 EFFECTIVE TIME. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article 6, (i) Mack-Cali Partnership and Prentiss Partnership shall execute and file the Certificate of Merger, executed in accordance with the DRULPA, with the Office of the Secretary of State of the State of Delaware (the "Secretary") and (ii) Mack-Cali and Prentiss shall then execute and file the Articles of Merger, executed in accordance with the applicable provisions of Title 3 and Title 8, with the State Department of Assessments and Taxation of Maryland (the "Department"), and shall make all other filings and recordings required with respect to the Merger under Title 3 and Title 8 or, with respect to the Partnership Merger, under the DRULPA. The Mergers shall become effective at such times (each an "Effective Time" and collectively, the "Effective Times") as Mack-Cali and Prentiss shall agree should be specified in the Articles of Merger and the Certificate of Merger (not to exceed thirty (30) days after the Articles of Merger are accepted for record by the Department). Unless otherwise agreed, the parties shall cause the Effective Times to occur on the Closing Date, with not less than one hour between the Effective Time of the Partnership Merger and the Effective Time of the Merger.

         1.6 EFFECT OF MERGER ON CHARTER AND BYLAWS. The Articles of Restatement, as amended, of Mack-Cali (the "Mack-Cali Charter") and the Bylaws of Mack-Cali (the "Mack-Cali Bylaws"), as in effect immediately prior to the Effective Time, and, if approved by the Mack-Cali shareholders, as amended to increase the authorized preferred stock and to change the name of the Surviving Corporation (each as set forth in the Articles of Merger), shall continue in full force and effect after the Merger and, until further amended in accordance with applicable Maryland law. The Amended and Restated Declaration of Trust of Prentiss, as amended (the "Declaration of Trust"), and the Bylaws of Prentiss, as in effect immediately prior to the Effective Time of the Merger, shall terminate at the Effective Time of the Merger.

         1.7 EFFECT OF PARTNERSHIP MERGER ON AGREEMENT OF LIMITED PARTNERSHIP. The Second Amended and Restated Agreement of Limited Partnership, as amended, of Mack-Cali Partnership (the

"Mack-Cali Partnership Agreement"), as in effect immediately prior to the Effective Time and as amended to change the name of the Surviving Partnership (as set forth in the Certificate of Merger), shall continue in full force and effect after the Partnership Merger until further amended in accordance with applicable Delaware law. The Second Amended and Restated Agreement of Limited Partnership, as amended, of Prentiss Partnership as in effect immediately prior to the Effective Time of the Partnership Merger (the "Prentiss Partnership Agreement") shall terminate at the Effective Time of the Partnership Merger.

         1.8 DIRECTORS. At the Effective Time of the Merger, the directors of the Surviving Corporation shall consist of (a) the directors of Mack-Cali immediately prior to the Effective Time of the Merger, who shall continue to serve for the balance of their unexpired terms or their earlier death, resignation or removal and (b) one (1) designee of Prentiss (the "Prentiss Director"). Immediately prior to the Effective Time, Mack-Cali shall take all action necessary to nominate and cause the designee of Prentiss to be elected to the Board of Directors, including, without limitation, increasing the number of directors as provided in the Mack-Cali Bylaws and amending its Bylaws. The Prentiss Director shall be elected as a Class II director of the Mack-Cali Board of Directors, and as such shall have a term expiring at the second annual meeting of shareholders of Mack-Cali following the Effective Times. Following his election as a director hereunder and his election as a director at such annual meeting, such person shall serve for his designated term, subject to his earlier death, resignation or removal. Upon the expiration of the Prentiss Director's initial term on the Board of Directors of Mack-Cali, Mack-Cali shall use commercially reasonable efforts to re-nominate the Prentiss Director and to cause the Prentiss Director to be re-elected to serve an additional term as a Class II director of the Board of Directors.

         1.9 OFFICERS. The officers of the Surviving Corporation shall consist of the officers of Mack-Cali immediately prior to the Effective Time.

         1.10 EFFECT ON SHARES. The effect of the Merger on the shares of beneficial interest of Prentiss shall be as provided in the Articles of Merger. The Merger shall not change the shares of capital stock of Mack-Cali outstanding immediately prior to the Merger.

         1.11 EFFECT ON PARTNERSHIP INTERESTS. The effect of the Partnership Merger on the partnership interests of Prentiss Partnership shall be as provided in the Certificate of Merger. The Partnership Merger shall not change the partnership interests of Mack-Cali Partnership outstanding immediately prior to the Merger.

         1.12     EXCHANGE RATIOS AND OTHER MERGER CONSIDERATION.

         (a) The merger consideration to be paid to holders of Prentiss Units in the Partnership Merger (the "Partnership Merger Consideration") is as follows:

                  (i) The exchange ratio relating to the Partnership Merger shall be 0.956 OP Unit (as defined in the Mack-Cali Partnership Agreement) of Mack-Cali Partnership (each a "Mack-Cali Common Unit") for each common unit of limited partnership interest in Prentiss Partnership (a "Prentiss Common Unit") outstanding immediately prior to the Effective Time of the Partnership Merger. The holders of the Mack-Cali Common Units issued in the Partnership Merger (other than Prentiss and Subsidiaries (as defined herein) of Prentiss) shall be entitled to redeem such Mack-Cali Common Units following the consummation of the Partnership Merger pursuant to the terms of the Mack-Cali

Partnership Agreement, and shall be entitled to the same rights and privileges as the holders of Mack-Cali Common Units outstanding on the date hereof;

                  (ii) The exchange ratio relating to the Partnership Merger shall be one Class D Preferred Unit (as defined in the contemplated amendment to the Mack-Cali Partnership Agreement to designate such units (the "Mack-Cali Partnership Agreement Amendment")), designated a Class D 8.30% Cumulative Redeemable Perpetual Preferred Unit, of Mack-Cali Partnership ("Mack-Cali Series D Preferred Units"), for each Series B Preferred Unit (as defined in the Prentiss Partnership Agreement), designated an 8.30% Series B Cumulative Redeemable Perpetual Preferred Unit of Prentiss Partnership ("Prentiss Series B Preferred Unit") outstanding immediately prior to the Effective Time of the Partnership Merger. The holders of the Mack-Cali Series D Preferred Units issued in the Partnership Merger shall be entitled to the same rights and privileges as the holders of the Prentiss Series B Preferred Units outstanding on the date hereof; and

                  (iii) The exchange ratio relating to the Partnership Merger shall be one Class E Preferred Unit (as defined in the Mack-Cali Partnership Agreement Amendment), designated a Class E 9.45% Cumulative Redeemable Perpetual Preferred Unit, of Mack-Cali Partnership ("Mack-Cali Series E Preferred Units" and, together with the Mack-Cali Series D Preferred Units, the "New Mack-Cali Preferred Units"), for each Series C Preferred Unit (as defined in the Prentiss Partnership Agreement), designated a 9.45% Series C Cumulative Redeemable Perpetual Preferred Unit of Prentiss Partnership ("Prentiss Series C Preferred Unit" and, together with the Prentiss Series B Preferred Units, the "Prentiss Preferred Units") outstanding immediately prior to the Effective Time of the Partnership Merger. The holders of the Mack-Cali Series E Preferred Units issued in the Partnership Merger shall be entitled to the same rights and privileges as the holders of the Prentiss Series C Preferred Units outstanding on the date hereof. The Mack-Cali Common Units issued pursuant to the Partnership Merger, the Mack-Cali Series D Preferred Units and the Mack-Cali Series E Preferred Units are sometimes collectively referred to herein as the "New Mack-Cali Units". The Prentiss Common Units, the Prentiss Series B Preferred Units and the Prentiss Series C Preferred Units comprise the Prentiss Units.

         (b) The merger consideration to be paid to holders of shares of beneficial interest of Prentiss in the Merger (collectively, the "Merger Consideration") is as follows:

                  (i) Each common share of beneficial interest, par value $0.01 per share, of Prentiss (a "Prentiss Common Share") issued and outstanding immediately prior to the Effective Time of the Merger, shall be converted into the right to receive 0.956 validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of Mack-Cali (a "Mack-Cali Common Share") (the "Exchange Ratio"); and

                  (ii) Each share of Series A Cumulative Convertible Redeemable Preferred Shares, liquidation preference $26.50 per share, of Prentiss ("Prentiss Series A Preferred Shares") issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive one (1) validly issued, fully paid and nonassessable share of Series A Cumulative Convertible Redeemable Preferred Stock, liquidation preference $26.50 per share, of Mack-Cali (a "Mack-Cali Series A Preferred Share") (the "Preferred Exchange Ratio"). The holders of the Mack-Cali Series A Preferred Shares issued in the Merger shall be entitled to the same rights and privileges as the holders of the Prentiss Series A Preferred Shares outstanding on the date hereof.

         (iii) If, from the date hereof until the Effective Time, Mack-Cali
(i) pays a dividend or makes a distribution on the Mack-Cali Common Shares in Mack-Cali Common Shares, (ii) subdivides the outstanding Mack-Cali Common Shares into a greater number of Mack-Cali Common Shares or (iii) combines the outstanding Mack-Cali Common Shares into a smaller number of Mack-Cali Common Shares, then the Exchange Ratio shall be adjusted to reflect the proportionate change in the number of outstanding Mack-Cali Common Shares.

         (c) (i) All Prentiss Common Shares, when so converted as provided in
Section 1.12(b)(i), and all Prentiss Series A Preferred Shares, when so converted as provided in Section 1.12(b)(ii), shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (a "Certificate") theretofore representing any such shares shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Certificate in accordance with Section 1.16(c), as applicable, (A) any dividends and other distributions in accordance with Section 1.16(d), (B) certificates representing the Mack-Cali Common Shares into which such Prentiss Common Shares are converted pursuant to Section 1.12(b)(i) (if any), (C) certificates representing the Mack-Cali Series A Preferred Shares into which such Prentiss Series A Preferred Shares are converted pursuant to Section 1.12(b)(ii) (if any), and (D) any cash, without interest, in lieu of fractional Mack-Cali Common Shares to be issued or paid in consideration for Prentiss Common Shares upon the surrender of such Certificate in accordance with Sections 1.16(c) and 1.16(g).

                  (ii) All Prentiss Common Units, when so converted as provided in Section 1.12(a)(i), all Prentiss Series B Preferred Units, when so converted as provided in Section 1.12(a)(ii), and all Prentiss Series C Preferred Units, when so converted as provided in Section 1.12(a)(iii), shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a unit certificate (a "Unit Certificate") theretofore representing any such units shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Unit Certificate in accordance with Section 1.16(c) and 1.16(i), as applicable, (A) any distributions in accordance with Section 1.16(d) and 1.16(i) and (B) unit certificates representing the New Mack-Cali Units into which such Prentiss Units are converted pursuant to Section 1.12(a).

         1.13 REGISTRATION RIGHTS AGREEMENTS. At the Effective Time, Mack-Cali will assume in writing and succeed to all rights and obligations of Prentiss pursuant to the Registration Rights Agreements listed on Schedule 2.3 to the Prentiss Disclosure Letter (as hereinafter defined).

         1.14 PARTNER APPROVAL. Prentiss shall seek, and use its commercially reasonable efforts to obtain, the approval, if any, of the limited partners of Prentiss Partnership to the Partnership Merger and the withdrawal of Prentiss as general partner (through a wholly-owned direct subsidiary) to the extent required by the Prentiss Partnership Agreement and any other matters reasonably requested by either party to effectuate the transactions contemplated by this Agreement (collectively, the "Prentiss Partner Approvals"). Mack-Cali shall seek, and shall use its commercially reasonable efforts to obtain, the approval, if any, of the partners of Mack-Cali Partnership to the Partnership Merger to the extent required by the Mack-Cali Partnership Agreement and any other matters reasonably requested by either party to effectuate the transactions contemplated by this Agreement (collectively, the "Mack-Cali Partner Approvals," and together with the Prentiss Partner Approvals, the "Partner Approvals").

         1.15 NO APPRAISAL RIGHTS. The holders of Prentiss Common Shares, Prentiss Series A Preferred Shares, Prentiss Units, Mack-Cali Common Shares and Mack-Cali Units are not entitled under applicable law to appraisal rights as a result of the Mergers.

         1.16 EXCHANGE OF CERTIFICATES; PRE-CLOSING DIVIDENDS; FRACTIONAL
SHARES.

         (a) EXCHANGE AGENT. Prior to the Effective Time, Mack-Cali shall appoint Equiserve Trust Company, N.A. as the exchange agent, or another bank or trust company reasonably acceptable to Prentiss, to act as exchange agent (the "Exchange Agent") for the exchange of the Merger Consideration upon surrender of certificates representing issued and outstanding Prentiss Common Shares, Prentiss Series A Preferred Shares, and Prentiss Units, as applicable.

         (b) MACK-CALI TO PROVIDE MERGER CONSIDERATION. Mack-Cali shall provide to the Exchange Agent on or before the Effective Time, for the benefit of the holders of Prentiss Common Shares and Prentiss Series A Preferred Shares, the Merger Consideration (the "Exchange Fund") issuable in exchange for the issued and outstanding Prentiss Common Shares and Prentiss Series A Preferred Shares pursuant to Section 1.12 and cash payable in respect of any fractional shares required pursuant to Section 1.16(g). Prentiss shall provide to the Exchange Agent on or before the Effective Time, for the benefit of the holders of Prentiss Common Shares, cash payable in respect of any dividends required pursuant to Section 1.16(d).

         (c) EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, Mack-Cali shall use commercially reasonable efforts to cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates which immediately prior to the Effective Time represented outstanding Prentiss Common Shares and Prentiss Series A Preferred Shares whose shares were converted pursuant to Section 1.12 into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Mack-Cali may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Mack-Cali, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the Prentiss Common Shares or Prentiss Series A Preferred Shares, as applicable, theretofore represented by such Certificate shall have been converted pursuant to Section 1.12, together with any dividends or other distributions to which such holder is entitled pursuant to Section 1.16(d), and cash, if any, payable in lieu of fractional shares pursuant to
Section 1.16(g), to be mailed within five business days of receipt thereof, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Prentiss Common Shares or Prentiss Series A Preferred Shares which is not registered in the transfer records of Prentiss, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a person other than the registered holder of such Certificate or establish to the satisfaction of Mack-Cali that such tax or taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 1.16, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger

Consideration, without interest, into which the Prentiss Common Shares or Prentiss Series A Preferred Shares, as applicable, theretofore represented by such Certificate shall have been converted pursuant to Section 1.12, and any dividends or other distributions to which such holder is entitled pursuant to
Section 1.16(d). No interest will be paid or will accrue on the Merger Consideration upon the surrender of any Certificate or on any cash payable pursuant to Section 1.16(d) or Section 1.16(g).

     (d) RECORD DATES FOR FINAL DIVIDENDS; DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES.


                  (i) To the extent necessary to satisfy the requirements of
Section 857(a)(1) of the Code for the taxable year of Prentiss ending at the Effective Time of the Merger (and avoid the payment of tax with respect to undistributed income), Prentiss shall declare a dividend (the "Final Company Dividend") to holders of Prentiss Common Shares and Prentiss Series A Preferred Shares, the record date for which shall be the close of business on the last business day prior to the Effective Time of the Merger, in an amount equal to the minimum dividend sufficient to permit Prentiss to satisfy such requirements, and Prentiss Partnership shall declare a parallel and equivalent distribution to the holders of the Prentiss Units. If Prentiss determines it necessary to declare the Final Company Dividend, it shall notify Mack-Cali at least ten (10) days prior to the date for the Prentiss Shareholders Meeting (as defined in Section 5.1), and Mack-Cali shall declare a dividend per share to holders of Mack-Cali Common Shares, the record date for which shall be the close of business on the last business day prior to the Effective Times, in an amount per Mack-Cali Common Share equal to the quotient obtained by dividing (x) the Final Company Dividend per Prentiss Common Share paid by Prentiss by (y) the Exchange Ratio, and Mack-Cali Partnership shall declare a parallel and equivalent distribution, the record date for which shall be the close of business on the last business day prior to the Effective Times, to the holders of the Mack-Cali Common Units and the distributions to the holders of the Mack-Cali Preferred Units (as defined in Section 3.3(e)), the record date for which shall be the close of business on the last business day prior to the Effective Times. The dividends and distributions payable hereunder shall be payable on the last business day immediately preceding the Closing Date.

                  (ii) No dividends or other distributions with respect to Mack-Cali Common Shares with a record date after the Effective Times shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Mack-Cali Common Shares represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.16(g), in each case until the surrender of such Certificate in accordance with this
Section 1.16. Subject to the effect of applicable escheat laws, following surrender of any such Certificate there shall be paid to the holder of such Certificate, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of any fractional Mack-Cali Common Shares to which such holder is entitled pursuant to Section 1.16(g) and (ii) if such Certificate is exchangeable for one or more whole Mack-Cali Common Shares, (x) at the time of such surrender the amount of dividends or other distributions with a record date after the Effective Times theretofore paid with respect to such whole Mack-Cali Common Shares and (y) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Times but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole Mack-Cali Common Shares.

         (e) NO FURTHER OWNERSHIP RIGHTS IN PRENTISS COMMON SHARES AND PRENTISS SERIES A PREFERRED SHARES. All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Section 1.16 (including any cash paid pursuant to Section 1.16(g)) shall be deemed to have been paid in full satisfaction of all rights pertaining to the Prentiss Common Shares or Prentiss Series A

Preferred Shares, as applicable, theretofore represented by such Certificates; provided, however, that Prentiss shall transfer to the Exchange Agent cash sufficient to pay any dividends or make any other distributions with a record date prior to the Effective Times which may have been declared or made by Prentiss on such Prentiss Common Shares or Prentiss Series A Preferred Shares, as applicable, in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Times and have not been paid prior to such surrender, and there shall be no further registration of transfers on the stock transfer books of Prentiss of the Prentiss Common Shares and Prentiss Series A Preferred Shares which were outstanding immediately prior to the Effective Times. If, after the Effective Times, Certificates are presented to Mack-Cali for any reason, they shall be canceled and exchanged as provided in this Section 1.16.

         (f) NO LIABILITY. None of Prentiss, Mack-Cali or the Exchange Agent shall be liable to any person in respect of any Merger Consideration or dividends delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Exchange Fund delivered to the Exchange Agent pursuant to this Agreement that remains unclaimed for twelve
(12) months after the Effective Time shall be redelivered by the Exchange Agent to Mack-Cali, upon demand, and any holders of Certificates who have not theretofore complied with Section 1.16(c) shall thereafter look only to Mack-Cali for delivery of the Merger Consideration and any unpaid dividends, subject to applicable escheat and other similar laws.

         (g)      NO FRACTIONAL SHARES.

                  (i) No certificates or scrip representing fractional Mack-Cali Common Shares shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote, to receive dividends or to any other rights of a shareholder of Mack-Cali.

                  (ii) No fractional Mack-Cali Common Shares shall be issued pursuant to this Agreement. In lieu of the issuance of any fractional Mack-Cali Common Shares pursuant to this Agreement, each holder of Prentiss Common Shares upon surrender of a Certificate for exchange shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the average closing price of one Mack-Cali Common Share on the New York Stock Exchange (the "NYSE") on the five trading days immediately preceding the Closing Date (the "Fair Market Value") by (ii) the fractional amount of the Mack-Cali Common Shares which such holder would otherwise be entitled to receive under this Section 1.16.

         (h) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Mack-Cali or the Exchange Agent, the posting by such person of a bond in such reasonable amount as Mack-Cali or the Exchange Agent may direct (but consistent with the practices Mack-Cali applies to its own shareholders) as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Mack-Cali Common Shares to which the holders thereof are entitled pursuant to Section 1.12, any cash payable pursuant to Section 1.16(g) to which the holders thereof are entitled and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.16(d).

         (i) APPLICABILITY TO PARTNERSHIP MERGER. All provisions of this Section
1.16 shall apply to Prentiss Partnership, Mack-Cali Partnership and the Prentiss Common Units and the Prentiss Preferred Units with respect to the Partnership Merger.

                                    ARTICLE 2
       REPRESENTATIONS AND WARRANTIES OF PRENTISS AND PRENTISS PARTNERSHIP

         Except as set forth in the letter of even date herewith signed by the Chairman or Chief Executive Officer of Prentiss and delivered to Mack-Cali prior to the execution hereof (the "Prentiss Disclosure Letter"), Prentiss and Prentiss Partnership represent and warrant to Mack-Cali and Mack-Cali Partnership as follows:

         2.1 ORGANIZATION, STANDING AND POWER OF PRENTISS. Prentiss is a real estate investment trust duly organized, validly existing and in good standing under the laws of the state of Maryland. Prentiss has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Prentiss' Declaration of Trust is in effect, and no dissolution, revocation or forfeiture proceedings regarding Prentiss have been commenced. Prentiss is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of Prentiss and the Prentiss Subsidiaries (as defined below), taken as a whole (a "Prentiss Material Adverse Effect"). A Prentiss Material Adverse Effect shall not include (i) the effects related to general economic changes, changes in the U.S. financial markets generally, changes that affect real estate investment trusts generally and changes that affect office real estate generally or (ii) the effects specified in Section 2.5(c) with respect to the items listed in part (ii) of Section 2.5(c) to the extent disclosed in Schedule 2.5(c) of the Prentiss Disclosure Letter. Prentiss has delivered to Mack-Cali complete and correct copies of Prentiss' Declaration of Trust and Bylaws, in each case, as amended or supplemented to the date of this Agreement.

         2.2 PRENTISS SUBSIDIARIES.

         (a) Schedule 2.2(a) to the Prentiss Disclosure Letter sets forth (A) each Subsidiary (as defined below) of Prentiss (the "Prentiss Subsidiaries") and the Prentiss Non-controlled Subsidiary (which Prentiss Non-controlled Subsidiary constitutes the only entity in which Prentiss owns a non-voting equity interest and has no right to control except as set forth on Schedule 2.4 of the Prentiss Disclosure Letter), (B) the ownership interest therein of Prentiss, (C) if not directly or indirectly wholly owned by Prentiss or its Affiliates, the identity and ownership interest of each of the other owners of such Prentiss Subsidiary or Prentiss Non-controlled Subsidiary, as applicable, (D) each office property and other commercial property owned or managed by such Prentiss Subsidiary or Prentiss Non-controlled Subsidiary, as applicable, and (E) if such property is not wholly owned by such Prentiss Subsidiary or Prentiss Non-controlled Subsidiary, as applicable, the identity and ownership interest of each of the other owners of such property. Except as set forth on Schedule 2.2(a) to the Prentiss Disclosure Letter, Prentiss has never owned greater than 10% of the voting stock of any corporation other than a Qualified REIT Subsidiary (as defined under Section 856(i)(2) of the Code). As used in this Agreement, "Subsidiary" of any Person (as defined below) means any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person owns (either directly or through or together with another Subsidiary of such Person) either (1) a general partner, managing member or other similar interest, or (2) (x) 10% or more of the voting power of the voting capital stock or other equity interests, or (y) 10% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity. As used herein, "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.
Schedule 2.4 to the Prentiss Disclosure Letter sets forth a true and complete list of the equity securities owned by Prentiss, directly or indirectly, in any corporation, partnership, limited liability company, joint venture or other legal entity, excluding Prentiss Subsidiaries and the Prentiss Non-controlled Subsidiary.

         (b) Except as set forth in Schedule 2.2(b) to the Prentiss Disclosure Letter, (i) all of the outstanding shares of capital stock of each Prentiss Subsidiary and Prentiss Non-controlled Subsidiary that is a corporation have been duly authorized, validly issued and are (A) fully paid and nonassessable and not subject to preemptive rights, (B) owned by Prentiss or by another Prentiss Subsidiary or Prentiss Non-controlled Subsidiary and (C) owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and (ii) all equity interests in each Prentiss Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by Prentiss, by another Prentiss Subsidiary or Prentiss Non-controlled Subsidiary or by Prentiss and another Prentiss Subsidiary or Prentiss Non-controlled Subsidiary are owned free and clear of all Liens. Each Prentiss Subsidiary and Prentiss Non-controlled Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted, and each Prentiss Subsidiary that is a partnership, limited liability company or trust is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Each Prentiss Subsidiary and Prentiss Non-controlled Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Prentiss Material Adverse Effect. Complete and correct copies of the articles of incorporation, bylaws, organizational documents and partnership, joint venture and operating agreements of each Prentiss Subsidiary and Prentiss Non-controlled Subsidiary, as amended to the date of this Agreement, have been previously delivered or made available to Mack-Cali. No effective amendment has been made to the Prentiss Partnership Agreement since May 16, 2000.

         2.3      CAPITAL STRUCTURE.

         (a) The authorized shares of beneficial interest of Prentiss consist of
(i) 20,000,000 preferred shares of beneficial interest, $0.01 par value per share, 3,773,585 of which are issued and outstanding as Prentiss Series A Preferred Shares on the date hereof, and (ii) 100,000,000 Prentiss Common Shares, 36,288,480 of which were issued and outstanding as of the date hereof and 4,098,136 of which were held in treasury.

         (b) Set forth in Schedule 2.3(b) to the Prentiss Disclosure Letter is a true and complete list of the following: (i) each qualified or nonqualified option to purchase shares of beneficial interest of

Prentiss granted under the Trustee's Share Incentive Plan, the 1996 Share Incentive Plan, Employee Share Purchase Plan or any other formal or informal arrangement (collectively, the "Prentiss Share Options"); and (ii) all other warrants or other rights to acquire shares of beneficial interest of Prentiss, all stock appreciation rights, restricted stock, deferred compensation accounts, phantom stock, dividend equivalents, performance units and performance awards and other awards, which are outstanding on the date of this Agreement ("Prentiss Share Rights"). Schedule 2.3(b) to the Prentiss Disclosure Letter sets forth for each Prentiss Share Option and Prentiss Share Right the name of the grantee, the date of the grant, status of the option as qualified or nonqualified under
Section 422 of the Code, the number and type of shares of beneficial interest of Prentiss subject to such option, the number and type of shares subject to options that are currently exercisable, the exercise price per share, and the number and type of such shares subject to stock appreciation rights. On the date of this Agreement, no shares of beneficial interest of Prentiss were outstanding or reserved for issuance except as set forth in this Section 2.3 or in Schedule 2.3(b) to the Prentiss Disclosure Letter.

         (c) All outstanding shares of beneficial interest of Prentiss are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Prentiss having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Prentiss may vote.

         (d) Except (i) as set forth in this Section 2.3 or in Schedule 2.3(d) to the Prentiss Disclosure Letter, (ii) Prentiss Common Units, which may be redeemed for cash or, at the option of Prentiss, Prentiss Common Shares at a rate of one Prentiss Common Share for each Prentiss Common Unit, and (iii) Prentiss Common Shares issuable upon the conversion of Prentiss Series A Preferred Shares, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Prentiss or any Prentiss Subsidiary or Prentiss Non-controlled Subsidiary is a party or by which such entity is bound, obligating Prentiss or any Prentiss Subsidiary or Prentiss Non-controlled Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Prentiss or any Prentiss Subsidiary or Prentiss Non-controlled Subsidiary or obligating Prentiss or any Prentiss Subsidiary or Prentiss Non-controlled Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to Prentiss or a Prentiss Subsidiary or Prentiss Non-controlled Subsidiary).

         (e) As of the date of this Agreement, 37,870,247 Prentiss Common Units, 1,900,000 Prentiss Series B Preferred Units and 2,000,000 Prentiss Series C Preferred Units are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive rights. Schedule 2.3(e) to the Prentiss Disclosure Letter sets forth the name of each holder of Prentiss Common Units and Prentiss Preferred Units and the number of Prentiss Common Units and Prentiss Preferred Units, as applicable, owned by each such holder as of the date of this Agreement. The Prentiss Units are subject to no restrictions except as set forth in the Prentiss Partnership Agreement. Except as provided in the Prentiss Partnership Agreement and the Registration Rights Agreements set forth on
Schedule 2.3(g) of the Prentiss Disclosure Letter, Prentiss Partnership has not issued or granted and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, the issuance or sale of interests in Prentiss Partnership, whether issued or unissued, or securities convertible or exchangeable into interests in Prentiss Partnership.

         (f) Other than the dividend of $0.485 per Prentiss Common Share, Prentiss Series A Preferred Share and Prentiss Common Unit payable on July 14, 2000 to holders of record on June 30, 2000, and an aggregate amount of dividends of $3,152,500 payable on or before July 3, 2000 to holders of record of the Prentiss Preferred Units, all dividends on Prentiss Common Shares and Prentiss Series A Preferred Shares, and all distributions on Prentiss Common Units and Prentiss Preferred Units, which have been declared prior to the date of this Agreement, have been paid in full.

         (g) Set forth on Schedule 2.3(g) to the Prentiss Disclosure Letter is a list of each Registration Rights Agreement or other agreement between Prentiss and/or Prentiss Partnership, on the one hand, and one or more other parties, on the other hand, which sets forth the rights of any such other party or parties to cause the registration of any securities of Prentiss and/or Prentiss Partnership pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         2.4 OTHER INTERESTS. Except for interests in the Prentiss Subsidiaries, the Prentiss Non-controlled Subsidiary and certain other entities as set forth in Schedule 2.4(a) to the Prentiss Disclosure Letter (the "Prentiss Other Interests"), none of Prentiss, Prentiss Partnership, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business trust, limited liability company or other entity with a fair market value as of the date of this Agreement greater than $1,000,000 or which represents 5% or more of the outstanding voting power, capital stock or other ownership interest of any class in any such corporation, partnership, joint venture, business trust, limited liability company or other entity (other than investments in short-term investment securities). With respect to the Prentiss Other Interests, Prentiss or Prentiss Partnership owns such interests free and clear of all Liens, except as otherwise indicated on Schedule 2.4(a) to the Prentiss Disclosure Letter. None of Prentiss, Prentiss Partnership, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary is in material breach of any provision of any agreement, document or contract which is of a material nature governing its rights in or to the Prentiss Other Interests, all of which agreements, documents and contracts are (a) set forth in Schedule 2.4(b) to the Prentiss Disclosure Letter or disclosed in the Prentiss SEC Documents, (b) unmodified except as described therein and (c) in full force and effect. To the Knowledge of Prentiss (as hereinafter defined), the other parties to any such agreement, document or contract which is of a material nature are not in breach of any of their respective obligations under such agreements, documents or contracts other than breaches which, in the aggregate, would not reasonably be expected to have a Prentiss Material Adverse Effect.

         2.5      Authority; Noncontravention; Consents.
                  -------------------------------------

         (a) Prentiss has the requisite trust power and authority to enter into this Agreement and, subject to the requisite shareholder approval of the Merger and any other related matters (the "Prentiss Shareholder Approvals"), to consummate the transactions contemplated by this Agreement to which Prentiss is a party. The execution and delivery of this Agreement by Prentiss and the consummation by Prentiss of the transactions contemplated by this Agreement to which Prentiss is a party have been duly authorized by all necessary action on the part of Prentiss, except for and subject to the Prentiss Shareholder Approvals and the Prentiss Partner Approvals with respect to the consummation of the Mergers only. This Agreement has been duly executed and delivered by Prentiss and, subject to the Prentiss Shareholder Approvals with respect to the consummation of the Merger only and assuming this Agreement constitutes the valid and binding agreement of Mack-Cali, constitutes a valid and binding obligation of Prentiss, enforceable against Prentiss in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         (b) Prentiss Partnership has the requisite partnership power and authority to enter into this Agreement and, subject to the requisite Prentiss Partner Approvals, to consummate the transactions contemplated by this Agreement to which Prentiss Partnership is a party. The execution and delivery of this Agreement by Prentiss Partnership and the consummation by Prentiss Partnership of the transactions contemplated by this Agreement to which Prentiss Partnership is a party have been duly authorized by all necessary action on the part of Prentiss Partnership, except for and subject to the Prentiss Shareholder Approvals and the Prentiss Partner Approvals. This Agreement has been duly executed and delivered by Prentiss Partnership and constitutes a valid and binding obligation of Prentiss Partnership, enforceable against Prentiss Partnership in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         (c) Except as set forth in Schedule 2.5(c)(1) to the Prentiss Disclosure Letter, the execution and delivery of this Agreement by Prentiss and Prentiss Partnership do not, and the consummation of the transactions contemplated by this Agreement to which Prentiss or Prentiss Partnership is a party and compliance by Prentiss or Prentiss Partnership with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to material loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Prentiss or any Prentiss Subsidiary under, (i) subject to the Prentiss Shareholder Approvals with respect to the consummation of the Merger only, the Declaration of Trust or the Bylaws of Prentiss or the comparable charter or organizational documents or partnership, operating, or similar agreement (as the case may be) of any Prentiss Subsidiary or Prentiss Non-controlled Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Prentiss or any Prentiss Subsidiary or Prentiss Non-controlled Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") applicable to Prentiss or any Prentiss Subsidiary or Prentiss Non-controlled Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) have a Prentiss Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to Prentiss or any Prentiss Subsidiary or Prentiss Non-controlled Subsidiary in connection with the execution and delivery of this Agreement by Prentiss or the consummation by Prentiss of any of the transactions contemplated by this Agreement, except for
(i) filings with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the acceptance for record of the Articles of Merger by the Department, (iii) the filing of the Certificate of Merger with the Secretary, (iv) filings with the NYSE, (v) such filings as may be required in connection with the payment of any transfer and gains taxes, (vi) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and (vii) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 2.5(c)(2) to the Prentiss Disclosure Letter, (B) as may be required under (x) laws requiring transfer, recordation or gains tax filings, (y) federal, state or local environmental laws or (z) the "blue sky" laws of various states, to the extent applicable or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Prentiss from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Prentiss Material Adverse Effect.

         2.6 SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. Prentiss has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1998 through the date hereof (the "Prentiss SEC Documents"). Schedule 2.6(a) to the Prentiss Disclosure Letter contains a complete list of all Prentiss SEC Documents filed by Prentiss with the SEC since January 1, 1998 and on or prior to the date of this Agreement. All of the Prentiss SEC Documents (other than preliminary material or material subsequently amended), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and, in each case, the rules and regulations promulgated thereunder applicable to such Prentiss SEC Documents. None of the Prentiss SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been amended, modified or superseded by later Prentiss SEC Documents filed and publicly available prior to the date of this Agreement. The consolidated financial statements of Prentiss and the Prentiss Subsidiaries (including Prentiss Partnership) included in the Prentiss SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of Prentiss and the Prentiss Subsidiaries (including Prentiss Partnership) taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in Schedule 2.6(b) to the Prentiss Disclosure Letter, Prentiss has no Subsidiaries which are not consolidated for accounting purposes. Except for liabilities and obligations set forth in the Prentiss SEC Documents or in Schedule 2.6(c) to the Prentiss Disclosure Letter, none of Prentiss, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Prentiss or in the notes thereto and which, individually or in the aggregate, would have a Prentiss Material Adverse Effect.

         2.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Prentiss SEC Documents or in Schedule 2.7 to the Prentiss Disclosure Letter, since the date of the most recent audited financial statements included in the Prentiss SEC Documents (the "Prentiss Financial Statement Date"), Prentiss, the Prentiss Subsidiaries (including Prentiss Partnership) and the Prentiss Non-controlled Subsidiary have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any material adverse change in the business, properties, assets, financial condition or results of operations of Prentiss and the Prentiss Subsidiaries (including Prentiss Partnership) taken as a whole (a "Prentiss Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Prentiss Material Adverse Change, (b) any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any shares of Prentiss' beneficial interest, except for (i) regular quarterly distributions not in excess of $0.485 per Prentiss Series A Preferred Share, per Prentiss Common Share or per Prentiss Common Unit, respectively, and an aggregate of $3,152,500 to holders of the Prentiss Preferred Units, in each case with customary record and payment dates or (ii) any final Prentiss and corresponding Prentiss Partnership distribution contemplated by this Agreement, (c) any split, combination or reclassification of shares of Prentiss' beneficial interest or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of beneficial interest of Prentiss or partnership interests in Prentiss Partnership or any issuance of an ownership interest in, any Prentiss Subsidiary or Prentiss Non-controlled Subsidiary, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have a Prentiss Material Adverse Effect, (e) any change in accounting methods, principles or practices by Prentiss, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in Prentiss SEC Documents or required by a change in GAAP, or (f) any amendment of any employment, consulting, severance, retention or any other agreement between Prentiss and any officer or director of Prentiss.

         2.8 LITIGATION. Except as disclosed in the Prentiss SEC Documents or in
Schedule 2.8 to the Prentiss Disclosure Letter, and other than bodily injury and other tort litigation arising from the ordinary course of operations of Prentiss and its Subsidiaries (a) which are substantially covered by insurance or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending (in which service of process has been received by an employee of Prentiss, a Prentiss Subsidiary or a Prentiss Non-controlled Subsidiary) or, to the Knowledge of Prentiss (as hereinafter defined), threatened in writing against or affecting Prentiss or any Prentiss Subsidiary or Prentiss Non-controlled Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have a Prentiss Material Adverse Effect or
(ii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any court or Governmental Entity or arbitrator outstanding against Prentiss or any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect. Notwithstanding the foregoing, (x) Schedule 2.8 to the Prentiss Disclosure Letter sets forth each and every material uninsured claim, equal employment opportunity claim and claim relating to sexual harassment and/or discrimination pending or, to the Knowledge of Prentiss, threatened as of the date hereof, in each case with a brief summary of such claim or threatened claim and (y) no claim has been made under any directors' and officers' liability insurance policy maintained at any time by Prentiss, any of the Prentiss Subsidiaries or the Prentiss Non-controlled Subsidiary.

         2.9      PROPERTIES.

         (a) Except as provided in Schedule 2.2(a) or Schedule 2.9(a) to the Prentiss Disclosure Letter, Prentiss or the Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary set forth on Schedule 2.2(a) to the Prentiss Disclosure Letter owns fee simple title to, or holds ground leases for, each of the real properties identified in Schedule 2.2(a) to the Prentiss Disclosure Letter (the "Prentiss

Properties"), which are all of the real estate properties owned by them, in each case (except as provided below) free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("Encumbrances"). Schedule 2.2(a) to the Prentiss Disclosure Letter further identifies which of the Prentiss Properties are owned in fee simple by Prentiss or the Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary and which of the Prentiss Properties are subject to a ground lease. Except as set forth in Schedule 2.2(a) to the Prentiss Disclosure Letter, no other Person has any ownership interest in any of the Prentiss Properties, and any such ownership interest so scheduled does not materially detract from the value of the Prentiss Subsidiary's or Prentiss Non-controlled Subsidiary's (as the case may be) interest in, or materially interfere with the present use of, any of the Prentiss Properties subject thereto or affected thereby. Except as set forth in Schedule 2.9(a) to the Prentiss Disclosure Letter, none of the Prentiss Properties is subject to any restriction on the sale or other disposition thereof or on the financing or release of financing thereon. The Prentiss Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions") or Encumbrances, except for (i) Property Restrictions and Encumbrances set forth in the Prentiss Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental or authority with respect to real property, including zoning regulations, which do not materially adversely affect the current use of any Prentiss Property, (iii) Property Restrictions and Encumbrances disclosed on existing title reports or existing surveys or subsequently granted by Prentiss or the Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary, which Property Restrictions and Encumbrances, in any event, do not materially detract from the value of, or materially interfere with the present use of, any of the Prentiss Properties subject thereto or affected thereby and (iv) liens for real estate taxes not yet due and payable, mechanics', carriers', workmen's, repairmen's liens and other Encumbrances and Property Restrictions, if any, which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of any of the Prentiss Property subject thereto or affected thereby. Schedule 2.9(a) to the Prentiss Disclosure Letter lists each of the Prentiss Properties which are under development as of the date of this Agreement and describes the status of such development as of the date hereof.

         (b) Except as provided in Schedule 2.2(a) or Schedule 2.9(b) to the Prentiss Disclosure Letter, valid policies of title insurance have been issued insuring the applicable Prentiss Subsidiary's or Prentiss Non-controlled Subsidiary's (as the case may be) fee simple title or leasehold estate, as the case may be, to the Prentiss Properties owned by it in amounts at least equal to the purchase price therefor paid by such Prentiss Subsidiary or Prentiss Non-controlled Subsidiary at the time of acquisition of such Prentiss Properties. To Prentiss' Knowledge, such policies are, at the date hereof, in full force and effect. No material claim has been made against any such policy.

         (c) Except as provided in Schedule 2.9(c) to the Prentiss Disclosure Letter, to the Knowledge of Prentiss, there does not exist (i) any certificate, permit or license from any governmental authority having jurisdiction over any of the Prentiss Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Prentiss Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Prentiss Properties that has not been obtained and is not in full force and effect, other than with respect to such certificates, permits, licenses, agreements, easement or other rights, the failure of which to have or maintain would not have a Prentiss Material Adverse Effect, (ii) any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement materially and adversely affecting any of the Prentiss

Properties issued by any governmental authority which would have a Prentiss Material Adverse Effect or (iii) any structural defect or defects relating to any Prentiss Property, Prentiss Properties whose building systems are not in working order, any physical damage to any Prentiss Property for which there is no insurance in effect covering a substantial portion of the cost of the restoration, except such structural defects, building systems not in working order, physical damage, renovation and restoration which, in the aggregate, would not have a Prentiss Material Adverse Effect.

         (d) None of Prentiss, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary has received any written or published notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Prentiss Properties or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Prentiss Properties or by the continued maintenance, operation or use of the parking areas other than such notices which, in the aggregate, would not have a Prentiss Material Adverse Effect. Except as set forth in Schedule 2.9(d) or 4.1(i) to the Prentiss Disclosure Letter, all work required to be performed, payments required to be made and actions required to be taken, other than those which would not have a Prentiss Material Adverse Effect, prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to any Prentiss Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) have been performed, paid or taken, as the case may be, except where the failure to do so would not, in the aggregate, have a Prentiss Material Adverse Effect, and Prentiss has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements, except as set forth in development or operating budgets for such Prentiss Properties delivered to Mack-Cali and Mack-Cali Partnership prior to the date hereof and except for such work, payments or actions which, in the aggregate, would not have a Prentiss Material Adverse Effect.

         (e) The rent rolls requested by Mack-Cali and previously provided by Prentiss to Mack-Cali (the "Prentiss Rent Roll") lists substantially all Prentiss Space Leases (as defined below) in effect as of the respective dates indicated on such Prentiss Rent Rolls except for Prentiss Space Leases for which the payment of rent has not commenced. "Prentiss Space Lease" means each lease or other right of occupancy affecting or relating to a property in which Prentiss Partnership (or an entity in which it directly or indirectly has an interest) is the landlord, either pursuant to the terms of the lease agreement or as successor to any prior landlord, but excluding any ground lease. Those copies of Prentiss Space Leases made available to Mack-Cali are true, correct and complete copies of all such Prentiss Space Leases, including all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, as of the date hereof. Except for discrepancies that, either individually or in the aggregate, would not reasonably be expected to have a Prentiss Material Adverse Effect, all information set forth in the Prentiss Rent Roll is true, correct and complete as of the date thereof. Except as set forth in a delinquency report made available to Mack-Cali, none of Prentiss or any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary, on the one hand, nor, to the Knowledge of Prentiss or Prentiss Partnership, any other party, on the other hand, is in monetary default under any Prentiss Space Lease, except for such defaults that would not reasonably be expected to have a Prentiss Material Adverse Effect.

         2.10     ENVIRONMENTAL MATTERS.

         (a) "Environmental Law" shall mean all applicable Laws relating to the protection of human health or safety, natural resources or the environment, including, without limitation, Laws relating to the use, manufacturing, generation, recycling, reuse, sale, storage, handling, transport, treatment or disposal of any Hazardous Materials (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. sections 9601 et seq. ("CERCLA")). "Hazardous Materials" shall mean substances, wastes or materials listed, regulated or defined under any Environmental Law, and shall include, without limitation, "hazardous wastes," "pollutants," "contaminants," "hazardous substances," "hazardous materials," petroleum or any fraction thereof, asbestos, lead-paint, urea-formaldehyde, and polychlorinated biphenyls. "Release" shall have the meaning set forth in Section 101 of CERCLA, without regard to the exclusions set forth therein.

         (b) Except as disclosed in Schedule 2.10(a) to the Prentiss Disclosure Letter,

                  (i) to the Knowledge of Prentiss, none of Prentiss, any of the Prentiss Subsidiaries or the Prentiss Non-controlled Subsidiary or any other Person has caused or permitted the presence of any Hazardous Materials at, on or under, or migrating from or onto, any of the Prentiss Properties, such that the presence of such Hazardous Materials (including the presence of asbestos in any buildings or improvements at the Prentiss Properties) would, individually or in the aggregate, reasonably be expected to have a Prentiss Material Adverse Effect;

                  (ii) to the Knowledge of Prentiss, during the period of such ownership, operation or tenancy, except in accordance with the Environmental Permits (as defined herein) there has been no Release of Hazardous Materials at, on, under or from or onto (A) the Prentiss Properties or (B) any real property previously owned, operated or leased by Prentiss or the Prentiss Subsidiaries or the Prentiss Non-controlled Subsidiary (the "Former Prentiss Properties"), and to the Knowledge of Prentiss there does not exist any Release of Hazardous Materials having occurred or presently occurring at, on, under or from or onto the Prentiss Properties or the Former Prentiss Properties, which would, individually or in the aggregate, reasonably be expected to have a Prentiss Material Adverse Effect;

                  (iii) Prentiss, the Prentiss Subsidiaries and the Prentiss Non-controlled Subsidiary have complied in all material respects with all Environmental Laws, and, to the Knowledge of Prentiss, none of Prentiss, the Prentiss Subsidiaries or the Prentiss Non-controlled Subsidiary has any liability under existing Environmental Laws, except to the extent that any such failure to comply or any such liability, individually or in the aggregate, would not reasonably be expected to have a Prentiss Material Adverse Effect; and

                  (iv) Prentiss, the Prentiss Subsidiaries and the Prentiss Non-controlled Subsidiary have been duly issued, and currently have and will maintain through the Closing Date, all permits, licenses, certificates and approvals required under any Environmental Law (collectively, the "Environmental Permits") necessary to operate their businesses as currently operated except where the failure to obtain and maintain such Environmental Permits would not have a material adverse effect on the Prentiss Property, Prentiss the Prentiss Subsidiaries and the Prentiss Non-controlled Subsidiary.

         (c) Prentiss has previously delivered or made available to Mack-Cali complete copies of all material information, documents and reports, including, without limitation, environmental investigations and testing or analysis that are in the possession or control of any of Prentiss, the Prentiss Subsidiaries or the Prentiss Non-controlled Subsidiary which are located in its Dallas corporate office and which relate to compliance with Environmental Laws by any of them or to the past or current environmental condition of the Prentiss Properties.

         2.11 RELATED PARTY TRANSACTIONS. Except as disclosed in the Prentiss SEC Documents, set forth in Schedule 2.11 to the Prentiss Disclosure Letter is a list of all material arrangements, agreements and contracts entered into by Prentiss, any of the Prentiss Subsidiaries and the Prentiss Non-controlled Subsidiary with (a) any investment banker or financial advisor that would impose obligations on the Surviving Corporation after Closing or (b) any person who is an officer, director or Affiliate (as defined below) of Prentiss, any of the Prentiss Subsidiaries or the Prentiss Non-controlled Subsidiary, any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate. Except as disclosed in the Prentiss SEC Documents, copies of all of the foregoing have previously been delivered or made available to Mack-Cali. As used in this Agreement, the term "Affiliate" shall have the same meaning as such term is defined in Rule 405 promulgated under the Securities Act.

         2.12 EMPLOYEE BENEFITS. As used herein, the term "Prentiss Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other employee benefit plan, trust, agreement, contract, agreement, policy or commitment (including, without limitation, any pension plan ("Pension Plan"), as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), and any welfare plan ("Welfare Plan") as defined in Section 3(1) of ERISA, whether any of the foregoing is funded, insured or self-funded, written or oral, (i) sponsored or maintained by Prentiss or any entity which is a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with Prentiss as such terms are defined in Section 414 of the Code (each, including Prentiss, a "Prentiss ERISA Affiliate"), including any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary (if any is a Prentiss ERISA Affiliate) and covering any Prentiss ERISA Affiliate's active or former employees (or their beneficiaries), (ii) to which any Prentiss ERISA Affiliate is a party or by which any Prentiss ERISA Affiliate (or any of the rights, properties or assets thereof) is bound or (iii) with respect to which any current Prentiss ERISA Affiliate may otherwise have any material liability (whether or not such Prentiss ERISA Affiliate still maintains such Prentiss Employee Plan). Each Prentiss Employee Plan is listed on Schedule 2.12 to the Prentiss Disclosure Letter. With respect to the Prentiss Employee Plans:

         (a) Except as disclosed in Schedule 2.12(a) to the Prentiss Disclosure Letter, no Prentiss ERISA Affiliate has any continuing liability under any Welfare Plan or other Prentiss Employee Plan which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by
Section 4980B of the Code or Section 601 (ET SEQ.) of ERISA, or under any applicable state law, and at the expense of the participant or the beneficiary of the participant. Except as set forth on Schedule 2.12(a), none of the Prentiss Employee Plans that are welfare benefit plans are self insured or multiple employer welfare arrangements as defined in Section 3(40) of ERISA, and except as set forth on Schedule 2.12(a), there are no reserves, assets surpluses or prepaid premiums with respect to such welfare benefit plans. No event or condition exists with respect to any Prentiss Employee Plan that could subject any Prentiss ERISA Affiliate to any material Tax under Section 4980B of the Code or any predecessor provision of such section of the Code, 4980D of the Code or any liability under similar state laws.

         (b) Except as disclosed in Schedule 2.12(b) to the Prentiss Disclosure Letter, each Prentiss Employee Plan complies in all material respects with the applicable requirements of ERISA and any other applicable law governing such Prentiss Employee Plan, and, to the Knowledge of Prentiss, each Prentiss Employee Plan has at all times been properly administered in all material respects in accordance with all such requirements of law, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of law. Each Pension Plan which is intended to be qualified is qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS stating that such Plan meets the requirements of Section 401(a) of the Code and that the trust associated with such Plan is tax-exempt under Section 501(a) of the Code or has pending an application for such a letter and, to the Knowledge of Prentiss, no event has occurred which would jeopardize the qualified status of any such plan or the tax exempt status of any such trust under Section 401(a) and Section 501(a) of the Code, respectively. Except as described in Schedule 2.12(b) to the Prentiss Disclosure Letter, no lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any person or governmental entity have been filed, are pending, or, to the Knowledge of Prentiss, are threatened with respect to any Prentiss Employee Plan and, to the Knowledge of Prentiss, there is no fact or contemplated event which would be expected to give rise to any such lawsuit, claim (other than routine claims for benefits) or complaint with respect to any Pension Plan. Without limiting the foregoing, with respect to each Prentiss Employee Plan:

                  (i) all contributions and payments with respect to Prentiss Employee Plans that are required to be made by a Prentiss ERISA Affiliate with respect to periods ending on or before the Closing Date (including periods from the first day of the current plan or policy year to the Closing Date) have been, or will be, made or accrued before the Closing Date in accordance with the appropriate plan document, actuarial report, collective bargaining agreements or insurance contracts or arrangements or as otherwise required by ERISA or the Code; and

                  (ii) with respect to each such Prentiss Employee Plan, to the extent applicable, Prentiss has delivered to or has made available to Mack-Cali true and complete copies of (A) plan documents, summary plan descriptions and any and all other documents that establish the existence of the plan, trust, arrangement, contract, policy or commitment and all amendments thereto, (B) the most recent determination letter, if any, received from the IRS, (C) the three most recent Form 5500 Annual Reports (and all schedules and reports relating thereto) and actuarial reports and (D) all related trust agreements, insurance contracts or other funding agreements that implement each such Prentiss Employee Plan.

         (c) Except as disclosed in Schedule 2.12(c) to the Prentiss Disclosure Letter, with respect to each Prentiss Employee Plan (i) there has not occurred, and no person or entity is contractually bound to enter into, any "prohibited transaction" within the meaning of Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or
Section 408 of ERISA and (ii) there has not occurred any breach of fiduciary duty under Title I of ERISA, which in either case could subject Prentiss or any Prentiss ERISA Affiliate to material liability.

         (d) No Prentiss ERISA Affiliate has maintained or been obligated to contribute to any Pension Plan subject to Code Section 412 or Title IV of ERISA. No Pension Plan subject to Code Section 412 or Title IV of ERISA has been terminated. No Prentiss Employee Plan is a "multiemployer plan" within the meaning of Section 3(37) or 4001(a)(3) of ERISA.

         (e) With respect to each Prentiss Employee Plan maintained by any Prentiss ERISA Affiliate, such Plans provide the Plan Sponsor the authority to amend or terminate the plan at any time, subject to applicable requirements of ERISA and the Code.

         (f) Each Pension Plan that is not qualified under Code section 401(a) or 403(a) is exempt from Part 2, 3, and 4 of Title I of ERISA as an unfunded benefit plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) ERISA. Except as disclosed on Schedule 2.12(f) to the Prentiss Disclosure Schedule, no assets of Prentiss are allocated to or held in a "rabbi trust" or similar funding vehicle.

         2.13     Employees / Employee Policies.
                  -----------------------------

         (a) The employee handbooks of Prentiss, the Prentiss Subsidiaries and the Prentiss Non-controlled Subsidiary currently in effect are attached as
Schedule 2.13 to the Prentiss Disclosure Letter and fairly and accurately summarize all material employee policies, vacation policies and payroll policies. Schedule 2.13(a) to the Prentiss Disclosure Letter sets forth a list, true and correct in all material respects, of the names of all current employees of Prentiss, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary (each a "Prentiss Controlled Group Member") (including employees who are also directors or officers of any Prentiss Controlled Group Member) (the "Prentiss Employees") all of whom are located in the United States and with respect to each such Employee, such person's job title, the location of employment of such Prentiss Employee, such Prentiss Employee's date of employment, and the current salary and bonus paid in 1999. Except as disclosed on Schedule 2.13(a) to the Prentiss Disclosure Letter and except for travel advances which have been granted in the ordinary course of business, there are no outstanding loans from any Prentiss Controlled Group Member to any Prentiss Employee, former employee, consultant or any related party. Except as disclosed on Schedule 2.13(a) to the Prentiss Disclosure Letter, the Prentiss Controlled Group Members do not have any employment or other compensation agreements with any Prentiss Employees or former employees. To Prentiss' Knowledge, Prentiss is not in breach of any material terms of any such employment agreements of any of the Prentiss Employees.

         (b) Except as disclosed on Schedule 2.13(b) to the Prentiss Disclosure Letter, there are no material controversies, strikes, slowdowns, lockouts, work stoppages, picketing, grievances, unfair labor practice charges, investigations, charges, complaints, disputes or other proceedings pending or threatened between any Prentiss Controlled Group Member and any of the Prentiss Employees or former employees.

         2.14     Taxes.
                  -----

         (a) Each of Prentiss, the Prentiss Subsidiaries and the Prentiss Non-controlled Subsidiary (i) has filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and all such returns and reports are accurate and complete in all material respects, (B) has paid (or Prentiss has paid on its behalf) all Taxes (as defined herein) shown on such returns and reports as required to be paid by it, and (C) has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections

1441, 1442, 1445, 3121, and 3402 of the Code or similar provisions under any foreign laws) and has, within the time period prescribed by law, withheld and paid over to the proper governmental entities all amounts required to be so withheld and paid over under applicable laws and regulations, except, with respect to all of the foregoing, where the failure to file such tax returns and reports or failure to pay such Taxes or failure to comply with such withholding requirements would not reasonably be expected to have a Prentiss Material Adverse Effect. The most recent audited financial statements contained in the Prentiss SEC Documents reflect an adequate reserve for all material Taxes payable by Prentiss, the Prentiss Subsidiaries and the Prentiss Non-controlled Subsidiary for all taxable periods and portions thereof through the date of such financial statements. Since the Prentiss Financial Statement Date, Prentiss has incurred no liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and none of Prentiss, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary has incurred any material liability for Taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentences will be imposed upon Prentiss, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary. None of Prentiss, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary is the subject of any audit, examination, or other proceeding in respect of federal income Taxes, and to the Knowledge of Prentiss, no audit, examination or other proceeding in respect of federal income Taxes involving any of Prentiss, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary is being considered by any Tax authority. To the Knowledge of Prentiss, no deficiencies for any Taxes have been proposed, asserted or assessed against Prentiss, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending. As used in this Agreement, "Taxes" shall include all taxes, charges, fees, levies and other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding (including, without limitation, dividend withholding and withholding required pursuant to Sections 1445 and 1446 of the Code), social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis, and any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments.

         (b) Prentiss (i) since its formation and through December 31, 1999, has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated since January 1, 2000, to the date of this representation, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year ending December 31, 2000 and, if later, for the taxable year of Prentiss ending on the Closing Date, and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT and no such challenge is pending or, to the Knowledge of Prentiss, threatened. Each Prentiss Subsidiary which is a partnership, joint venture or limited liability company (1) has been treated since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation and (2) has not since the later of its formation or the acquisition by Prentiss of a direct or indirect interest therein, owned any assets (including, without limitation, securities) that would cause Prentiss to violate Section 856(c)(5) of the Code. Each Prentiss Subsidiary which is a corporation (other than Prentiss Services Company) has been since its formation a qualified REIT subsidiary under Section 856(i) of the Code. Prentiss Partnership is not a publicly traded partnership within the meaning of Section 7704 of the Code. Neither Prentiss nor any Prentiss Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or Temporary Treasury Regulation sec. 1.337(d)-5T or (y) which is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

         2.15 NO PAYMENTS TO EMPLOYEES, OFFICERS OR DIRECTORS. Except as described in Schedule 2.15 to the Prentiss Disclosure Letter, or as otherwise provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments, cancellation of indebtedness or other obligation to be made on a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement or as a result of a termination of service subsequent to the consummation of any of the transactions contemplated by this Agreement, with respect to any employee, officer or director of Prentiss, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary. Except as described in Schedule 2.15 to the Prentiss Disclosure Letter, there is no agreement or arrangement with any employee, officer or other service provider under which Prentiss, any Prentiss Subsidiary or Prentiss Non-controlled Subsidiary has agreed to pay any tax that might be owed under Section 4999 of the Code with respect to payments to such individuals.

         2.16 BROKER; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Lazard Freres & Co. LLC, the fees and expenses of which are described in the engagement letter between Lazard Freres & Co. LLC and Prentiss, a true, correct and complete copy of which has previously been given to Mack-Cali, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Prentiss or any Prentiss Subsidiary.

         2.17 COMPLIANCE WITH LAWS. None of Prentiss, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except to the extent that such violation or failure would not reasonably be expected to have a Prentiss Material Adverse Effect.

         2.18     CONTRACTS; DEBT INSTRUMENTS.

         (a) Except for any violation or default caused by the transactions contemplated by this Agreement, none of Prentiss, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary is in violation of or in default under (nor to the Knowledge of Prentiss does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, nor to the Knowledge of Prentiss does such a violation or default exist, except to the extent that such violation or default, individually or in the aggregate, would not reasonably be expected to have a Prentiss Material Adverse Effect.

         (b) Except for any of the following expressly identified in Prentiss SEC Documents, Schedule 2.18(b) to the Prentiss Disclosure Letter sets forth a list of each material loan or credit agreement, note, bond, mortgage, indenture and any other agreement or instrument pursuant to which any indebtedness of Prentiss, any Prentiss Subsidiary and the Prentiss Non-controlled Subsidiary, other than Indebtedness payable to Prentiss, a Prentiss Subsidiary or a Prentiss Non-controlled Subsidiary, is outstanding or may be incurred.

         (c) Except for any of the following identified in the Prentiss SEC Documents, to the extent not set forth in response to the requirements of
Section 2.18(b), Schedule 2.18(c) to the Prentiss Disclosure Letter sets forth each interest rate cap, interest rate collar, interest rate swap, currency hedging transaction, and any other agreement relating to a similar transaction to which Prentiss, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary is a party or an obligor with respect thereto.

         (d) Except as set forth in Schedule 2.18(d) of the Prentiss Disclosure Letter, none of Prentiss, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary is a party to any agreement which would restrict any of them from prepaying any of their Indebtedness without penalty or premium at any time or which requires any of them to maintain any amount of Indebtedness with respect to any of the Prentiss Properties.

         (e) Except as described in Schedule 2.18(e) to the Prentiss Disclosure Letter, none of Prentiss, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary is a party to any agreement relating to the management of any Prentiss Property by any Person other than Prentiss, a Prentiss Subsidiary or a Prentiss Non-controlled Subsidiary.

         (f) Schedule 2.18(f) to the Prentiss Disclosure Letter, which is correct in all material respects as of the date hereof, lists all agreements currently in effect entered into by Prentiss, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary pursuant to which Prentiss, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary manages or provides services with respect to any real properties other than Prentiss Properties (the "Outside Property Management Agreements").

         (g) Prentiss has delivered to Mack-Cali prior to the date of this Agreement true and complete copies of the pro formas which include the development costs relating to ongoing development projects and the investment package, including development cost pro formas, relating to the committed development projects of Prentiss or Prentiss Partnership.

         (h) Schedule 2.18(h) to the Prentiss Disclosure Letter lists all agreements currently in effect entered into by Prentiss, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary providing for the sale of any Prentiss Properties or the purchase of, by Prentiss, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary, on the one hand, or the other party thereto, on the other hand, any real estate.

         (i) Except as set forth in Schedule 2.18(i) to the Prentiss Disclosure Letter, none of Prentiss, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary has any continuing contractual liability, which alone or in the aggregate is greater than $5,000,000, to pay any additional purchase price for any of the Prentiss Properties.

         (j) Except as set forth on Schedule 2.18(j) to the Prentiss Disclosure Letter, none of Prentiss, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary has entered into or is subject, directly or indirectly, to any Prentiss Tax Protection Agreements. As used herein, a "Prentiss Tax Protection Agreement" is an agreement, oral or written, (A) that has as one of its purposes to permit a person or entity to take the position that such person or entity could defer federal taxable income that otherwise might have been recognized upon a transfer of property to Prentiss Partnership or any other Prentiss Subsidiary that is treated as a partnership for federal income tax purposes, and that (i) prohibits or restricts in any manner the disposition of any assets of Prentiss, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary, (ii) requires that Prentiss, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary maintain, or put in place, or replace, indebtedness, whether or not secured by one or more of the Prentiss Properties, or (iii) requires that Prentiss, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary offer to any person or entity at any time the opportunity to guarantee or otherwise assume, directly or indirectly, the risk of loss for federal income tax purposes for indebtedness or other liabilities of Prentiss, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary, (B) that specifies or relates to a method of taking into account book-tax disparities under Section 704(c) of the Code with respect to one or more assets of Prentiss or a Prentiss Subsidiary, or (C) that requires a particular method for allocating one or more liabilities of Prentiss or any Prentiss Subsidiary under Section 752 of the Code. None of Prentiss, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary is in violation of or in default under any Prentiss Tax Protection Agreement.

         (k) Except as set forth in Schedule 2.18(k) to the Prentiss Disclosure Letter, none of Prentiss, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary is a party to any standstill, lock-up or voting agreement not entered into in the ordinary course of business.

         2.19 OPINION OF FINANCIAL ADVISOR. Prentiss has received the written opinion of Lazard Freres & Co. LLC, Prentiss' financial advisor, to the effect that the Exchange Ratio is fair , from a financial point of view, to the holders of Prentiss Common Shares.

         2.20 STATE TAKEOVER STATUTES. Prentiss has taken all action necessary to exempt the transactions contemplated by this Agreement between Mack-Cali and Prentiss and its Affiliates from the operation of any "business combination," "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under the laws of the State of Maryland and the State of Delaware or federal laws of the United States or similar statute or regulation (a "Takeover Statute").

         2.21 INVESTMENT COMPANY ACT OF 1940. None of Prentiss, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

         2.22 DEFINITION OF KNOWLEDGE OF PRENTISS. As used in this Agreement, the phrase "Knowledge of Prentiss" (or words of similar import) means the actual knowledge of those individuals identified in Schedule 2.22 to the Prentiss Disclosure Letter, without a duty of inquiry or investigation of any kind.

         2.23 PRENTISS NOT AN INTERESTED STOCKHOLDER. Neither Prentiss nor Prentiss Partnership is an "interested stockholder" or an "affiliate of an interested stockholder" of Mack-Cali within the meaning of Section 3-601 of the MGCL.

         2.24 REQUIRED STOCKHOLDER APPROVALS AND PARTNER APPROVALS. The affirmative vote of the holders of not less than a majority of all votes entitled to be cast by holders of the Prentiss Common Shares are the only votes of the holders of any class or series of shares of beneficial interest of Prentiss necessary or required under this Agreement or under applicable law to approve the Mergers and this Agreement. The approval of Prentiss, as general partner of Prentiss Partnership, is the only vote of the holders of any class or series of Prentiss Partnership's partnership interests necessary or required under this Agreement or under applicable law to approve the Merger, the withdrawal of Prentiss (through its wholly-owned subsidiary) as general partner and the Partnership Merger.

                                    ARTICLE 3
      REPRESENTATIONS AND WARRANTIES OF MACK-CALI AND MACK-CALI PARTNERSHIP

         Except as set forth in the letter of even date herewith signed by the Chief Executive Officer of Mack-Cali and delivered to Prentiss prior to the execution hereof (the "Mack-Cali Disclosure Letter"), Mack-Cali and Mack-Cali Partnership represent and warrant to Prentiss and Prentiss Partnership as follows:

         3.1 ORGANIZATION, STANDING AND POWER OF MACK-CALI. Mack-Cali is a corporation duly organized, validly existing and in good standing under the laws of the state of Maryland and has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Mack-Cali's Articles of Incorporation are in effect and no dissolution, revocation or forfeiture proceedings regarding Mack-Cali have been commenced. Mack-Cali is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of Mack-Cali and the Subsidiaries of Mack-Cali (collectively, the "Mack-Cali Subsidiaries"), taken as a whole (a "Mack-Cali Material Adverse Effect"). A Mack-Cali Material Adverse Effect shall not include (i) the effects related to general economic changes, changes in the U.S. financial markets generally, changes that affect real estate investment trusts generally and changes that affect office real estate generally or (ii) the effects specified in Section 2.5(c) with respect to the items listed in part
(ii) of Section 2.5(c) to the extent disclosed in Schedule 2.5(c) of the Prentiss Disclosure Letter.. Mack-Cali has delivered to Prentiss complete and correct copies of the Mack-Cali Charter (as the same is proposed to be modified to increase the authorized preferred stock and the Proposed Mack-Cali Charter Amendment Relating to a Cut-Down (as defined herein)) and the Mack-Cali Bylaws, in each case as amended or supplemented to the date of this Agreement.

         3.2      MACK-CALI SUBSIDIARIES.

         (a) Schedule 3.2(a) to the Mack-Cali Disclosure Letter sets forth (i) each Mack-Cali Subsidiary and each entity in which Mack-Cali holds non-voting equity securities (but no voting securities) (collectively, the "Mack-Cali Non-controlled Subsidiary"), (ii) the ownership interest therein of Mack-Cali,
(iii) if not directly or indirectly wholly owned by Mack-Cali, the identity and ownership interest of each of the other owners of such Mack-Cali Subsidiary or Mack-Cali Non-controlled Subsidiary, as applicable, (iv) each office property and other commercial property owned or managed by such Mack-Cali Subsidiary or Mack-Cali Non-controlled Subsidiary, as applicable, and (v) if such property is not wholly owned by such Mack-Cali Subsidiary or Mack-Cali Non-controlled Subsidiary, as applicable, the identity and ownership interest of each of the other owners of such property. Except as set forth on Schedule 3.2(a) to the Mack-Cali Disclosure Letter, Mack-Cali has never owned greater than 10% of the voting stock of any corporation other than a Qualified REIT Subsidiary (as defined under Section 856(i)(2) of the Code). Schedule 3.4(a) to the Mack-Cali Disclosure Letter sets forth a true and complete list of the equity securities owned by Mack-Cali, directly or indirectly, in any corporation, partnership, limited liability company, joint venture or other legal entity, excluding Mack-Cali Subsidiaries and the Mack-Cali Non-controlled Subsidiary.


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


         (b) Except as set forth in Schedule 3.2(b) to the Mack-Cali Disclosure Letter, (i) all of the outstanding shares of capital stock of each Mack-Cali Subsidiary and each Mack-Cali Non-controlled Subsidiary that is a corporation have been duly authorized, validly issued and are (A) fully paid and nonassessable and not subject to preemptive rights, (B) owned by Mack-Cali or by another Mack-Cali Subsidiary or Mack-Cali Non-controlled Subsidiary and (C) owned free and clear of all Liens and (ii) all equity interests in each Mack-Cali Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by Mack-Cali, by another Mack-Cali Subsidiary or Mack-Cali Non-controlled Subsidiary or by Mack-Cali and another Mack-Cali Subsidiary or Mack-Cali Non-controlled Subsidiary are owned free and clear of all Liens. Each Mack-Cali Subsidiary and Mack-Cali Non-controlled Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted, and each Mack-Cali Subsidiary that is a partnership, limited liability company or trust is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Each Mack-Cali Subsidiary and Mack-Cali Non-controlled Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Mack-Cali Material Adverse Effect. Complete and correct copies of the articles of incorporation, bylaws, organizational documents and partnership, joint venture and operating agreements of each Mack-Cali Subsidiary and Mack-Cali Non-controlled Subsidiary, as amended to the date of this Agreement, have been previously delivered or made available to Prentiss. No effective amendment has been made to the Mack-Cali Partnership Agreement since July 6, 1999.

         3.3      CAPITAL STRUCTURE.

         (a) The authorized shares of stock of Mack-Cali consist of (i) 190,000,000 Mack-Cali Common Shares, 58,782,408 of which are issued and outstanding as of the date hereof and 8,075,720 of which are reserved for issuance upon the redemption of Mack-Cali Common Units, and (ii) 5,000,000 shares of preferred stock, $.01 par value per share, none of which are issued or outstanding as of the date hereof.

         (b) Set forth in Schedule 3.3(b) to the Mack-Cali Disclosure Letter is a true and complete list of the following: (i) each qualified or nonqualified option to purchase shares of Mack-Cali's stock granted under the Mack-Cali Employee Stock Option Plan and Mack-Cali Director Stock Option Plan or any other formal or informal arrangement (collectively, the "Mack-Cali Options"); and (ii) all other warrants or other rights to acquire shares of Mack-Cali's stock, all stock appreciation rights, restricted stock, deferred compensation accounts, phantom stock, dividend equivalents, performance units and performance awards and other awards which are outstanding on the date of this Agreement. Schedule 3.3(b) to the Mack-Cali Disclosure Letter sets forth for each Mack-Cali Option the name of the grantee, the date of the grant, the status of the option as qualified or nonqualified under Section 422 of the Code, the number and type of Mack-Cali capital stock subject to such option, the number and type of shares subject to options that are currently exercisable, the exercise price per share, and the number and type of such shares subject to stock appreciation rights. On the date of this Agreement no shares of stock of Mack-Cali were outstanding or reserved for issuance except as set forth in this Section 3.3 or in Schedule 3.3(b) to the Mack-Cali Disclosure Letter.

         (c) All outstanding shares of stock of Mack-Cali are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Mack-Cali having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Mack-Cali may vote.

         (d) Except (i) as set forth in this Section 3.3 or in Schedule 3.3(d) to the Mack-Cali Disclosure Letter and (ii) Mack-Cali Common Units, which may be redeemed for cash, or at the option of Mack-Cali, Mack-Cali Common Shares at a rate of one (1) Mack-Cali Common Share for each Mack-Cali Common Unit, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Mack-Cali or any Mack-Cali Subsidiary or Mack-Cali Non-controlled Subsidiary is a party or by which such entity is bound, obligating Mack-Cali or any Mack-Cali Subsidiary or Mack-Cali Non-controlled Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Mack-Cali or any Mack-Cali Subsidiary or Mack-Cali Non-controlled Subsidiary or obligating Mack-Cali or any Mack-Cali Subsidiary or Mack-Cali Non-controlled Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to Mack-Cali or a Mack-Cali Subsidiary or Mack-Cali Non-controlled Subsidiary).

         (e) As of the date hereof, 8,075,720 Mack-Cali Common Units, no Mack-Cali Series A Preferred Units and 223,124 Mack-Cali Series B Preferred Units (each as defined in the Mack-Cali Partnership Agreement, and together, the "Mack-Cali Preferred Units"; and the Mack-Cali Preferred Units collectively with the Mack-Cali Common Units, the "Mack-Cali Units") are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive rights.
Schedule 3.3(e) to the Mack-Cali Disclosure Letter sets forth the name of each holder of Mack-Cali Units, and the number of Mack-Cali Units owned by each such holder as of the date of this Agreement. The Mack-Cali Units are subject to no restrictions except as set forth in the Mack-Cali Partnership Agreement. Except as provided in the Mack-Cali Partnership Agreement and the Registration Rights Agreements set forth on Schedule 3.3(g) of the Mack-Cali Disclosure Letter, Mack-Cali Partnership has not issued or granted and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, the issuance or sale of interests in Mack-Cali Partnership, whether issued or unissued, or securities convertible or exchangeable into interests in Mack-Cali Partnership.

         (f) All dividends on Mack-Cali Common Shares and all distributions on Mack-Cali Units which have been declared prior to the date of this Agreement have been paid in full.

         (g) Set forth on Schedule 3.3(g) to the Mack-Cali Disclosure Letter is a list of each Registration Rights Agreement or other agreement between Mack-Cali and/or Mack-Cali Partnership, on the one hand, and one or more other parties, on the other hand, which sets forth the rights of any such other party or parties to cause the registration of any securities of Mack-Cali and/or Mack-Cali Partnership pursuant to the Securities Act.

         (h) The Mack-Cali Common Shares and the Mack-Cali Series A Preferred Shares to be issued by Mack-Cali, the Mack-Cali Common Units, the Mack-Cali Series D and the Mack-Cali Series E Preferred Units to be issued by Mack-Cali Partnership pursuant to this Agreement have been duly authorized for issuance, and upon issuance will be duly and validly issued, fully paid and nonassessable.

         3.4 OTHER INTERESTS. Except for interests in the Mack-Cali Subsidiaries, the Mack-Cali Non-controlled Subsidiary, and certain other entities as set forth in Schedule 3.4(a) to the Mack-Cali Disclosure Letter (the "Mack-Cali Other Interests"), none of Mack-Cali, Mack-Cali Partnership, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business trust, limited liability company or other entity with a fair market value as of the date of this Agreement greater than $1,000,000 or which represents 5% or more of the outstanding voting power, capital stock or other ownership interest of any class in any such corporation, partnership, joint venture, business trust, limited liability company or other entity (other than investments in short-term investment securities). With respect to the Mack-Cali Other Interests, Mack-Cali or Mack-Cali Partnership owns such interests free and clear of all Liens, except as otherwise indicated on Schedule 3.4(a) to the Mack-Cali Disclosure Letter. None of Mack-Cali, Mack-Cali Partnership, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary is in material breach of any provision of any agreement, document or contract which is of a material nature governing its rights in or to the Mack-Cali Other Interests, all of which agreements, documents and contracts are (a) set forth in Schedule 3.4(b) to the Mack-Cali Disclosure Letter or disclosed in the Mack-Cali SEC Documents (as defined below), (b) unmodified except as described therein and (c) in full force and effect. To the Knowledge of Mack-Cali (as hereinafter defined), the other parties to any such agreement, document or contract which is of a material nature are not in breach of any of their respective obligations under such agreements, documents or contracts other than breaches which, in the aggregate, would not reasonably be expected to have a Mack-Cali Material Adverse Effect.

         3.5      AUTHORITY; NONCONTRAVENTION; CONSENTS.

         (a) Mack-Cali has the requisite corporate power and authority to enter into this Agreement and, subject to the requisite shareholder approval of the Merger and any other related matters (the "Mack-Cali Shareholder Approvals" and, together with the Prentiss Shareholder Approvals, the "Shareholder Approvals"), to consummate the transactions contemplated by this Agreement to which Mack-Cali is a party. The execution and delivery of this Agreement by Mack-Cali and the consummation by Mack-Cali of the transactions contemplated by this Agreement to which Mack-Cali is a party have been duly authorized by all necessary action on the part of Mack-Cali, except for and subject to the Mack-Cali Shareholder Approvals and the Mack-Cali Partner Approvals with respect to the consummation of the Mergers only. This Agreement has been duly executed and delivered by Mack-Cali, subject to the Mack-Cali Shareholder Approvals with respect to the consummation of the Merger only and assuming this Agreement constitutes the valid and binding agreement of Prentiss, constitutes a valid and binding obligation of Mack-Cali, enforceable against Mack-Cali in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         (b) Mack-Cali Partnership has the requisite partnership power and authority to enter into this Agreement and, subject to the requisite Mack-Cali Partner Approvals, to consummate the transactions contemplated by this Agreement to which Mack-Cali Partnership is a party. The execution and delivery of this Agreement by Mack-Cali Partnership and the consummation by Mack-Cali Partnership of the transactions contemplated by this Agreement to which Mack-Cali Partnership is a party have been duly authorized by all necessary action on the part of Mack-Cali Partnership, except for and subject to the Mack-Cali Shareholder Approvals and Mack-Cali Partner Approval. This Agreement has been duly executed and delivered by Mack-Cali Partnership and constitutes a valid and binding obligation of Mack-Cali Partnership, enforceable against Mack-Cali Partnership in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         (c) Except as set forth in Schedule 3.5(c)(1) to the Mack-Cali Disclosure Letter, the execution and delivery of this Agreement by Mack-Cali and Mack-Cali Partnership do not, and the consummation of the transactions contemplated by this Agreement to which Mack-Cali or Mack-Cali Partnership is a party and compliance by Mack-Cali or Mack-Cali Partnership with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to material loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Mack-Cali or any Mack-Cali Subsidiary under, (i) subject to the Mack-Cali Shareholder Approvals with respect to the consummation of the Merger only, the Mack-Cali Charter or the Mack-Cali Bylaws or the comparable charter or organizational documents or partnership, operating, or similar agreement (as the case may be) of any Mack-Cali Subsidiary or Mack-Cali Non-controlled Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Mack-Cali or any Mack-Cali Subsidiary or Mack-Cali Non-controlled Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to Mack-Cali or any Mack-Cali Subsidiary or Mack-Cali Non-controlled Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) have a Mack-Cali Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Mack-Cali or any Mack-Cali Subsidiary or Mack-Cali Non-controlled Subsidiary in connection with the execution and delivery of this Agreement by Mack-Cali or the consummation by Mack-Cali of any of the transactions contemplated by this Agreement, except for (i) filings with the SEC under the Exchange Act, (ii) the acceptance for record of the Articles of Merger by the Department, (iii) the filing of the Certificate of Merger with the Secretary, (iv) filings with the NYSE, (v) such filings as may be required in connection with the payment of any transfer and gains taxes, (vi) such filings as may be required under the HSR Act and (vii) such filings as may be required in connection with the payment of any transfer and gains taxes and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 3.5(c)(2) to the Mack-Cali Disclosure Letter, (B) as may be required under (x) laws requiring transfer, recordation or gains tax filings, (y) federal, state or local environmental laws or (z) the "blue sky" laws of various states, to the extent applicable, or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Mack-Cali from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Mack-Cali Material Adverse Effect.

         3.6 SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. Mack-Cali has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1998, through the date hereof (the "Mack-Cali SEC Documents"). Schedule 3.6(a) to the Mack-Cali Disclosure Letter contains a complete list of all Mack-Cali SEC Documents filed by Mack-Cali with the SEC since January 1, 1998, and on or prior to the date of this Agreement. All of the Mack-Cali SEC Documents (other than preliminary material or material subsequently amended), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Mack-Cali SEC Documents. None of the Mack-Cali SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been amended, modified or superseded by later Mack-Cali SEC Documents filed and publicly available prior to the date of this Agreement. The consolidated financial statements of Mack-Cali and the Mack-Cali Subsidiaries (including Mack-Cali Partnership) included in the Mack-Cali SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of Mack-Cali and the Mack-Cali Subsidiaries (including Mack-Cali Partnership) taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in Schedule 3.6(b) to the Mack-Cali Disclosure Letter, Mack-Cali has no Subsidiaries which are not consolidated for accounting purposes. Except for liabilities and obligations set forth in the Mack-Cali SEC Documents or in Schedule 3.6(c) to the Mack-Cali Disclosure Letter, none of Mack-Cali, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Mack-Cali or in the notes thereto and which, individually or in the aggregate, would have a Mack-Cali Material Adverse Effect.

         3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Mack-Cali SEC Documents or in Schedule 3.7 to the Mack-Cali Disclosure Letter, since the date of the most recent audited financial statements included in the Mack-Cali SEC Documents (the "Mack-Cali Financial Statement Date"), Mack-Cali, the Mack-Cali Subsidiaries (including Mack-Cali Partnership) and the Mack-Cali Non-controlled Subsidiary have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any material adverse change in the business, properties, assets, financial condition or results of operations of Mack-Cali and the Mack-Cali Subsidiaries (including Mack-Cali Partnership) taken as a whole (a "Mack-Cali Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Mack-Cali Material Adverse Change,
(b) any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Mack-Cali's shares of stock, except for regular quarterly distributions not in excess of $0.58 per Mack-Cali Common Share or Mack-Cali Common Unit, or $16.875 per Mack-Cali Series A Preferred Unit or $16.875 per Mack-Cali Series B Preferred Unit, subject to rounding adjustments as necessary and with customary record and payment dates, (c) any split, combination or reclassification of any of Mack-Cali's shares of stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of stock of Mack-Cali or partnership interests in Mack-Cali Partnership or any issuance of an ownership interest in, any Mack-Cali Subsidiary or Mack-Cali Non-controlled Subsidiary, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have a Mack-Cali Material Adverse Effect, (e) any change in accounting methods, principles or practices by Mack-Cali, any Mack-Cali Subsidiary or Mack-Cali Non-controlled Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the Mack-Cali SEC Documents or required by a change in GAAP or (f) any amendment of any employment, consulting, severance, retention or any other agreement between Mack-Cali and any officer or director of Mack-Cali.

         3.8 LITIGATION. Except as disclosed in the Mack-Cali SEC Documents or in Schedule 3.8 to the Mack-Cali Disclosure Letter, and other than bodily injury and other tort litigation arising from the ordinary course of operations of Mack-Cali and its Subsidiaries (a) which are substantially covered by insurance or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending (in which service of process has been received by an employee of Mack-Cali, a Mack-Cali Subsidiary or Mack-Cali Non-controlled Subsidiary) or, to the Knowledge of Mack-Cali (as hereinafter defined), threatened in writing against or affecting Mack-Cali, a Mack-Cali Subsidiary or Mack-Cali Non-controlled Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have a Mack-Cali Material Adverse Effect or (ii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Mack-Cali, a Mack-Cali Subsidiary or Mack-Cali Non-controlled Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect. Notwithstanding the foregoing, (x) Schedule 3.8 to the Mack-Cali Disclosure Letter sets forth each and every material uninsured claim, equal employment opportunity claim and claim relating to sexual harassment and/or discrimination pending or, to the Knowledge of Mack-Cali, threatened as of the date hereof, in each case with a brief summary of such claim or threatened claim and (y) no claim has been made under any directors' and officers' liability insurance policy maintained at any time by Mack-Cali, any of the Mack-Cali Subsidiaries or the Mack-Cali Non-controlled Subsidiary.

         3.9      PROPERTIES.

         (a) Except as provided in Schedule 3.2 or Schedule 3.9(a) to the Mack-Cali Disclosure Letter, Mack-Cali or the Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary set forth on Schedule 3.2 to the Mack-Cali Disclosure Letter owns fee simple title to, or holds ground leases for, each of the real properties identified in Schedule 3.2 to the Mack-Cali Disclosure Letter (the "Mack-Cali Properties"), which are all of the real estate properties owned by them, in each case (except as provided below) free and clear of Encumbrances. Schedule 3.2 to the Mack-Cali Disclosure Letter further identifies which of the Mack-Cali Properties are owned in fee simple by Mack-Cali or the Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary and which of the Mack-Cali Properties are subject to a ground lease. Except as set forth in
Schedule 3.2 to the Mack-Cali Disclosure Letter, no other Person has any ownership interest in any of the Mack-Cali Properties, and any such ownership interest so scheduled does not materially detract from the value of the Mack-Cali Subsidiary's or Mack-Cali Non-controlled Subsidiary's (as the case may be) interest in, or materially interfere with the present use of, any of the Mack-Cali Properties subject thereto or affected thereby. Except as set forth in
Schedule 3.9(a) to the Mack-Cali Disclosure Letter, none of the Mack-Cali Properties is subject to any restriction on the sale or other disposition thereof or on the financing or release of financing thereon. The Mack-Cali Properties are not subject to any Property Restrictions or Encumbrances, except for (i) Property Restrictions and Encumbrances set forth in the Mack-Cali Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental or authority with respect to real property, including zoning regulations, which do not materially adversely affect the current use of any Mack-Cali Property, (iii) Property Restrictions and Encumbrances disclosed on existing title reports or existing surveys or subsequently granted by Mack-Cali or the Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary, which Property Restrictions and Encumbrances, in any event, do not materially detract from the value of, or materially interfere with the present use of, any of the Mack-Cali Properties subject thereto or affected thereby and (iv) liens for real estate taxes not yet due and payable, mechanics', carriers', workmen's, repairmen's liens and other Encumbrances and Property Restrictions, if any, which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of any of the Mack-Cali Property subject thereto or affected thereby. Schedule 3.9(a) to the Mack-Cali Disclosure Letter lists each of the Mack-Cali Properties which are under development as of the date of this Agreement and describes the status of such development as of the date hereof.

         (b) Except as provided in Schedule 3.2 or Schedule 3.9(b) to the Mack-Cali Disclosure Letter, valid policies of title insurance have been issued insuring the applicable Mack-Cali Subsidiary's or Mack-Cali Non-controlled Subsidiary's (as the case may be) fee simple title or leasehold estate, as the case may be, to the Mack-Cali Properties owned by it in amounts at least equal to the purchase price therefor paid by such Mack-Cali Subsidiary or Mack-Cali Non-controlled Subsidiary at the time of acquisition of such Mack-Cali Properties. To Mack-Cali's Knowledge, such policies are, at the date hereof, in full force and effect. No material claim has been made against any such policy.

         (c) Except as provided in Schedule 3.9(c) to the Mack-Cali Disclosure Letter, to the Knowledge of Mack-Cali, there does not exist (i) any certificate, permit or license from any governmental authority having jurisdiction over any of the Mack-Cali Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Mack-Cali Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Mack-Cali Properties that has not been obtained and is not in full force and effect, other than with respect to such certificates, permits, licenses, agreements, easement or other rights, the failure of which to have or maintain would not have a Mack-Cali Material Adverse Effect, (ii) any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement materially and adversely affecting any of the Mack-Cali Properties issued by any governmental authority which would have a Mack-Cali Material Adverse Effect or (iii) any structural defect or defects relating to any Mack-Cali Property, Mack-Cali Properties whose building systems are not in working order, any physical damage to any Mack-Cali Property for which there is no insurance in effect covering a substantial portion of the cost of the restoration, except such structural defects, building systems not in working order, physical damage, renovation and restoration which, in the aggregate, would not have a Mack-Cali Material Adverse Effect.

         (d) None of Mack-Cali, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary has received any written or published notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Mack-Cali Properties or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Mack-Cali Properties or by the continued maintenance, operation or use of the parking areas, other than such notices which, in the aggregate, would not have a Mack-Cali Material Adverse Effect. Except as set forth in Schedule 3.9(d) to the Mack-Cali Disclosure Letter, all work required to be performed, payments required to be made and actions required to be taken, other than those which would not have a Mack-Cali Material Adverse Effect, prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or similar action relating to any Mack-Cali Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation), have been performed, paid or taken, as the case may be, except where the failure to do so would not, in the aggregate, have a Mack-Cali Material Adverse Effect, and Mack-Cali has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements, except as set forth in development or operating budgets for such Mack-Cali Properties delivered to Prentiss and Prentiss Partnership prior to the date hereof and except for such work, payments or actions which, in the aggregate, would not have a Mack-Cali Material Adverse Effect.

         (e) The rent rolls requested by Prentiss and previously provided by Mack-Cali to Prentiss (the "Mack-Cali Rent Roll") lists substantially all Mack-Cali Space Leases (as defined below) in effect as of the respective dates indicated on such Mack-Cali Rent Rolls except for Mack-Cali Space Leases for which payment of rent has not commenced. "Mack-Cali Space Lease" means each lease or other right of occupancy affecting or relating to a property in which Mack-Cali Partnership (or an entity in which it directly or indirectly has an interest) is the landlord, either pursuant to the terms of the lease agreement or as successor to any prior landlord, but excluding any ground lease. Those copies of Mack-Cali Space Leases made available to Prentiss are true, correct and complete copies of all Mack-Cali Space Leases, including all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, as of the date hereof. Except for discrepancies that, either individually or in the aggregate, would not reasonably be expected to have a Mack-Cali Material Adverse Effect, all information set forth in the Mack-Cali Rent Roll is true, correct, and complete as of the date thereof. Except as set forth in a delinquency report made available to Mack-Cali, none of Mack-Cali, or any Mack-Cali Subsidiary or Mack-Cali Non-controlled Subsidiary, on the one hand, nor, to the Knowledge of Mack-Cali or Mack-Cali Partnership, any other party, on the other hand, is in monetary default under any Mack-Cali Space Lease, except for such defaults that would not reasonably be expected to have a Mack-Cali Material Adverse Effect.

         3.10     ENVIRONMENTAL MATTERS.

         (a) Except as disclosed in Schedule 3.10(a) to the Mack-Cali Disclosure Letter,

                  (i) to the Knowledge of Mack-Cali, none of Mack-Cali, any of the Mack-Cali Subsidiaries or the Mack-Cali Non-controlled Subsidiary or any other Person has caused or permitted the presence of any Hazardous Materials at, on or under, or migrating from or onto, any of the Mack-Cali Properties, such that the presence of such Hazardous Materials (including the presence of asbestos in any buildings or improvements at the Mack-Cali Properties) would, individually or in the aggregate, reasonably be expected to have a Mack-Cali Material Adverse Effect;

                  (ii) to the Knowledge of Mack-Cali, during the period of such ownership, operation or tenancy, except in accordance with the Environmental Permits there has been no Release of Hazardous

Materials at, on, under or from or onto (A) the Mack-Cali Properties or (B) any real property previously owned, operated or leased by Mack-Cali or the Mack-Cali Subsidiaries or the Mack-Cali Non-controlled Subsidiary (the "Former Mack-Cali Properties"), and to the Knowledge of Mack-Cali there does not exist any Release of Hazardous Materials having occurred or presently occurring at, on, under or from or onto the Mack-Cali Properties or the Former Mack-Cali Properties, which would, individually or in the aggregate, reasonably be expected to have a Mack-Cali Material Adverse Effect;

                  (iii) Mack-Cali, the Mack-Cali Subsidiaries and the Mack-Cali Non-controlled Subsidiary have complied in all material respects with all Environmental Laws, and, to the Knowledge of Mack-Cali, none of Mack-Cali, the Mack-Cali Subsidiaries or the Mack-Cali Non-controlled Subsidiary has any liability under existing Environmental Laws, except to the extent that any such failure to comply or any such liability, individually or in the aggregate, would not reasonably be expected to have a Mack-Cali Material Adverse Effect; and

                  (iv) Mack-Cali, the Mack-Cali Subsidiaries and the Mack-Cali Non-controlled Subsidiary have been duly issued, and currently have and will maintain through the Closing Date, all Environmental Permits necessary to operate their businesses as currently operated, except where the failure to obtain and maintain such Environmental Permits would not have a material adverse effect on any Mack-Cali Property, Mack-Cali, the Mack-Cali Subsidiaries and the Mack-Cali Non-controlled Subsidiary.

         (c) Mack-Cali has previously delivered or made available to Prentiss complete copies of all material information, documents and reports, including, without limitation, environmental investigations and testing or analysis that are in the possession or control of any of Mack-Cali, the Mack-Cali Subsidiaries or the Mack-Cali Non-controlled Subsidiary which are located in its Cranford, New Jersey office and which relate to compliance with Environmental Laws by any of them or to the past or current environmental condition of the Mack-Cali Properties.

         3.11 RELATED PARTY TRANSACTIONS. Except as disclosed in the Mack-Cali SEC Documents, set forth in Schedule 3.11 to the Mack-Cali Disclosure Letter is a list of all material arrangements, agreements and contracts entered into by Mack-Cali, any of the Mack-Cali Subsidiaries and the Mack-Cali Non-controlled Subsidiary with (a) any investment banker or financial advisor that would impose obligations on the Surviving Corporation after Closing or (b) any person who is an officer, director or Affiliate of Mack-Cali, any of the Mack-Cali Subsidiaries or the Mack-Cali Non-controlled Subsidiary, any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate. Except as disclosed in the Mack-Cali SEC Documents, copies of all of the foregoing have previously been delivered or made available to Prentiss.

         3.12 EMPLOYEE BENEFITS. As used herein, the term "Mack-Cali Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other employee benefit plan, trust, agreement, contract, agreement, policy or commitment (including, without limitation, any Pension Plan, as defined in Section 3(2) of ERISA, and any Welfare Plan as defined in Section 3(1) of ERISA, whether any of the foregoing is funded, insured or self-funded, written or oral, (i) sponsored or maintained by Mack-Cali or any entity which is a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with Mack-Cali as such terms are defined in Section 414 of the

Code (each, including Mack-Cali, a "Mack-Cali ERISA Affiliate"), including any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary (if any is a Mack-Cali ERISA Affiliate) and covering any Mack-Cali ERISA Affiliate's active or former employees (or their beneficiaries), (ii) to which any Mack-Cali ERISA Affiliate is a party or by which any Mack-Cali ERISA Affiliate (or any of the rights, properties or assets thereof) is bound or (iii) with respect to which any current Mack-Cali ERISA Affiliate may otherwise have any material liability (whether or not such Mack-Cali ERISA Affiliate still maintains such Employee
Plan). Each Mack-Cali Employee Plan is listed on Schedule 3.12 to the Mack-Cali Disclosure Letter. With respect to the Mack-Cali Employee Plans:

         (a) Except as disclosed in Schedule 3.12(a) to the Mack-Cali Disclosure Letter, no Mack-Cali ERISA Affiliate has any continuing liability under any Welfare Plan or other Mack-Cali Employee Plan which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by
Section 4980B of the Code or Section 601 (ET SEQ.) of ERISA, or under any applicable state law, and at the expense of the participant or the beneficiary of the participant. Except as set forth on Schedule 3.12(a), none of the Mack-Cali Employee Plans that are welfare benefit plans are self insured or multiple employer welfare arrangements as defined in Section 3(40) of ERISA, and except as set forth on Schedule 3.12(a), there are no reserves, assets surpluses or prepaid premiums with respect to such welfare benefit plans. No event or condition exists with respect to any Mack-Cali Employee Plan that could subject any Mack-Cali ERISA Affiliate to any material Tax under Section 4980B of the Code or any predecessor provision of such section of the Code, 4980D of the Code or any liability under similar state laws.

         (b) Except as disclosed in Schedule 3.12(b) to the Mack-Cali Disclosure Letter, each Mack-Cali Employee Plan complies in all material respects with the applicable requirements of ERISA and any other applicable law governing such Mack-Cali Employee Plan, and, to the Knowledge of Mack-Cali, each Mack-Cali Employee Plan has at all times been properly administered in all material respects in accordance with all such requirements of law, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of law. Each Pension Plan which is intended to be qualified is qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS stating that such Plan meets the requirements of Section 401(a) of the Code and that the trust associated with such Plan is tax-exempt under Section 501(a) of the Code or has pending an application for such a letter and, to the Knowledge of Mack-Cali, no event has occurred which would jeopardize the qualified status of any such plan or the tax exempt status of any such trust under Section 401(a) and Section 501(a) of the Code, respectively. Except as described in Schedule 3.12(b) to the Mack-Cali Disclosure Letter, no lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any person or governmental entity have been filed, are pending, or, to the Knowledge of Mack-Cali, are threatened with respect to any Mack-Cali Employee Plan and, to the Knowledge of Mack-Cali, there is no fact or contemplated event which would be expected to give rise to any such lawsuit, claim (other than routine claims for benefits) or complaint with respect to any Pension Plan. Without limiting the foregoing, with respect to each Mack-Cali Employee Plan:

                  (i) all contributions and payments with respect to Mack-Cali Employee Plans that are required to be made by a Mack-Cali ERISA Affiliate with respect to periods ending on or before the Closing Date (including periods from the first day of the current plan or policy year to the Closing Date) have been, or will be, made or accrued before the Closing Date in accordance with the appropriate plan document, actuarial report, collective bargaining agreements or insurance contracts or arrangements or as otherwise required by ERISA or the Code; and

                  (ii) with respect to each such Mack-Cali Employee Plan, to the extent applicable, Mack-Cali has delivered to or has made available to Prentiss true and complete copies of (A) plan documents, summary plan descriptions and any and all other documents that establish the existence of the plan, trust, arrangement, contract, policy or commitment and all amendments thereto, (B) the most recent determination letter, if any, received from the IRS, (C) the three most recent Form 5500 Annual Reports (and all schedules and reports relating thereto) and actuarial reports and (D) all related trust agreements, insurance contracts or other funding agreements that implement each such Mack-Cali Employee Plan.

         (c) Except as disclosed in Schedule 3.12(c) to the Mack-Cali Disclosure Letter, with respect to each Mack-Cali Employee Plan (i) there has not occurred, and no person or entity is contractually bound to enter into, any "prohibited transaction" within the meaning of Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or
Section 408 of ERISA and (ii) there has not occurred any breach of fiduciary duty under Title I of ERISA, which in either case could subject Mack-Cali or any Mack-Cali ERISA Affiliate to material liability.

         (d) No Mack-Cali ERISA Affiliate has maintained or been obligated to contribute to any Pension Plan subject to Code Section 412 or Title IV of ERISA. No Pension Plan subject to Code Section 412 or Title IV of ERISA has been terminated. No Mack-Cali Employee Plan is a "multiemployer plan" within the meaning of Section 3(37) or 4001(a)(3) of ERISA.

         (e) With respect to each Mack-Cali Employee Plan maintained by any Mack-Cali ERISA Affiliate, such Plans provide the Plan Sponsor the authority to amend or terminate the plan at any time, subject to applicable requirements of ERISA and the Code.

         (f) Each Pension Plan that is not qualified under Code section 401(a) or 403(a) is exempt from Part 2, 3, and 4 of Title I of ERISA as an unfunded benefit plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) ERISA. Except as set forth on Schedule 3.12(f) to the Mack-Cali Disclosure Letter, no assets of Mack-Cali are allocated to of held in a "rabbi trust" or similar funding vehicle.

         3.13     EMPLOYEES / EMPLOYEE POLICIES.

         (a) The employee handbooks of Mack-Cali, the Mack-Cali Subsidiaries and the Mack-Cali Non-controlled Subsidiary currently in effect are attached as
Schedule 3.13 to the Mack-Cali Disclosure Letter and fairly and accurately summarize all material employee policies, vacation policies and payroll policies. Schedule 3.13(a) sets forth a list, true and correct in all material respects, of the names of all current employees of Mack-Cali, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary (each a "Mack-Cali Controlled Group Member") (including employees who are also directors or officers of any Mack-Cali Controlled Group Member) (the "Mack-Cali Employees") all of whom are located in the United States and with respect to each such Employee, such person's job title, the location of employment of such Mack-Cali Employee, such Mack-Cali Employee's date of employment, and the current salary and bonus paid in 1999. Except for travel advances which have been granted in the ordinary course of business, there are no outstanding loans from any Mack-Cali Controlled Group Member to any Mack-Cali Employee, former employee, consultant or any related party. Except as set forth on Schedule 3.13(a), the Mack-Cali Controlled Group Members do not have any employment or other compensation agreements with any Mack-Cali Employees or former employees. To Mack-Cali's Knowledge, Mack-Cali is not in breach of any material terms of any such employment agreements of any of the Mack-Cali Employees.

         (b) Except as set forth on Schedule 3.13(b), there are no material controversies, strikes, slowdowns, lockouts, work stoppages, picketing, grievances, unfair labor practice charges, investigations, charges, complaints, disputes or other proceedings pending or threatened between any Mack-Cali Controlled Group Member and any of the Mack-Cali Employees or former employees.

         3.14     TAXES.

         (a) Each of Mack-Cali, the Mack-Cali Subsidiaries and the Mack-Cali Non-controlled Subsidiary (i) has filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and all such returns and reports are accurate and complete in all material respects, (B) has paid (or Mack-Cali has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it, and (C) has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445, 3121, and 3402 of the Code or similar provisions under any foreign laws) and has, within the time period prescribed by law, withheld and paid over to the proper governmental entities all amounts required to be so withheld and paid over under applicable laws and regulations, except, with respect to all of the foregoing, where the failure to file such tax returns and reports or failure to pay such Taxes or failure to comply with such withholding requirements would not reasonably be expected to have a Mack-Cali Material Adverse Effect. The most recent audited financial statements contained in the Mack-Cali SEC Documents reflect an adequate reserve for all material Taxes payable by Mack-Cali, the Mack-Cali Subsidiaries and the Mack-Cali Non-controlled Subsidiary for all taxable periods and portions thereof through the date of such financial statements. Since the Mack-Cali Financial Statement Date, Mack-Cali has incurred no liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and none of Mack-Cali, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary has incurred any material liability for Taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentences will be imposed upon Mack-Cali, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary. None of Mack-Cali, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary is the subject of any audit, examination, or other proceeding in respect of federal income Taxes, and to the Knowledge of Mack-Cali, no audit, examination or other proceeding in respect of federal income Taxes involving any of Mack-Cali, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary is being considered by any Tax authority. To the Knowledge of Mack-Cali, no deficiencies for any Taxes have been proposed, asserted or assessed against Mack-Cali, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending.

         (b) Mack-Cali (i) since its formation and through December 31, 1999 has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated since January 1, 2000, to the date of this representation, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year ending December 31, 2000 and, if later, for the taxable year of Mack-Cali ending on the Closing Date, and
(iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT and no such challenge is pending or, to the Knowledge of Mack-Cali, threatened. Each Mack-Cali Subsidiary which is a partnership, joint venture or limited liability company
(1) has been treated since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation and (2) has not since the later of its formation or the acquisition by Mack-Cali of a direct or indirect interest therein, owned any assets (including, without limitation, securities) that would cause Mack-Cali to violate Section 856(c)(5) of the Code. Each Mack-Cali Subsidiary which is a corporation (other than Mack-Cali Services Inc.) has been since its formation a qualified REIT subsidiary under Section 856(i) of the Code. Mack-Cali Partnership is not a publicly traded partnership within the meaning of Section 7704 of the Code. Neither Mack-Cali nor any Mack-Cali Subsidiary holds any asset
(x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or Temporary Treasury Regulation sec. 1.337(d)-5T or (y) which is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

         3.15 NO PAYMENTS TO EMPLOYEES, OFFICERS OR DIRECTORS. Except as described in Schedule 3.15 to the Mack-Cali Disclosure Letter, or as otherwise provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments, cancellation of indebtedness or other obligation to be made on a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement or as a result of a termination of service subsequent to the consummation of any of the transactions contemplated by this Agreement, with respect to any employee, officer or director of Mack-Cali, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary. Except as described in Schedule 3.15 to the Mack-Cali Disclosure Letter, there is no agreement or arrangement with any employee, officer or other service provider under which Mack-Cali, any Mack-Cali Subsidiary or Mack-Cali Non-controlled Subsidiary has agreed to pay any tax that might be owed under Section 4999 of the Code with respect to payments to such individuals.

         3.16 BROKER; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Prudential Securities Incorporated, the fees and expenses of which are described in the engagement letter between Prudential Securities Incorporated and Mack-Cali, a true, correct and complete copy of which has previously been given to Prentiss, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Mack-Cali or any Mack-Cali Subsidiary.

         3.17 COMPLIANCE WITH LAWS. None of Mack-Cali, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except to the extent that such violation or failure would not reasonably be expected to have a Mack-Cali Material Adverse Effect.

         3.18     CONTRACTS; DEBT INSTRUMENTS.

         (a) Except for any violation or default caused by the transactions contemplated by this

Agreement, none of Mack-Cali, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary is in violation of or in default under (nor to the Knowledge of Mack-Cali does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, nor to the Knowledge of Mack-Cali does such a violation or default exist, except to the extent that such violation or default, individually or in the aggregate, would not reasonably be expected to have a Mack-Cali Material Adverse Effect.

         (b) Except for any of the following expressly identified in Mack-Cali SEC Documents, Schedule 3.18(b) to the Mack-Cali Disclosure Letter sets forth a list of each material loan or credit agreement, note, bond, mortgage, indenture and any other agreement or instrument pursuant to which any indebtedness of Mack-Cali, any Mack-Cali Subsidiary and the Mack-Cali Non-controlled Subsidiary, other than Indebtedness payable to Mack-Cali, a Mack-Cali Subsidiary or a Mack-Cali Non-controlled Subsidiary, is outstanding or may be incurred.

         (c) Except for any of the following identified in the Mack-Cali SEC Documents, to the extent not set forth in response to the requirements of
Section 3.18(b), Schedule 3.18(c) to the Mack-Cali Disclosure Letter sets forth each interest rate cap, interest rate collar, interest rate swap, currency hedging transaction, and any other agreement relating to a similar transaction to which Mack-Cali, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary is a party or an obligor with respect thereto.

         (d) Except as set forth in Schedule 3.18(d) of the Mack-Cali Disclosure Letter, none of Mack-Cali, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary is a party to any agreement which would restrict any of them from prepaying any of their Indebtedness without penalty or premium at any time or which requires any of them to maintain any amount of Indebtedness with respect to any of the Mack-Cali Properties.

         (e) Except as described in Schedule 3.18(e) to the Mack-Cali Disclosure Letter, none of Mack-Cali, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary is a party to any agreement relating to the management of any Mack-Cali Property by any Person other than Mack-Cali, a Mack-Cali Subsidiary or a Mack-Cali Non-controlled Subsidiary.

         (f) Schedule 3.18(f) to the Mack-Cali Disclosure Letter, which is correct in all material respects as of the date hereof, lists all agreements currently in effect entered into by Mack-Cali, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary pursuant to which Mack-Cali, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary manages or provides services with respect to any real properties other than Mack-Cali Properties (the "Mack-Cali Outside Property Management Agreements").

         (g) Mack-Cali has delivered to Prentiss prior to the date of this Agreement a true and complete copy of the development budget relating to ongoing and/or committed development projects of Mack-Cali or Mack-Cali Partnership.

         (h) Schedule 3.18(h) to the Mack-Cali Disclosure Letter lists all agreements currently in effect entered into by Mack-Cali, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary providing for the sale of any Mack-Cali Properties or the purchase of, by Mack-Cali, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary, on the one hand, or the other party thereto, on the other hand, any real estate.

         (i) Except as set forth in Schedule 3.18(i) to the Mack-Cali Disclosure Letter, none of Mack-Cali, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary has any continuing contractual liability, which alone or in the aggregate is greater than $5,000,000, to pay any additional purchase price for any of the Mack-Cali Properties.

         (j) Except as set forth on Schedule 3.18(j) to the Mack-Cali Disclosure Letter, none of Mack-Cali, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary has entered into or is subject, directly or indirectly, to any Mack-Cali Tax Protection Agreements. As used herein, a "Mack-Cali Tax Protection Agreement" is an agreement, oral or written, (A) that has as one of its purposes to permit a person or entity to take the position that such person or entity could defer federal taxable income that otherwise might have been recognized upon a transfer of property to Mack-Cali Partnership or any other Mack-Cali Subsidiary that is treated as a partnership for federal income tax purposes, and that (i) prohibits or restricts in any manner the disposition of any assets of Mack-Cali, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary, (ii) requires that Mack-Cali, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary maintain, or put in place, or replace, indebtedness, whether or not secured by one or more of the Mack-Cali Properties, or (iii) requires that Mack-Cali, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary offer to any person or entity at any time the opportunity to guarantee or otherwise assume, directly or indirectly, the risk of loss for federal income tax purposes for indebtedness or other liabilities of Mack-Cali, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary, (B) that specifies or relates to a method of taking into account book-tax disparities under Section 704(c) of the Code with respect to one or more assets of Mack-Cali or a Mack-Cali Subsidiary, or (C) that requires a particular method for allocating one or more liabilities of Mack-Cali or any Mack-Cali Subsidiary under Section 752 of the Code. None of Mack-Cali, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary is in violation of or in default under any Mack-Cali Tax Protection Agreement.

         (k) Except as set forth in Schedule 3.18(k) to the Mack-Cali Disclosure Letter, none of Mack-Cali, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary is a party to any standstill, lock-up or voting agreement not entered into in the ordinary course of business.

         3.19 OPINION OF FINANCIAL ADVISOR. Mack-Cali has received the written opinion of Prudential Securities Incorporated, Mack-Cali's financial advisor, to the effect that the Exchange Ratio is fair, from a financial point of view, to Mack-Cali and Mack-Cali Operating Partnership.

         3.20 STATE TAKEOVER STATUTES. Mack-Cali has taken all action necessary to exempt the transactions contemplated by this Agreement between Mack-Cali and Prentiss and its Affiliates from the operation of any Takeover Statute.

         3.21 INVESTMENT COMPANY ACT OF 1940. None of Mack-Cali, any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary is, or at the Effective Time will be, required to be registered under the 1940 Act.

         3.22 DEFINITION OF KNOWLEDGE OF MACK-CALI. As used in this Agreement, the phrase

"Knowledge of Mack-Cali" (or words of similar import) means the actual knowledge of those individuals identified in Schedule 3.22 to the Mack-Cali Disclosure Letter, without a duty of inquiry or investigation of any kind.

         3.23 MACK-CALI NOT AN INTERESTED STOCKHOLDER. Neither Mack-Cali nor Mack-Cali Partnership is an "interested stockholder" or an "affiliate of an interested stockholder" of Prentiss within the meaning of Section 3-601 of the MGCL.

         3.24 REQUIRED STOCKHOLDER APPROVALS AND PARTNER APPROVALS. The affirmative vote of the holders of not less than a majority of all votes entitled to be cast by holders of the Mack-Cali Common Shares, and the affirmative vote of the partners of Mack-Cali Partnership holding at least 85% of the outstanding Mack-Cali Partnership interests, assuming conversion of all Mack-Cali Preferred Units into Common Units (including Partnership interests held by Mack-Cali) are the only votes of the holders of any class or series of Mack-Cali stock necessary or required under this Agreement or under applicable law to approve the Mergers and this Agreement.

                                    ARTICLE 4
                                    COVENANTS

         4.1 CONDUCT OF PRENTISS' AND PRENTISS PARTNERSHIP'S BUSINESS PENDING MERGER. During the period from the date of this Agreement to the earlier of the Effective Times or the termination of this Agreement, except as consented to in writing by Mack-Cali or as expressly provided for in this Agreement, Prentiss and Prentiss Partnership shall, and shall cause (or, in the case of the Prentiss Subsidiaries and the Prentiss Non-controlled Subsidiary that Prentiss or Prentiss Partnership do not control, shall use commercially reasonable efforts to cause) each of the Prentiss Subsidiaries and Prentiss Non-controlled Subsidiary to:

         (a) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted;

         (b) preserve intact its business organizations and goodwill and use commercially reasonable efforts to keep available the services of its officers and employees;

         (c) confer on a regular basis with one or more representatives of Mack-Cali to report operational matters of materiality which would reasonably be expected to have a Prentiss Material Adverse Effect and, subject to Section 4.3, any proposals to engage in material transactions;

         (d) promptly notify Mack-Cali of any emergency or other change in the condition (financial or otherwise), business, properties, assets, liabilities, or the normal course of its businesses or in the operation of its properties, or of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), except for such emergencies, changes or complaints, investigations or hearings which would not have a Prentiss Material Adverse Effect;

         (e) promptly deliver to Mack-Cali true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

         (f) maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the Prentiss Financial Statement Date, except as may be required by the SEC, applicable law or GAAP;

         (g) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided Prentiss notifies Mack-Cali that it is availing itself of such extensions and provided such extensions do not adversely affect Prentiss' status as a qualified REIT under the Code;

         (h) not make or rescind any express or deemed election relative to Taxes (unless required by law or necessary to preserve Prentiss' status as a REIT or the status of any Prentiss Subsidiary as a partnership for federal income tax purposes, or as a qualified REIT subsidiary under Section 856(i) of the Code, as the case may be);

         (i) except for those Prentiss Properties set forth on Schedule 4.1(i) to the Prentiss Disclosure Letter, without the written approval of Mack-Cali, not (A) acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any other commitment or contractual obligation (each, a "Commitment") for the acquisition of any real property or other transaction, encumber assets or commence construction of, or enter into any Commitment to develop or construct other real estate projects, except for
(i) leases of office property space not in excess of 50,000 square feet individually and (ii) leases of industrial space not in excess of 100,000 square feet individually, (B) incur or enter into any Commitment to incur additional indebtedness (secured or unsecured) (except for unsecured indebtedness that is prepayable without restriction or penalty) or (C) modify, amend or terminate, or enter into any Commitment to modify, amend or terminate, any indebtedness (secured or unsecured) in existence as of the date hereof;

         (j) not amend its Declaration of Trust or its Bylaws, or the articles or certificate of incorporation, bylaws, code of regulations, partnership agreement, operating agreement or joint venture agreement or comparable charter or organization document of any Prentiss Subsidiary or Prentiss Non-controlled Subsidiary, including the Prentiss Partnership Agreement (except to the extent necessary to reflect the admission of additional limited partners and other amendments in connection therewith that can be made by Prentiss without a vote of limited partners and that will not, individually or in the aggregate, materially adversely affect the rights or obligations of holders of Prentiss Units);

         (k) make no change in the number of shares of beneficial interest or units of limited partnership interest issued and outstanding, other than pursuant to (i) the exercise of options disclosed in Schedule 2.3 to the Prentiss Disclosure Letter, (ii) the conversion of the Prentiss Series A Preferred Shares, (iii) the redemption of Prentiss Units pursuant to the Prentiss Partnership Agreement or the redemption of the Prentiss Series A Preferred Shares pursuant to the Series A Preferred Securities Purchase Agreement dated as of December 2, 1997, among Security Capital Growth Incorporated, Prentiss and Prentiss Partnership (the "Prentiss Series A Purchase Agreement"), in each case for cash or, at Prentiss' option, Prentiss Common Shares or (iv) the issuance of Prentiss Restricted Shares pursuant to Section 5.8(g) below

         (l) except as contemplated by Section 5.8(f) hereof, grant no options or other right or commitment relating to its shares of beneficial interest or units of limited partnership interest or any security convertible into its shares of beneficial interest or units of limited partnership interest, or any security the value of which is measured by shares of beneficial interest or any security subordinated to the claim of its general creditors and not amend or waive any rights under any of the Prentiss Share Options or Prentiss Share Rights;

         (m) except as provided in Sections 1.16, 2.3(f) and 5.10 hereof and in connection with the use of Prentiss Common Shares to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, not (i) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any Prentiss Common Shares, Prentiss Series A Preferred Shares or Prentiss Units or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of beneficial interest, membership interests, or units of partnership interest of Prentiss, except for
(A) redemptions of Prentiss Common Shares required under the Declaration of Trust of Prentiss and repurchases of Prentiss Series A Preferred Shares pursuant to the Prentiss Series A Purchase Agreement or in order to preserve the status of Prentiss as a REIT under the Code and (B) exchanges of Prentiss Units, whether or not outstanding on the date of this Agreement, under the Prentiss Partnership Agreement in which Prentiss Common Shares are utilized;

         (n) except for those Prentiss Properties set forth on Schedule 4.1(i) to the Prentiss Disclosure Letter, not sell, ground lease, mortgage, subject to Lien or otherwise dispose of any of the Prentiss Properties;

         (o) subject to Section 4.3, not directly or indirectly through a subsidiary, merge or consolidate with, or acquire all or substantially all of the assets of, or the beneficial ownership of a majority of the outstanding shares of beneficial interest or other equity interests in any person or entity whose securities are registered under the Exchange Act unless such transaction has been approved by Mack-Cali;

         (p) not sell, lease, mortgage, subject to Lien or otherwise dispose of any of its personal property or intangible property, except in the ordinary course of business and which is not material, individually or in the aggregate;

         (q) except as set forth on Schedule 4.1(q) to the Prentiss Disclosure Letter, not make any loans, advances or capital contributions to, or investments in, any other Person, other than loans, advances and capital contributions to Prentiss Subsidiaries or the Prentiss Non-controlled Subsidiary in existence on the date hereof;

         (r) not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) furnished to Mack-Cali or incurred in the ordinary course of business consistent with past practice;

         (s) not guarantee the indebtedness of another Person (other than Prentiss Subsidiaries) , enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

         (t) not enter into any Commitment with any officer, director or Affiliate of Prentiss or any of the Prentiss Subsidiaries or the Prentiss Non-controlled Subsidiary or any material Commitment with any consultant;

         (u) not increase any compensation of any of its officers, directors or employees earning more than $100,000 per annum or enter into or amend any employment agreement described in Schedule 2.13 to the Prentiss Disclosure Letter, other than consistent with established payroll practices or as required by any contract or Prentiss Employee Plan;

         (v) not adopt any new employee benefit plan or amend any existing plans or rights, except for changes which are required by law and changes which are not more favorable to participants than provisions presently in effect;

         (w) not settle any shareholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement;

         (x) not change the ownership of any of its Subsidiaries or the Prentiss Non-controlled Subsidiary, except changes which arise as a result of the acquisition of Prentiss Units in exchange for Prentiss Common Shares pursuant to exercise of the Prentiss Common Unit exchange right under the Prentiss Partnership Agreement;

         (y) not accept a promissory note in payment of the exercise price payable under any option to purchase Prentiss Common Shares except pursuant to the terms of benefit plans in effect as of the date hereof;

         (z)      not enter into any Prentiss Tax Protection Agreement;

         (aa) not amend any of its tax returns or change its organizational structure in any manner that would impact its current or future tax posture or affect its status as a REIT, provided, however, that nothing in this Agreement shall prohibit Prentiss, Prentiss Partnership, the Prentiss Subsidiaries or the Prentiss Non-controlled Subsidiaries from changing its organizational structure in any manner to maintain its status as a REIT, so long as any such changes are agreed to by both Prentiss and Mack-Cali;

         (bb) not file any tax returns or other related documents in connection with the 1999 taxable year of each of Prentiss, Prentiss Partnership and the Prentiss Non-controlled Subsidiary prior to consulting with Mack-Cali;

         (cc) not settle or compromise any material federal, state, local or foreign tax liability; and

         (dd) not authorize, recommend, propose or announce an intention to do any of the foregoing prohibited actions, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing prohibited actions.

         4.2 CONDUCT OF MACK-CALI'S AND MACK-CALI PARTNERSHIP'S BUSINESS PENDING MERGER. During the period from the date of this Agreement to the earlier of the Effective Times or the termination of this Agreement, except as consented to in writing by Prentiss or as expressly provided for in this Agreement,

Mack-Cali and Mack-Cali Partnership shall, and shall cause (or, in the case of the Mack-Cali Subsidiaries and the Mack-Cali Non-controlled Subsidiary that Mack-Cali or Mack-Cali Partnership do not control, shall use commercially reasonable efforts to cause) each of the Mack-Cali Subsidiaries and Mack-Cali Non-controlled Subsidiary to:

         (a) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted;

         (b) preserve intact its business organizations and goodwill and use commercially reasonable efforts to keep available the services of its officers and employees;

         (c) confer on a regular basis with one or more representatives of Prentiss to report operational matters of materiality which would reasonably be expected to have a Mack-Cali Material Adverse Effect;

         (d) promptly notify Prentiss of any emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints investigations or hearings (or communications indicating that the same may be contemplated);

         (e) promptly deliver to Prentiss true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

         (f) maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the Mack-Cali Financial Statement Date, except as may be required by the SEC, applicable law or GAAP;

         (g) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided Mack-Cali notifies Prentiss that it is availing itself of such extensions and provided such extensions do not adversely affect Mack-Cali's status as a qualified REIT under the Code;

         (h) not make or rescind any express or deemed election relative to Taxes (unless required by law or necessary to preserve Mack-Cali's status as a REIT or the status of any Mack-Cali Subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary under Section 856(i) of the Code, as the case may be);

         (i) except for those Mack-Cali Properties set forth on Schedule 4.2(i) to the Mack-Cali Disclosure Letter, without the written approval of Prentiss, not (A) acquire, enter into any Commitment for the acquisition of any real property or other transaction, encumber assets or commence construction of, or enter into any Commitment to develop or construct other real estate projects, except for (i) leases of office property space not in excess of 50,000 square feet individually and (ii) leases of industrial space not in excess of 100,000 square feet individually, (B) incur or enter into any Commitment to incur additional indebtedness (secured or unsecured) (except for unsecured indebtedness that is prepayable without restriction or penalty) or (C) modify, amend or terminate, or enter into any Commitment to modify, amend or terminate, any indebtedness (secured or unsecured) in existence as of the date hereof;

         (j) not amend the Mack-Cali Charter or the Mack-Cali Bylaws, or the articles or certificate of incorporation, bylaws, code of regulations, partnership agreement, operating agreement or joint venture agreement or comparable charter or organization document of any Mack-Cali Subsidiary or the Mack-Cali Non-controlled Subsidiary, including the Mack-Cali Partnership Agreement (except for an amendment to increase the authorized preferred stock (as set forth in the Articles of Merger), the Proposed Mack-Cali Charter Amendment Relating to a Cut-Down and to the extent necessary to reflect the admission of additional limited partners and other amendments in connection therewith that can be made by Mack-Cali without a vote of limited partners and that will not, individually or in the aggregate, materially adversely affect the rights or obligations of holders of Mack-Cali Common Units). As used herein, "Proposed Mack-Cali Charter Amendment Relating to a Cut-Down" means the proposed amendment to decrease the affirmative vote required to approve an extraordinary action from two-thirds to a majority of the outstanding Mack-Cali Common Shares, which has been approved by the Board of Directors of Mack-Cali and is proposed to be submitted to a vote of the shareholders of Mack-Cali;

         (k) except as provided in Sections 1.16 and 5.10 hereof and in connection with the use of Mack-Cali Common Shares to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, not (i) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any Mack-Cali Common Shares, Mack-Cali Common Units or Mack-Cali Preferred Units or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of capital stock, membership interests, or units of partnership interest of Mack-Cali, except for
(A) redemptions of Mack-Cali Common Shares required under Article VI of the Mack-Cali Charter in order to preserve the status of Mack-Cali as a REIT under the Code, and (B) redemptions of Mack-Cali Common Units, whether or not outstanding on the date of this Agreement, under the Mack-Cali Partnership Agreement in which Mack-Cali Common Shares are utilized;

         (l) except for those Mack-Cali Properties set forth on Schedule 4.2(i) to the Mack-Cali Disclosure Letter, not sell, ground lease, mortgage, subject to Lien or otherwise dispose of any of the Mack-Cali Properties;

         (m) subject to Section 4.3, not (i) enter into or agree to effect any merger, acquisition, consolidation, reorganization or other business combination with any third party in which Mack-Cali is not the surviving party thereto or
(ii) enter into or agree to effect any merger, acquisition, exchange offer or other business combination with a third party in which Mack-Cali is the surviving party that would result in the issuance of equity securities representing in excess of 10% of the outstanding Mack-Cali Common Shares on the date any such business combination is entered into or agreed to unless, in either such case, such business combination is approved by Prentiss; and

         (n) not amend any of its tax returns or change its organizational structure in any manner that would impact its current or future tax posture or affect its status as a REIT.

         (o) not authorize, recommend, propose or announce an intention to do any of the foregoing prohibited actions, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing prohibited actions.

         4.3      No Solicitation.
                  ---------------

         (a) Prior to the termination of this Agreement in accordance with the terms hereof, Prentiss agrees, for itself and in its capacity as sole general partner of Prentiss Partnership, that:

                  (i) none of it, any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary shall invite, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals, discussions or negotiations or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, tender offer, exchange offer, transaction resulting in the issuance of securities representing 25% or more of the outstanding equity securities of Prentiss, consolidation, share exchange, recapitalization, liquidation, dissolution, business combination, sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets or 25% or more of the equity securities (including, without limitation, partnership interests and units) of Prentiss or Prentiss Partnership, other than the Mergers (any such proposal or offer being hereinafter referred to as a "Prentiss Acquisition Proposal"), or engage in any discussions or negotiations with or provide any confidential or non-public information or data to, any person relating to, or that may reasonably be expected to lead to, a Prentiss Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement a Prentiss Acquisition Proposal;

                  (ii) none of it, Prentiss Partnership, any of the Prentiss Subsidiaries or the Prentiss Non-controlled Subsidiary will permit any of its officers, directors, employees, affiliates, agents, investment bankers, financial advisors, attorneys, accountants, brokers, finders, consultants or other agents or representatives of Prentiss to engage in any of the activities described in Section 4.3(a);

                  (iii) it, Prentiss Partnership and the Prentiss Subsidiaries and the Prentiss Non-controlled Subsidiary will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to in Section 4.3(b) of the obligations undertaken in this Section 4.3; and

                  (iv) it will notify Mack-Cali immediately (but in any event within 24 hours) if Prentiss, Prentiss Partnership, any of the Prentiss Subsidiaries, the Prentiss Non-controlled Subsidiary or any individual or entity referred to in Section 4.3(a)(ii), receives any such inquiries or proposals, or any requests for such information, or if any such negotiations or discussions are sought to be initiated or continued with it, and include in such notice the identity of the Person making such inquiry, proposal or request, the material terms of such inquiry, proposal or request and, if in writing, shall promptly deliver to Mack-Cali a copy of such inquiry, proposal or request along with all other related documentation and correspondence;

         (b) Notwithstanding Section 4.3(a), the Board of Trustees of Prentiss (including with respect to Prentiss' capacity, through a direct wholly-owned subsidiary, as the sole general partner of Prentiss Partnership) shall not be prohibited from furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide written Prentiss Acquisition Proposal, if, and only to the extent that (i) a majority of the Board of Trustees of Prentiss determines in good faith, after consultation with its outside counsel, that such action is required for the Board of Trustees of Prentiss to comply with its duties to stockholders imposed by applicable law, (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Prentiss provides written notice to Mack-Cali to the effect that it is furnishing information to, or entering into discussions with such person or entity and (iii) Prentiss enters into a confidentiality agreement with such Person on terms in the aggregate not more favorable to such Person than the terms of the Confidentiality Agreement.

         (c) Notwithstanding anything to the contrary set forth in Section 4.3(a) or 4.3(b), in the event that a Prentiss Acquisition Proposal constitutes a Superior Acquisition Proposal (as defined herein), nothing contained in this
Section 4.3 shall prohibit the Board of Trustees of Prentiss from withdrawing, modifying, amending or qualifying its recommendation of this Agreement and the Merger as required under Section 5.1(d) hereof and recommending such Superior Acquisition Proposal to its shareholders: (i) if but only if, Prentiss: (A) complies fully with this Section 4.3 and (B) provides Mack-Cali with at least three (3) business days' prior written notice of its intent to withdraw, modify, amend or qualify its recommendation of this Merger Agreement and the Merger,
(ii) if, in the event that during such three (3) business days Mack-Cali makes a counter proposal to such Superior Acquisition Proposal (any such counter proposal being referred to in this Agreement as the "Mack-Cali Counter Proposal"), Prentiss' Board of Trustees in good faith, taking into account the advice of its outside financial advisors of nationally recognized reputation, determines that the Mack-Cali Counter Proposal is not at least as favorable to Prentiss' shareholders as the Superior Acquisition Proposal, from a financial point of view, and (iii) Prentiss shall have terminated this Agreement in accordance with Section 7.1(h).

         (d) For all purposes of this Agreement, "Superior Acquisition Proposal" means a bona fide written proposal made by a third party to acquire, directly or indirectly, Prentiss and/or Prentiss Partnership pursuant to a tender or exchange offer, merger, share exchange, consolidation or sale of all or substantially all of the assets of Prentiss, Prentiss Partnership, and the Prentiss Subsidiaries or otherwise (i) on terms which a majority of the Board of Trustees of Prentiss determines in good faith, taking into account the advice of Prentiss' financial advisors of nationally recognized reputation, are superior, from a financial point of view, to Prentiss' shareholders to those provided for in the Merger, (ii) for which financing, to the extent required, is then fully committed and capable of being obtained and (iii) which the Board of Trustees of Prentiss determines in good faith is reasonably capable of being consummated.

         (e) Any disclosure that the Board of Trustees of Prentiss may be compelled to make with respect to the receipt of a Prentiss Acquisition Proposal in order to comply with its duties to shareholders imposed by applicable law or Rule 14d-9 or 14e-2 of the Exchange Act will not constitute a violation of this
Section 4.3.

         (f) Nothing in this Section 4.3 shall (i) permit Prentiss to terminate this Agreement (except as expressly provided in Article 7) or (ii) affect any other obligations of Prentiss under this Agreement.

         4.4 AFFILIATES. Prior to the Effective Time of the Merger, Prentiss shall cause to be prepared and delivered to Mack-Cali a list (reasonably satisfactory to counsel for Mack-Cali) identifying all persons who, at the time of the Prentiss and Mack-Cali Shareholders Meetings, may be deemed to be "affiliates" of Prentiss as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates"). Prentiss shall use its commercially reasonable efforts to cause each person who is identified as an Affiliate in such list to deliver to Mack-Cali on or prior to the Effective Time a written agreement, in the form previously approved by the parties hereto, that such Affiliate will not sell, pledge,


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

transfer or otherwise dispose of any Mack-Cali Common Shares and New Mack-Cali Units issued to such Affiliate pursuant to the Mergers, except pursuant to an effective registration statement under the Securities Act or in compliance with paragraph (d) of Rule 145 or as otherwise permitted by the Securities Act. Mack-Cali shall be entitled to place legends as specified in such written agreements on the certificates representing any Mack-Cali Common Shares or New Mack-Cali Units to be received pursuant to the terms of this Agreement by such Affiliates who have executed such agreements and to issue appropriate stop transfer instructions to the transfer agent for the Mack-Cali Common Shares or New Mack-Cali Units issued to such Affiliates, consistent with the terms of such agreements. The Surviving Corporation shall timely file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Affiliate of Prentiss or Mack-Cali may reasonably request, all to the extent required from time to time to enable such Affiliate to sell shares of common stock of the Surviving Corporation received by such Affiliate in the Merger without registration under the Securities Act pursuant to (i) Rule 145(d)(1) under the Securities Act, as such rule may be amended from to time, or (ii) any successor rule or regulation hereafter adopted by the SEC.

         4.5 OTHER ACTIONS. Each of Prentiss and Prentiss Partnership on the one hand, and Mack-Cali and Mack-Cali Partnership on the other hand, shall not take, and shall use commercially reasonable efforts to cause their respective subsidiaries and joint ventures not to take, any action that would result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) except as contemplated by Section 4.3, any of the conditions to the Merger set forth in Article 6 not being satisfied.

         4.6 M-C REIT SUBSIDIARY MERGER. Anything in Section 4.2(h), Section 4.2(j) or elsewhere in this Agreement to the contrary notwithstanding, but subject to the requirements that the transactions contemplated in this Section
4.6 shall not be a condition to the Mergers and shall not materially alter the transactions contemplated by this Agreement, Mack-Cali may, prior to the Effective Time of the Partnership Merger: (i) form a Maryland real estate investment trust under Title 8 having a declaration of trust and bylaws as will be mutually agreed upon by the parties hereto, as a wholly owned Subsidiary of Mack-Cali (the "M-C REIT Subsidiary"); and (ii) effect a merger (the "M-C REIT Subsidiary Merger") of Mack-Cali with and into the M-C REIT Subsidiary, with the M-C REIT Subsidiary being the surviving entity, substantially upon the terms and conditions set forth in an agreement and plan of merger and articles of merger that will be mutually agreed upon by the parties hereto (collectively the "M-C REIT Subsidiary Merger Documents"). Any such M-C REIT Subsidiary Merger shall have the effects set forth in Section 3-114 of the MGCL, Section 8-501.1 of Title 8 and the M-C REIT Subsidiary Merger Documents, and upon consummation of the M-C REIT Subsidiary Merger, the M-C REIT Subsidiary will, among other things, be liable for all of the debts and obligations of Mack-Cali including, without limitation, the obligations of Mack-Cali under this Agreement. If the M-C REIT Subsidiary Merger is consummated prior to the Effective Time of the Partnership Merger, then the Merger shall consist of the merger of Prentiss with and into the M-C REIT Subsidiary with the M-C REIT Subsidiary being the surviving entity, and the Merger Consideration, to the extent that it consists of Mack-Cali Common Shares or Mack-Cali Series A Preferred Shares, will instead consist of a like number of common shares of beneficial interest of the M-C REIT Subsidiary ("M-C REIT Subsidiary Common Shares") and a like number of Series A preferred shares of beneficial interest of the M-C REIT Subsidiary ("M-C REIT Subsidiary Series A Preferred Shares"), respectively.


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

                                    ARTICLE 5
                              ADDITIONAL COVENANTS

         5.1 PREPARATION OF FORM S-4 AND THE PROXY STATEMENT; PRENTISS SHAREHOLDERS MEETING, PRENTISS UNITHOLDERS CONSENT SOLICITATION AND MACK-CALI SHAREHOLDERS MEETING.

         (a) As promptly as practicable after execution of this Agreement, (i) each of Prentiss and Mack-Cali shall prepare and file with the SEC under the Exchange Act, (x) one or more joint proxy statements/prospectuses and forms of proxies (such joint proxy statement(s)/prospectus(es) together with any amendments to supplements thereto, the "Proxy Statement") relating to the shareholder meetings of each of Prentiss and Mack-Cali, the vote of the shareholders of Prentiss and Mack-Cali with respect to the Merger, and the consent, if any, of partners of Prentiss Partnership and Mack-Cali Partnership in connection with any required Partner Approvals and (ii) in connection with the clearance by the SEC of the Proxy Statement, Mack-Cali and Prentiss, if applicable, shall prepare and file with the SEC under the Securities Act one or more registration statements on Form S-4 (such registration statement, together with any amendments or supplements thereto, the "Form S-4"), in which the Proxy Statement will be included, as one or more prospectuses in connection with the registration under the Securities Act of the Mack-Cali Common Shares (including the Mack-Cali Common Shares underlying the Mack-Cali Series A Preferred Shares and the Mack-Cali Common Units) to be distributed to the holders of Prentiss Common Shares, Prentiss Series A Preferred Shares and Prentiss Common Units, as appropriate, in the Mergers. The respective parties will cause the Proxy Statement and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of Prentiss, Prentiss Partnership, Mack-Cali and Mack-Cali Partnership shall furnish all information about itself and its business and operations and all necessary financial information to the other as the other may reasonably request in connection with the preparation of the Proxy Statement and the Form S-4. Mack-Cali and Prentiss, if applicable, shall use its commercially reasonable efforts, and Prentiss will cooperate with it, to have the Form S-4 declared effective by the SEC as promptly as practicable (including clearing the Proxy Statement with the SEC). Each of Prentiss and Prentiss Partnership, on the one hand, and Mack-Cali and Mack-Cali Partnership, on the other hand, agree promptly to correct any information provided by it for use in the Proxy Statement and the Form S-4 if and to the extent that such information shall have become false or misleading in any material respect, and each of the parties hereto further agrees to take all steps necessary to amend or supplement the Proxy Statement and the Form S-4 and to cause the Proxy Statement and the Form S-4 as so amended or supplemented to be filed with the SEC and to be disseminated to their respective shareholders and partners, in each case as and to the extent required by applicable federal and state securities laws. Each of Prentiss, Prentiss Partnership, Mack-Cali and Mack-Cali Partnership agrees that the information provided by it for inclusion in the Proxy Statement or the Form S-4 and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of shareholders of Prentiss and Mack-Cali, and at the time of the taking of consents, if any, of partners of Prentiss Partnership and Mack-Cali Partnership will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Mack-Cali will advise and deliver copies (if any) to Prentiss, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information (regardless whether such requests relate to Mack-Cali or Mack-Cali Partnership, on the one hand, and Prentiss or Prentiss

Partnership, on the other hand), and Mack-Cali shall promptly notify Prentiss and Prentiss shall promptly notify Mack-Cali, if applicable, of (i) the time when the Form S-4 has become effective, (ii) the filing of any supplement or amendment thereto, (iii) the issuance of any stop order, and (iv) the suspension of the qualification and registration of the Mack-Cali Common Shares and Mack-Cali Common Units issuable in connection with the Mergers.

         (b) Each of Prentiss, Prentiss Partnership, Mack-Cali and Mack-Cali Partnership shall use its commercially reasonable efforts to timely mail the joint proxy statement/prospectus contained in the Form S-4 to its shareholders and partners (if partner consent is required). It shall be a condition to the mailing of the joint proxy statement/prospectus that (i) Mack-Cali and Mack-Cali Partnership shall have received a "comfort" letter from PricewaterhouseCoopers LLP, independent public accountants for Prentiss and Prentiss Partnership, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), dated as of the date on which the Form S-4 shall become effective and as of the Effective Time, addressed to Mack-Cali and Mack-Cali Partnership, in form and substance reasonably satisfactory to Mack-Cali and Mack-Cali Partnership, concerning the procedures undertaken by PricewaterhouseCoopers LLP with respect to the financial statements and information of Prentiss, Prentiss Partnership and their subsidiaries and the Prentiss Non-controlled Subsidiary contained in the Form S-4 and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement and (ii) Prentiss shall have received a "comfort" letter from PricewaterhouseCoopers LLP, independent public accountants for Mack-Cali and Mack-Cali Partnership, of the kind contemplated by the AICPA Statement, dated as of the date on which the Form S-4 shall become effective and as of the Effective Time, addressed to Prentiss and Prentiss Partnership, in form and substance reasonably satisfactory to Prentiss, concerning the procedures undertaken by PricewaterhouseCoopers LLP with respect to the financial statements and information of Mack-Cali, Mack-Cali Partnership and their subsidiaries contained in the Form S-4 and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

         (c) Mack-Cali will duly call, give notice of and, as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Proxy Statement is mailed to the shareholders of Mack-Cali), convene and hold a meeting of its shareholders (the "Mack-Cali Shareholders Meeting") for the purpose of obtaining the Mack-Cali Shareholder Approvals. Mack-Cali will, through its Board of Directors, recommend to its shareholders approval of this Agreement, the Merger, and the transactions contemplated by this Agreement and include such recommendation in the Proxy Statement.

         (d) Prentiss will duly call, give notice of and, as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Proxy Statement is mailed to the shareholders of Prentiss), convene and hold a meeting of its shareholders (the "Prentiss Shareholders Meeting") for the purpose of obtaining the Prentiss Shareholder Approvals. Prentiss will, through its Board of Trustees, recommend to its shareholders approval of this Agreement, the Merger and the transactions contemplated by this Agreement and include such recommendation in the Proxy Statement; provided, however, that prior to the Prentiss Shareholders Meeting, such recommendation may be withdrawn, modified or amended if and only to the extent permitted by Section 4.3(c) hereof.

         (e) Mack-Cali and Prentiss shall use their commercially reasonable efforts to convene their respective shareholder meetings on the same day, which day, subject to the provisions of Sections 5.1(c) and 5.1(d), shall be a day not later than 45 days after the date the Proxy Statement is mailed.

         (f) If on the date for the Mack-Cali Shareholders Meeting and Prentiss Shareholders Meeting established pursuant to Section 5.1(e) of this Agreement, either Mack-Cali or Prentiss has not received a sufficient number of votes to approve the Merger, then both parties shall recommend the adjournment of their respective shareholders meetings until one or more dates not later than the date which is ten (10) business days after the originally scheduled date of the shareholders meetings.

         (g) Prentiss shall request written consents for approval, if any is required, by the limited partners of Prentiss Partnership of each of the matters described in the definition of Prentiss Partner Approvals. Prentiss hereby agrees to vote in favor of or consent to, as applicable, the Partnership Merger, to the extent approval thereof is required by the Prentiss Partnership Agreement and to recommend to the limited partners of Prentiss Partnership that they approve such matters, to the extent required. Mack-Cali will request written consents for approval, if any is required, by the limited partners of Mack-Cali Partnership of each of the matters described in the definition of Mack-Cali Partner Approvals. Mack-Cali hereby agrees to vote, if any is required, in favor of or consent to, as applicable, such matters and to recommend to the limited partners of Mack-Cali Partnership that they approve such matters, to the extent required.

         5.2 ACCESS TO INFORMATION; CONFIDENTIALITY. Subject to the requirements of confidentiality agreements with third parties, each of the parties shall, and shall cause each of its Subsidiaries (and, in the case of Prentiss, the Prentiss Non-controlled Subsidiary) to, afford to the other parties and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other parties, reasonable access during normal business hours prior to the Effective Time to their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the parties shall, and shall cause each of its Subsidiaries (and, in the case of Prentiss, the Prentiss Non-controlled Subsidiary) to, furnish promptly to the other parties (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other relevant information concerning its business, properties and personnel as such other party may reasonably request. Each of the parties shall, and shall cause its Subsidiaries (and, in the case of Prentiss, the Prentiss Non-controlled Subsidiary) to, cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to, hold any nonpublic information in confidence.

         5.3      COMMERCIALLY REASONABLE EFFORTS; NOTIFICATION.

         (a) Subject to the terms and conditions herein provided, each of the parties shall: (i) use commercially reasonable efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations; (ii) use commercially reasonable efforts (other than the payment of money which is not contractually required to be paid) to obtain in writing any consents required from third parties to effectuate the Mergers, such consents to be in form reasonably satisfactory to each of the parties; and (iii) use commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement, each party shall take all such necessary action.

         (b) Prentiss and Prentiss Partnership shall use all commercially reasonable efforts to obtain from PricewaterhouseCoopers LLP, access to all work papers relating to audits of Prentiss and Prentiss Partnership performed by PricewaterhouseCoopers LLP, and the continued cooperation of PricewaterhouseCoopers LLP, with regard to the preparation of consolidated financial statements for the Surviving Corporation.

         (c) Prentiss and Prentiss Partnership shall give prompt notice to Mack-Cali and Mack-Cali Partnership, and Mack-Cali and Mack-Cali Partnership shall give prompt notice to Prentiss and Prentiss Partnership, (i) if any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) of the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         5.4 TAX MATTERS. Each of Mack-Cali and Prentiss shall use its commercially reasonable efforts before and after the Effective Time to cause the Merger, and the related M-C REIT Subsidiary Merger as described in Section 4.6 (if applicable), to qualify as a reorganization under the provisions of Sections 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 6.2(e) and 6.3(e). If, based upon the advice of counsel, Mack-Cali and Prentiss determine that the Partnership Merger could reasonably be expected to create a risk that the Merger would not qualify as a reorganization under the provisions of Section 368(a) of the Code, Mack-Cali and Prentiss undertake to use commercially reasonable efforts to negotiate and structure an alternative means to effect the Merger, for Mack-Cali to acquire the interest in Prentiss Partnership owned by Prentiss, and for the holders of Prentiss Units to receive Mack-Cali Common Units (or the economic and tax equivalent thereof) in exchange for their Prentiss Units. Mack-Cali Partnership will use the "traditional method" under Treasury Regulations Section 1.704-3(b) for purposes of making allocations under Section 704(c) of the Code with respect to the properties of or interests in Prentiss Partnership as of the Effective Time (with no curative allocations of gross income with respect to depreciation to offset the effects of the "ceiling rule" but with a curative allocation of gain upon disposition of such properties to offset the effect of the "ceiling rule"). Mack-Cali Partnership and Prentiss Partnership shall negotiate in good faith to agree upon the "Section 704(c) values" of the properties of Prentiss Partnership, effective as of the Closing Date. For purposes of allocating "excess nonrecourse liabilities" of Mack-Cali Partnership pursuant to Treasury Regulations Section 1.752-3(a)(3) following the Closing Date, Mack-Cali Partnership shall use a methodology to be agreed upon between Mack-Cali Partnership and Prentiss Partnership.

         5.5 PUBLIC ANNOUNCEMENTS. Each party will consult with each other party before issuing, and provide each other the opportunity to review and comment upon, any press release or other written public statements which address in any manner the transactions contemplated by this Agreement, and shall not issue any such press release or make any such written public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form mutually agreed to by the parties prior to the execution of this Agreement.

         5.6 LISTING. Mack-Cali shall use all commercially reasonable efforts to cause the Mack-Cali Common Shares to be issued in the Merger and upon conversion of the Mack-Cali Series A Preferred Shares and the Mack-Cali Common Shares reserved for issuance upon redemption of Mack-Cali Common Units issued in the Partnership Merger, to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

         5.7 TRANSFER AND GAINS TAXES. Each party shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to tax, "Transfer and Gains Taxes"). From and after the Effective Time, Mack-Cali shall pay or cause Mack-Cali Partnership, as appropriate, to pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of Mack-Cali Common Shares and Mack-Cali Series A Preferred Shares, or New Mack-Cali Units, as applicable, all Transfer and Gains Taxes (which term shall not in any event be construed to include for these purposes any tax imposed under the Code).

         5.8      BENEFIT PLANS AND OTHER EMPLOYEE ARRANGEMENTS.

         (a) BENEFIT PLANS. After the Effective Time, all employees of Prentiss who are employed by the Surviving Corporation or its Affiliates shall be entitled to receive benefits that are no less favorable, in the aggregate, than benefits provided to similarly situated employees of the Surviving Corporation, with respect to each employee benefit plan, arrangement or policy sponsored or maintained by the Surviving Corporation after the Effective Time. With respect to each such employee benefit plan, service with Prentiss or any Prentiss Subsidiary (as applicable) and the predecessor of any of them shall be included for purposes of determining eligibility to participate, vesting and entitlement to benefits, including receiving credit under any Mack-Cali Employee Plans or other plans maintained by the Surviving Corporation after the Effective Times for any deductibles and out-of-pocket expenses incurred to the Effective Times. Notwithstanding the foregoing, Mack-Cali shall specifically assume Prentiss' obligations under the change of control arrangements and Prentiss employee severance policies listed or described on Schedule 2.15 of the Prentiss Disclosure Letter and honor all obligations arising thereunder.

         (b) STOCK OPTION AND RESTRICTED STOCK PLANS. As of the Effective Time, the stock option plans and the restricted stock plan of Prentiss shall be discontinued.

         (c) PRENTISS SHARE OPTIONS. As of the Effective Time, each outstanding Prentiss Share Option shall, by virtue of this Agreement and without further action of Prentiss, Mack-Cali or the holder of such Prentiss Share Option, whether or not then vested or exercisable, become immediately vested and exercisable and be assumed by Mack-Cali, and be deemed to constitute an option to acquire on substantially the same terms and conditions as were applicable under such Prentiss Share Option (except that each such Prentiss Share Option shall remain exercisable until the expiration of its term and will not terminate as a result of termination of employment or for any other reason), the same number of Mack-Cali Common Shares as the holder of such Prentiss Share Option would have been entitled to receive pursuant to the Merger had such holder exercised such Prentiss Share Option in full immediately prior to the Effective Time at an exercise price per share equal to the aggregate exercise price for the Prentiss Common Shares subject to such Prentiss Share Option divided by the number of full Mack-Cali Common Shares deemed to be purchasable pursuant to such Prentiss Share Option; provided, however, that the number of Mack-Cali Common Shares that may be purchased upon exercise of such Prentiss Share Option shall not include any fractional share; further provided, that such fractional share shall be deemed exercised on the Effective Time and as soon as practicable thereafter a cash payment shall be made for such fractional share in an amount equal to the value of such fractional share calculated in accordance with and in the manner provided for calculations as to be paid in lieu of fractional shares as part of the Merger Consideration under Section 1.10 less the exercise of such fractional share. Prior to, or simultaneously with, the Effective Time, Mack-Cali shall use its commercially reasonable efforts to cause to become effective under the Securities Act, a Registration Statement on Form S-8 in compliance with the rules and regulations promulgated under the Securities Act covering that number of Mack-Cali Common Shares that would become issuable upon the exercise of all outstanding Prentiss Share Options. Mack-Cali shall take all action necessary to reserve for issuance a sufficient number of Mack-Cali Common Shares for delivery upon exercise of all outstanding Prentiss Shares Options assumed in accordance with this Section 5.8(c). Notwithstanding the above, the vesting of the Prentiss Share Option granted to Mr. Michael V. Prentiss and Thomas F. August pursuant to paragraph 5.8(f) below shall not vest at the Effective Time.

         (d) RESTRICTED STOCK. As of the Effective Time, all unvested shares of restricted stock of Prentiss ("Prentiss Restricted Shares") (i.e. the Prentiss Restricted Shares set forth in Schedule 5.8(d) of the Prentiss Disclosure Letter, plus the Prentiss Restricted Shares granted pursuant to paragraph
5.8(g) hereof) shall, by virtue of this Agreement and without further action of Prentiss, Mack-Cali or the holder of such Prentiss Restricted Shares, become immediately vested in full and be exchanged for the same number of Mack-Cali Common Shares as the holder of such Prentiss Restricted Shares would have been entitled to receive pursuant to the Merger had such Prentiss Restricted Shares vested in full immediately prior to the Effective Time; provided, however, that the number of Mack-Cali Common Shares into which such Prentiss Restricted Shares were converted shall not include any fractional share and, as soon as practicable following the Effective Time, a cash payment shall be made for such fractional share calculated in accordance with and in the manner provided for calculations as to be paid in lieu of fractional shares as part of the Merger Consideration under Section 1.10. Prior to, or simultaneously with, the Effective Time, Mack-Cali shall use its commercially reasonable efforts to cause to become effective under the Securities Act, a Registration Statement on Form S-8 in compliance with the rules and regulations promulgated under the Securities Act covering that number of Mack-Cali Restricted Common Shares issued in exchange for the outstanding Prentiss Restricted Shares.

         (e) WITHHOLDING. To the extent required by applicable law, Prentiss shall require each employee who exercises a Prentiss Share Option or who receives Prentiss Common Shares pursuant to any existing commitment to pay to Prentiss in cash or Prentiss Common Shares an amount sufficient to satisfy in full Prentiss' obligation to withhold Taxes incurred by reason of such exercise or issuance.

         (f) MACK-CALI OPTIONS. Within thirty (30) days prior to the Closing Date, Prentiss shall deliver to Mack-Cali a schedule (the "Share Option Schedule") setting forth the number of Prentiss Share Options proposed to be issued to named Prentiss Employees excluding Mr. Michael V. Prentiss and Thomas
F. August ("Eligible Share Grantees"); provided that the aggregate amount of such Prentiss Share Options set forth in such schedule shall not exceed 300,000. Immediately prior to the Effective Time, Prentiss may issue to those Eligible Share Grantees who are not Continuing Grantees (as defined below) the number of Prentiss Share Options proposed to be issued to such Eligible Share Grantee in the Share Option Schedule pursuant a Prentiss long term incentive plan with a per share exercise price not less than the closing price of Prentiss Common Shares on the day immediately preceding the date of grant. In addition, at any time prior to the Closing Date, Prentiss may issue to each of Mr. Michael V. Prentiss and Thomas F. August 150,000 Prentiss Share Options pursuant to a Prentiss long term incentive plan (the "Executive Options"); provided, that each of Mr. Michael V. Prentiss and Thomas F. August shall agree his Executive Options shall, notwithstanding any provision of the Prentiss long term incentive plan pursuant to which they were granted to the contrary, not vest on the Closing Date but shall instead vest in equal installments on the first, second and third anniversaries of the Closing Date. The Executive Options shall be issued at a per share exercise price equal to $26.4375. Any Prentiss Share Option issued pursuant to this paragraph 5.8(f) shall be subject to paragraph 5.8(c). In addition, promptly following the Effective Time, Mack-Cali shall issue pursuant to a Mack-Cali long term incentive plan Mack-Cali Options with an exercise price equal to the average closing price of the Mack-Cali Common Shares on the NYSE for the five (5) trading days immediately preceding the Effective Time (the "Exercise Price") and vesting in three equal installments on the first, second and third anniversaries of the Effective Time to each Eligible Share Grantee who is a Continuing Grantee the same number of Mack-Cali Common Shares as proposed to be issued to such individual in the Share Option Schedule.

         (g) DELAYED RESTRICTED STOCK GRANTS. Within thirty (30) days prior to the Closing Date, Prentiss shall deliver to Mack-Cali a schedule (the "Restricted Share Schedule") setting forth the number of Prentiss Restricted Shares proposed to be issued to named Prentiss Employees excluding Mr. Michael
V. Prentiss and Thomas A. August ("Eligible Restricted Share Grantees"); provided that the aggregate amount of such Prentiss Restricted Shares set forth in such schedule shall not exceed 100,000. Immediately prior to the Closing Date, Prentiss may issue to those Eligible Restricted Share Grantees who are not Continuing Grantees pursuant to a Prentiss long term incentive plan the number of Prentiss Restricted Shares proposed to be issued to such Eligible Restricted Share Grantee in the Restricted Share Schedule. Any Prentiss Restricted Shares issued pursuant to this paragraph 5.8(g) shall be subject to paragraph 5.8 (d). In addition, promptly following the Effective Time, Mack-Cali shall issue pursuant to a Mack-Cali long term incentive plan restricted shares of Mack-Cali ("Mack-Cali Restricted Shares") vesting in equal installments on the third anniversary of the Effective Time to each Eligible Restricted Share Grantee who is a Continuing Grantee in an amount equal to the same number of Mack-Cali Common Shares as proposed to be issued to such Continuing Grantee in the Restricted Share Schedule.

         (h) EMPLOYMENT OF PRENTISS EMPLOYEES. At least fifteen (15) days prior to the Closing Date, Mack-Cali shall provide Prentiss with a list of those Eligible Share Grantees and Eligible Restricted Share Grantees who will continue to be employed by the Surviving Corporation or its Affiliates as of and after the Effective Time (the "Continuing Grantees"). On and after the Effective Times, each Continuing Grantee shall initially hold the same title and position such Continuing Grantee held while employed by Prentiss or its Affiliates. Immediately after the Effective Times, all Prentiss Employees who continue to be employed by the Surviving Corporation or its Affiliates, excluding those Prentiss


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Employees who have employment agreements as set forth on Schedule 2.13(a) to the Disclosure Letter, shall be employees "at-will," without guaranteed employment for any specified period of time. An employment agreement shall simultaneously herewith be entered into by and between Mack-Cali and Mr. Michael V. Prentiss (the "Employment Agreement"). The Employment Agreement will provide for a five (5) year term. It shall provide those benefits listed on Schedule 5.8(h) of the Prentiss Disclosure Letter which would have been provided to Michael V. Prentiss had he terminated his employment under the amended and restated employment agreement dated as of May 10, 2000 between Mr. Michael V. Prentiss and Prentiss (the "obligation for benefits provided under the Old Agreement"). The obligation for benefits provided under the Old Agreement shall be reflected as an accrued liability in the Prentiss balance sheet and shall on the Closing Date be assumed by Mack-Cali. Any obligations to make any payments to employees as a result of the execution of this Agreement or the consummation of the Mergers shall be either paid by Prentiss and reflected accordingly in their Financial Statements or to the extent such payments are not paid by Prentiss and are to be assumed and paid by Mack-Cali, such payments shall be reflected as an accrued liability in the Prentiss balance sheet and shall on the Closing Date be assumed by Mack-Cali.

         5.9      INDEMNIFICATION.

         (a) From and after the Effective Time, Mack-Cali and Mack-Cali Partnership (collectively, the "Indemnifying Parties") shall provide exculpation and indemnification, to the maximum extent permitted by applicable law, for each person who is now or has been at anytime prior to the date hereof or who becomes prior to the Effective Time, an officer, trustee or director of Prentiss or any Prentiss Subsidiary (the "Indemnified Parties") which is the same as the exculpation and indemnification provided to the Indemnified Parties by Prentiss and the Prentiss Subsidiaries immediately prior to the Effective Time in its declaration of trust, charter, Bylaws or in its partnership, operating or similar agreement, as in effect on the date hereof; provided, however, that such exculpation and indemnification covers actions on or prior to the Effective Time, including, without limitation, all transactions contemplated by this Agreement.

         (b) In addition to the rights provided in Section 5.9(a) above, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including without limitation, any action by or on behalf of any or all security holders of Prentiss or Mack-Cali, or any Prentiss Subsidiary or Mack-Cali Subsidiary, or by or in the right of Prentiss or Mack-Cali, or any Prentiss Subsidiary or Mack-Cali Subsidiary, or any claim, action, suit, proceeding or investigation in which any Indemnified Party is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was an officer, employee, trustee or director of Prentiss or any of the Prentiss Subsidiaries or any action or omission by such person in his capacity as a director or trustee, or (ii) this Agreement or the transactions contemplated by this Agreement, whether in any case asserted or arising before or after the Effective Time, Mack-Cali, Prentiss and the Indemnified Parties, hereby shall use their commercially reasonable efforts to cooperate in the defense of such claim, action, suit, proceeding or investigation. The Indemnified Parties shall have the right to select counsel, subject to the consent of the Indemnifying Parties (which consent shall not be unreasonably withheld or delayed). After the Effective Time, the Indemnifying Parties shall jointly and severally indemnify and hold harmless, as and to the full extent permitted by applicable law, each Indemnified Party against any losses, claims, damages, liabilities, expenses (including reasonable attorneys' fees and expenses), costs, judgments, fines and amounts paid in settlement in accordance herewith in connection with any such threatened or actual claim, action, suit, proceeding or investigation in each case to the maximum extent to which a corporation is permitted


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

under the MGCL. In addition, after the Effective Time, in the event of any such threatened or actual claim, action, suit, proceeding or investigation, the Indemnifying Parties shall promptly pay and advance reasonable expenses and costs incurred by each Indemnified Person as they become due and payable in advance of the final disposition of the claim, action, suit, proceeding or investigation to the fullest extent and in the manner permitted by law. Notwithstanding the foregoing, the Indemnifying Parties shall not be obligated to advance any expenses or costs prior to receipt of an undertaking by or on behalf of the Indemnified Party to repay any expenses advanced if it shall ultimately be determined that the Indemnified Party is not entitled to be indemnified against such expense. Notwithstanding anything to the contrary set forth in this Agreement, the Indemnifying Parties (i) shall not be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld), and (ii) shall not have any obligation hereunder to any Indemnified Party to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such indemnification is prohibited by applicable law. In the event of a final and non-appealable determination by a court that any payment of expenses is prohibited by applicable law, the Indemnified Person shall promptly refund to the Indemnifying Parties the amount of all such expenses theretofore advanced pursuant hereto. Any Indemnified Party wishing to claim indemnification under this Section 5.9, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Parties of such claim and the relevant facts and circumstances with respect thereto; provided, however, that the failure to provide such notice shall not affect the obligations of the Indemnifying Parties hereunder except to the extent such failure to notify materially prejudices the Indemnifying Parties ability to defend such claim, action, suit, proceeding or investigation; and provided, further, however, that no Indemnified Party shall be obligated to provide any notification pursuant to this Section 5.9(b) prior to the Effective Time.

         If any action is brought against any of the Indemnified Parties and such Indemnified Parties notify the Indemnifying Parties of its commencement, the Indemnifying Parties will assume the defense of such action, to the extent permitted by applicable law, and will pay the costs and expenses of the defense; provided however that the Indemnifying Parties will be entitled to participate in and, to the extent that they elect by delivering written notice to such Indemnified Parties promptly after receiving notice of the commencement of the action from the Indemnified Parties, to assume the defense of the action and after such notice, the Indemnifying Parties will not be liable to the Indemnified Parties for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the Indemnified Parties in connection with the defense. The Indemnifying Parties shall not settle any such action without the consent of the Indemnified Parties, which consent shall not be unreasonably withheld or delayed, it being agreed that it shall not be deemed unreasonable to withhold consent if the settlement includes any admission of wrongdoing or payment of any money by or on the part of the Indemnifying Parties or any decree or restriction in the Indemnified Parties or their officers, directors or trustees; provided, further, that no Indemnifying Party, in the defense of any such action shall, except with the consent of the Indemnified Parties, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Parties of a release of all liability with respect to such action. The Indemnified Parties shall have the right to employ their own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such Indemnified Parties unless (i) the employment of counsel by the Indemnified Parties has been authorized in writing by the Indemnifying Parties, (ii) the Indemnified Parties have reasonably concluded (based on advice of counsel) that there may be legal defenses available to them that are different from or in addition to those available to the Indemnifying Parties, (iii) a conflict or potential conflict exists (based on advice of


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counsel) between the Indemnifying Parties and the Indemnified Parties (in which case the Indemnifying Parties shall not have the right to direct the defense of such action on behalf of the Indemnified Parties) or (iv) the Indemnifying Parties have not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice thereof in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnifying Parties.

         (d) At or prior to the Effective Time, Mack-Cali shall purchase directors' and officers' liability insurance "tail" policy coverage for Prentiss' trustees and officers for a period of six years, and shall use commercially reasonable efforts to obtain policies which will provide the trustees and officers with coverage on substantially similar terms as (but which shall be no less favorable than those) currently provided by Prentiss to such trustees and officers for claims based on activity prior to the Effective Time, provided, however, that Mack-Cali shall have no obligation to pay aggregate premiums for such coverage in excess of $500,000.

         (e) This Section 5.9 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and their successors, assigns and heirs and shall be binding on all successors and assigns of Mack-Cali. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 5.9 and Mack-Cali acknowledges and agrees that each Indemnified Party would suffer irreparable harm and that no adequate remedy at law exists for a breach of such covenants and such Indemnified Party shall be entitled to injunctive relief and specific performance in the event of any breach of any provision in this Section.

         (f) In the event that the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this
Section 5.9, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director, trustee and officer covered hereby.

         5.10 DECLARATION OF DIVIDENDS AND DISTRIBUTIONS. Subject to Section 1.16(d) hereof, from and after the date of this Agreement, neither Prentiss nor Mack-Cali shall make any dividend or distribution to its shareholders without the prior written consent of the other party; provided, however, the written consent of the other party shall not be required for the authorization and payment of quarterly distributions with respect to the Prentiss Common Shares, Prentiss Series A Preferred Shares or Mack-Cali Common Shares for the dividend for the second quarter of 2000, and for each quarterly dividend thereafter in an amount up to the dividend per share paid by it for the first quarter of 2000; provided, however, the record date for each distribution with respect to the Prentiss Common Shares and Prentiss Series A Preferred Shares shall be the same date as the record date for the quarterly distribution for the Mack-Cali Common Shares as agreed by the parties from time to time. Subject to Section 1.16(d) hereof, from and after the date of this Agreement, Prentiss Partnership shall not make any distribution to the holders of Prentiss Common Units except a distribution per Prentiss Common Unit in the same amount as a dividend per Prentiss Common Share permitted pursuant to this Section 5.10, with the same record and payment dates as such dividend on the Prentiss Common Shares, and shall not make any distribution to the holders of Prentiss Series B Preferred Units or Prentiss Series C Preferred Units except a distribution per such Prentiss Preferred Unit as called for by their respective Certificates of Designation. From and after the date of this Agreement, Mack-Cali Partnership shall not make any



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distribution to the holders of Mack-Cali Common Units except a distribution per
Mack-Cali Common Unit in the same amount as a dividend per Mack-Cali Common Share permitted pursuant to this Section 5.10, with the same record and payment dates as such dividend on the Mack-Cali Common Shares, and shall not make any distribution to the holders of Mack-Cali Series A Preferred Units or Mack-Cali Series B Preferred Units except a distribution per such Mack-Cali Preferred Unit as called for by their respective Certificates of Designation.

         The foregoing restrictions shall not apply, however, to the extent a distribution by Prentiss or Mack-Cali is necessary for Prentiss or Mack-Cali, as applicable, to maintain REIT status.

         5.11 TRANSFER OF NON-CONTROLLED SUBSIDIARY VOTING SHARES. At the Closing and pursuant to the Stock Purchase Agreement, each of the holders of voting capital stock of the Prentiss Non-controlled Subsidiary (other than Prentiss Partnership, to the extent it owns any such voting capital stock) shall transfer to the individual or individuals designated by Mack-Cali Services, Inc., by written notice delivered to them prior to the Closing, all of the shares of each such Prentiss Non-controlled Subsidiary owned by them, constituting all the outstanding shares of such companies which are not owned by Prentiss Partnership, for an aggregate consideration in an amount equal to the purchase price set forth in the Stock Purchase Agreement. Mack-Cali shall use commercially reasonable efforts to cause the individual or individuals designated by Mack-Cali Services, Inc. as party or parties to the Stock Purchase Agreement to perform his or their obligations thereunder.

         5.12 ASSUMPTION OF EXISTING PRENTISS TAX PROTECTION AGREEMENTS. Mack-Cali and Mack-Cali Partnership shall assume the obligations of Prentiss, Prentiss Partnership or the applicable Prentiss Subsidiary, as the case may be, under the Prentiss Tax Protection Agreements described in Schedule 2.18(j) to the Prentiss Disclosure Letter. Mack-Cali and Mack-Cali Partnership shall be obligated to (i) provide the beneficiaries of the Prentiss Tax Protection Agreements identical lock-out rights as such beneficiaries were entitled under the Prentiss Tax Protection Agreements and (ii) make available to the beneficiaries of the Prentiss Tax Protection Agreements guarantees or indemnities of the bottom portion (i.e. the least risky portion) of Mack-Cali or Mack-Cali Partnership debt pari passu with other partners of Mack-Cali Partnership who are entitled to such guarantees or indemnities.

         5.13 REGISTRATION RIGHTS AGREEMENTS. At the Closing, Prentiss shall assign and Mack-Cali shall assume by appropriate instrument the Registration Rights Agreements described on Schedule 5.13 to the Prentiss Disclosure Letter.

         5.14 REDEMPTION OF RIGHTS PLAN. On the business day immediately preceding the Closing Date, Prentiss shall redeem all of the then outstanding rights to purchase Series B Junior Participating Preferred Shares of Prentiss granted in connection with the Rights Agreement between Prentiss and First Chicago Trust Company of New York, dated as of February 6, 1998, pursuant to the terms thereof.

         5.15 SECTION 16(B) MATTERS. Each of Prentiss and Mack-Cali shall use its commercially reasonable efforts and take such actions as may be necessary or appropriate, including, without limitation, having its Board of Trustees and Board of Directors, respectively, approve and adopt appropriate resolutions, to cause the issuance of securities in the Mergers to Affiliates of Prentiss who will become Affiliates of Mack-Cali immediately subsequent to the Mergers to be exempt from the provisions of Section 16(b) of the Exchange Act.


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

         5.16 CERTIFICATE OF DESIGNATION. Prior to the Effective Time, Mack-Cali shall adopt certificates of designations establishing the Series D Cumulative Redeemable Perpetual Preferred Shares and the Series E Cumulative Redeemable Perpetual Preferred Shares which shall have the same terms and provisions as those of Prentiss' Series B Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest and Series C Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest, respectively.

                                    ARTICLE 6
                                   CONDITIONS

         6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGERS. The obligations of each party to effect the Mergers and to consummate the other transactions contemplated by this Agreement to occur on the Closing Date shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

         (a) SHAREHOLDER AND PARTNER APPROVALS. The Shareholder Approvals and all required Partner Approvals shall have been obtained.

         (b) HSR ACT. The waiting period (and any extension thereof) applicable to the Mergers and the transactions contemplated by the Stock Purchase Agreement under the HSR Act, if applicable to the Mergers and the transactions contemplated by the Stock Purchase Agreement, shall have expired or been terminated.

         (c) LISTING OF SHARES. The NYSE shall have approved for listing the Mack-Cali Common Shares to be issued in the Merger and the Mack-Cali Common Shares reserved for issuance upon redemption of Mack-Cali Units issued in the Partnership Merger or upon conversion of the Mack-Cali Series A Preferred Shares, subject to official notice of issuance.

         (d) FORM S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

         (e) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers or any of the other transactions contemplated hereby shall be in effect.

         (f) BLUE SKY LAWS. Mack-Cali and Mack-Cali Partnership shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the Mack-Cali Common Shares, Mack-Cali Series A Preferred Shares and Mack-Cali Units issuable in the Mergers.

         (g) CONSENTS. All consents, approvals and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained, other than such consents, approvals and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a Mack-Cali Material Adverse Effect or a Prentiss Material Adverse Effect.


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

         6.2 CONDITIONS TO OBLIGATIONS OF MACK-CALI AND MACK-CALI PARTNERSHIP. The obligations of Mack-Cali and Mack-Cali Partnership to effect the Mergers and to consummate the other transactions contemplated by this Agreement to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived by Mack-Cali:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Prentiss and Prentiss Partnership set forth in this Agreement, to the extent qualified with respect to materiality, shall be true and correct in all respects, and to the extent not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent such representation or warranty is expressly limited by its terms to another date) and Mack-Cali shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of Prentiss and Prentiss Partnership contained herein are so qualified) signed on behalf of Prentiss by the Chairman, Chief Executive Officer or the Chief Financial Officer of Prentiss, in such capacity, to such effect. The schedules included in the Prentiss Disclosure Letter may be revised between the date hereof and the Closing, provided that the additions or deletions thereon do not, individually or in the aggregate, constitute a Prentiss Material Adverse Effect; and as such, shall be deemed to have modified such representations and warranties and shall not be deemed to constitute a breach of such representation or warranty.

         (b) PERFORMANCE OF OBLIGATIONS OF PRENTISS AND PRENTISS PARTNERSHIP. Prentiss and Prentiss Partnership shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and Mack-Cali shall have received a certificate signed on behalf of Prentiss by the Chairman, Chief Executive Officer or the Chief Financial Officer of Prentiss, in such capacity, to such effect.

         (c) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no Prentiss Material Adverse Change and Mack-Cali shall have received a certificate of the Chairman, Chief Executive Officer or the Chief Financial Officer of Prentiss, in such capacity, certifying to such effect.

         (d) TAX OPINIONS RELATING TO REIT STATUS AND PARTNERSHIP STATUS. Mack-Cali shall have received (i) an opinion of Akin, Gump, Strauss, Hauer & Feld L.L.P., dated as of the Closing Date, to the effect that, (x) commencing with its taxable year ended December 31, 1996, (1) Prentiss was organized and has operated in conformity with the requirements for qualification as a REIT under the Code, (2) Prentiss Partnership has been during and since December 31, 1996, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations), and is not a publicly traded partnership within the meaning of Section 7704 of the Code, and (3) each Prentiss Subsidiary which is a corporation has been since its formation a qualified REIT subsidiary under
Section 856(i) of the Code, and (y) all employees of Prentiss that purchased shares of capital stock in Urban Media Communications Corporation are the owners of such shares of stock for federal income tax purposes and (ii) an opinion of Pryor Cashman Sherman & Flynn LLP or other counsel to Mack-Cali reasonably satisfactory to Prentiss, dated as of the Closing Date, to the effect that, commencing with its taxable year ending December 31, 1994, Mack-Cali was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and that, after giving effect to the Merger, Mack-Cali's proposed method of operation will enable it to continue to meet


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

the requirements for qualification and taxation as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations and based upon and subject to the opinion of counsel to Prentiss described in clause (i) above).

         (e) TAX OPINION RELATING TO THE MERGER. Mack-Cali shall have received an opinion dated the Closing Date from Pryor Cashman Sherman & Flynn LLP, based upon customary certificates and letters, which letters and certificates are to be in a form to be agreed upon by the parties and dated the Closing Date, to the effect that the Merger (and any M-C REIT Subsidiary Merger as described in Section 4.6 hereof, if appropriate) will individually and collectively qualify as a reorganization under the provisions of Section 368(a) of the Code.

         (f) "COMFORT" LETTER. Mack-Cali and Mack-Cali Partnership shall have received a "comfort" letter from PricewaterhouseCoopers LLP, as described in
Section 5.1(b).

         6.3 CONDITIONS TO OBLIGATIONS OF PRENTISS AND PRENTISS PARTNERSHIP. The obligations of Prentiss and Prentiss Partnership to effect the Mergers and to consummate the other transactions contemplated by this Agreement to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived by Prentiss:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Mack-Cali and Mack-Cali Partnership set forth in this Agreement to the extent qualified with respect to materiality, shall be true and correct in all respects, and to the extent not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent the representation or warranty is expressly limited by its terms to another date) and Prentiss shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as such representations and warranties of Mack-Cali and Mack-Cali Partnership contained herein are so qualified) signed on behalf of Mack-Cali by the Chief Executive Officer of such party, in such capacity, to such effect. The schedules produced in connection with the representations and warranties of Mack-Cali and Mack-Cali Partnership may be revised between the date hereof and the Closing, provided that the additions or deletions thereon do not, individually or in the aggregate, constitute a Mack-Cali Material Adverse Effect; and as such, shall be deemed to have modified such representations and warranties and shall not be deemed to constitute a breach of such representation or warranty.

         (b) PERFORMANCE OF OBLIGATIONS OF MACK-CALI AND MACK-CALI PARTNERSHIP. Mack-Cali and Mack-Cali Partnership shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and Prentiss shall have received a certificate of Mack-Cali signed on behalf of Mack-Cali by the Chief Executive Officer of Mack-Cali, in such capacity, to such effect.

         (c) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no Mack-Cali Material Adverse Change and Prentiss shall have received a certificate of the Chief Executive Officer of Mack-Cali, in such capacity, certifying to such effect.

         (d) TAX OPINIONS RELATING TO REIT STATUS AND PARTNERSHIP STATUS. Prentiss shall have received an opinion of Pryor Cashman Sherman & Flynn LLP, dated as of the Closing Date, to the effect that, commencing with its taxable year ended December 31, 1994, (i) Mack-Cali was organized and has


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operated in conformity with the requirements for qualification as a REIT under the Code and (ii) Mack-Cali Partnership has been during and since 1994, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations), and is not a publicly traded partnership within the meaning of
Section 7704 of the Code, and (iii) each Mack-Cali Subsidiary which is a corporation has been since its formation a qualified REIT subsidiary under
Section 856(i) of the Code.

         (e) TAX OPINION RELATING TO MERGER. Prentiss shall have received an opinion dated the Closing Date from Akin, Gump, Strauss, Hauer & Feld L.L.P. based upon customary certificates and letters, which letters and certificates are to be in a form to be agreed upon by the parties and dated the Closing Date, to the effect that the Merger (and any M-C REIT Subsidiary Merger as described in Section 4.6 hereof, if appropriate) will individually and collectively qualify as a reorganization under the provisions of Section 368(a) of the Code.

         (f) "COMFORT" LETTER. Prentiss and Prentiss Partnership shall have received a "comfort" letter from PricewaterhouseCoopers LLP, as described in
Section 5.1(b).


                                    ARTICLE 7
                        TERMINATION, AMENDMENT AND WAIVER

         7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time of the Partnership Merger, whether such action occurs before or after either of the Shareholder Approvals or the Partner Approvals are obtained:

         (a) by mutual written consent duly authorized by the Board of Directors of Mack-Cali and the Board of Trustees of Prentiss;

         (b) by Mack-Cali, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of Prentiss or Prentiss Partnership set forth in this Agreement, or if any representation or warranty of Prentiss or Prentiss Partnership shall become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by February 28, 2001 (or as otherwise extended);

         (c) by Prentiss, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of Mack-Cali or Mack-Cali Partnership set forth in this Agreement, or if any representation or warranty of Mack-Cali or Mack-Cali Partnership shall become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by February 28, 2001 (or as otherwise extended);

         (d) by either Mack-Cali or Prentiss, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of either of the Mergers shall have become final and non-appealable;

         (e) by either Mack-Cali or Prentiss, if the Mergers shall not have been consummated before February 28, 2001; provided, however, that a party may not terminate pursuant to this clause (e) if the terminating party shall have breached in any material respect its obligations under this Agreement in any manner that shall have caused either of the Mergers not to have been consummated by such date;

         (f) by either Mack-Cali or Prentiss (unless Prentiss or Prentiss Partnership is in breach of its obligations under Section 5.1) if, upon a vote at a duly held Prentiss Shareholders Meeting or any adjournment thereof, the Prentiss Shareholder Approvals shall not have been obtained as contemplated by
Section 5.1 or if the Prentiss Partner Approvals shall not have been obtained as contemplated by Section 5.1;

         (g) by either Prentiss or Mack-Cali (unless Mack-Cali or Mack-Cali Partnership is in breach of its obligations under Section 5.1) if, upon a vote at a duly held Mack-Cali Shareholders Meeting or any adjournment thereof, the Mack-Cali Shareholder Approvals shall not have been obtained as contemplated by
Section 5.1 or if the Mack-Cali Partner Approvals shall not have been obtained as contemplated by Section 5.1;

         (h) by Prentiss, (i) if the Board of Trustees of Prentiss shall have withdrawn, modified, amended or qualified in any manner adverse to Mack-Cali its approval or recommendation of either of the Mergers or this Agreement in connection with, or approved or recommended, a Superior Acquisition Proposal or
(ii) in order to enter into a binding written agreement with respect to a Superior Acquisition Proposal; provided that, in each case, Prentiss shall have complied with the terms of Section 4.3 and, prior to terminating pursuant to this Section 7.1(h), has paid to Mack-Cali the Break-Up Fee (as hereinafter defined) to the extent required by Section 7.2 hereof; and

         (i) by Mack-Cali, if (i) the Board of Trustees of Prentiss shall have failed to recommend or has withdrawn, modified, amended or qualified, or proposed publicly not to recommend or to withdraw, modify, amend or qualify, in any manner adverse to Mack-Cali its approval or recommendation of either of the Mergers or this Agreement or approved or recommended any Superior Acquisition Proposal, (ii) following the announcement or receipt of a Prentiss Acquisition Proposal, Prentiss shall have failed to call the Prentiss Shareholders Meeting in accordance with Section 5.1(a) or failed to prepare and mail to its stockholders the Proxy Statement in accordance with Section 5.1(a) or 5.1(b), or
(iii) the Board of Trustees of Prentiss or any committee thereof shall have resolved to do any of the foregoing.

         7.2 CERTAIN FEES AND EXPENSES. If this Agreement shall be terminated
(i) pursuant to Section 7.1(b), 7.1(h) or 7.1(i), then Prentiss and Prentiss Partnership thereupon shall pay to Mack-Cali Partnership a fee equal to the Break-Up Fee (as defined below), and (ii) pursuant to Section 7.1(f), then Prentiss and Prentiss Partnership shall pay to Mack-Cali Partnership (provided that Prentiss was not then entitled to terminate this Agreement pursuant to
Section 7.1(c) at the time of such termination) an amount equal to the Break-Up Expenses (as defined below). If this Agreement shall be terminated pursuant to
Section 7.1(c) or 7.1(g), then Mack-Cali and Mack-Cali Partnership shall pay Prentiss Partnership (provided that Mack-Cali was not then entitled to terminate this Agreement pursuant to Section 7.1(b) at the time of such termination) an amount equal to the Break-Up Fee. If this Agreement shall be terminated pursuant to Section 7.1(d) (if primarily resulting from any action or inaction of Prentiss, Prentiss Partnership or any Prentiss Subsidiary or the Prentiss Non-controlled Subsidiary), 7.1(e) or 7.1(f) and prior to the time of such termination a Prentiss Acquisition Proposal has been received by Prentiss or any Prentiss Subsidiary, and either prior to the termination of this Agreement or within twelve (12) months thereafter, Prentiss or any Prentiss Subsidiary enters into any written Prentiss Acquisition Proposal which is subsequently consummated (whether or not any such Prentiss Acquisition

Proposal is the same Prentiss Acquisition Proposal which had been received at the time of the termination of this Agreement), then Prentiss and Prentiss Partnership shall pay the Break-Up Fee to Mack-Cali Partnership.

         The payment of the Break-Up Fee shall be compensation for the loss suffered by Mack-Cali and Mack-Cali Partnership or Prentiss or Prentiss Partnership (as applicable) as a result of the failure of the Mergers to be consummated (including, without limitation, opportunity costs and out-of-pocket costs and expenses) and to avoid the difficulty of determining damages under the circumstances. The Break-Up Fee shall be paid by Prentiss and Prentiss Partnership to Mack-Cali Partnership or Mack-Cali and Mack-Cali Partnership to Prentiss Partnership (as applicable), or the Break-Up Expenses shall be paid by Prentiss and Prentiss Partnership to Mack-Cali Partnership or Mack-Cali and Mack-Cali Partnership to Prentiss Partnership (as applicable), in immediately available funds within two (2) business days after the date the event giving rise to the obligation to make such payment occurred (except as otherwise provided in Section 7.1(h) or 7.1(i)). Prentiss acknowledges that the agreements contained in this Section 7.2 are integral parts of this Agreement; accordingly, if Prentiss and Prentiss Partnership fail to promptly pay the Break-Up Fee or Break-Up Expenses due pursuant to this Section 7.2 and, in order to obtain payment, Mack-Cali commences a suit which results in a judgment against Prentiss or Prentiss Partnership for any amounts owed pursuant to this Section 7.2, Prentiss and Prentiss Partnership shall pay to Mack-Cali its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount owed at the rate on six-month U.S. Treasury obligations in effect on the date such payment was required to be made plus 300 basis points.

         As used in this Agreement, "Break-Up Fee" shall be an amount equal to the lesser of (i) $30,000,000 less Break-Up Expenses paid or payable under this
Section 7.2 (the "Base Amount") and (ii) the sum of (A) the maximum amount that can be paid to Mack-Cali Partnership or Prentiss Partnership (as applicable) without causing Mack-Cali or Prentiss (as applicable) to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c) (3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to Mack-Cali, and (B) in the event Mack-Cali or Prentiss (as applicable) receives a letter from outside counsel (the "Break-Up Fee Tax Opinion") indicating that Mack-Cali or Prentiss (as applicable) has received a ruling from the IRS holding that Mack-Cali Partnership's or Prentiss Partnership's (as applicable) receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income of Mack-Cali or Prentiss (as applicable) within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements") or that the receipt by Mack-Cali Partnership or Prentiss Partnership (as applicable) of the remaining balance of the Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Base Amount less the amount paid under clause (A) above. Prentiss' and Prentiss Partnership's or Mack-Cali or Mack-Cali Partnership's (as applicable) obligation to pay any unpaid portion of the Break-Up Fee shall terminate three years from the date of this Agreement. In the event that Mack-Cali Partnership or Prentiss Partnership (as applicable) is not able to receive the full Base Amount, Prentiss and Prentiss Partnership or Mack-Cali and Mack-Cali Partnership (as applicable) shall place the unpaid amount in escrow and shall not release any portion thereof to Mack-Cali Partnership or Prentiss Partnership (as applicable) unless and until Mack-Cali or Prentiss (as applicable) receives either one of the following: (i) a letter from Mack-Cali's or Prentiss'(as applicable) independent accountants indicating the maximum amount that can be paid at that time to Mack-Cali Partnership or Prentiss Partnership (as applicable) without causing Mack-Cali or Prentiss (as applicable) to fail to meet the REIT Requirements or
(ii) a Break-Up Fee Tax Opinion, in either of which events Prentiss and Prentiss Partnership shall pay to Mack-Cali Partnership or Mack-Cali and Mack-Cali Partnership shall pay to Prentiss Partnership the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in (i) above.

         The "Break-Up Expenses" payable to Mack-Cali Partnership or Prentiss Partnership, as the case may be (the "Recipient"), shall be an amount equal to the lesser of (i) $5,000,000, (ii) the Recipient's out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) or (iii) the sum of (A) the maximum amount that can be paid to the Recipient without causing Mack-Cali or Prentiss, as the case may be, to fail to meet the requirements of Sections 856(c)(2) and
(3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to Mack-Cali or Prentiss, as the case may be, and (B) in the event Mack-Cali or Prentiss, as the case may be, receives a letter from outside counsel (a "Break-Up Expense Tax Opinion") indicating that it has received a ruling from the IRS holding that the Recipient's receipt of the Break-Up Expenses would either constitute Qualifying Income or would be excluded from gross income of Mack-Cali or Prentiss, as the case may be, within the meaning of the REIT Requirements or that receipt by the Recipient of the remaining balance of the Break-Up Expenses following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Break-Up Expenses less the amount paid under clause
(A) above. The obligation of Mack-Cali and Mack-Cali Partnership or Prentiss and Prentiss Partnership, as applicable ("Payor"), to pay any unpaid portion of the Break-Up Expenses shall terminate three years from the date of this Agreement. In the event that the Recipient is not able to receive the full Break-Up Expenses, the Payor shall place the unpaid amount in escrow and shall not release any portion thereof to the Recipient unless and until the Payor receives either one of the following: (i) a letter from the independent accountants of Mack-Cali or Prentiss, as the case may be, indicating the maximum amount that can be paid at that time to the Recipient without causing it to fail to meet the REIT Requirements or (ii) a Break-Up Expense Tax Opinion, in either of which events the Payor shall pay to the Recipient the lesser of the unpaid Break-Up Expenses or the maximum amount stated in the letter referred to in (i) above.

         7.3 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Prentiss or Mack-Cali as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Mack-Cali, Mack-Cali Partnership, Prentiss or Prentiss Partnership, other than the last sentence of Section 5.2, Section 7.2, this Section 7.3 and Article 8, and except to the extent that such termination results from a willful breach by any party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         7.4 AMENDMENT. This Agreement may be amended by the parties in writing by action of the Board of Directors of Mack-Cali and the Board of Trustees of Prentiss at any time before or after any Shareholder Approvals or Partner Approvals are obtained and prior to the filing of the Articles of Merger with the Department; provided, however, that, after the Shareholder Approvals and Partner Approvals are obtained, no such amendment, modification or supplement shall be made which by law requires the further approval of shareholders without obtaining such further approval. The parties agree to amend this Agreement in the manner provided in the immediately preceding sentence to the extent required to (a) continue the status of each party as a REIT or (b) preserve the Merger as a tax-free reorganization under Section 368 of the Code.

         7.5 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                    ARTICLE 8
                               GENERAL PROVISIONS

         8.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement confirming the representations and warranties in this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, including, without limitation, Sections 1.8, 5.8, 5.9 and 5.12.

         8.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

         (a)      if to Mack-Cali or Mack-Cali Partnership, to:

                           Mack-Cali Realty Corporation
                           11 Commerce Drive
                           Cranford, New Jersey 07016
                           Attention:       Mitchell E. Hersh
                                            Chief Executive Officer
                                            and
                                            Roger W. Thomas
                                            Executive Vice President,
                                            General Counsel and Secretary
                           Fax No.: (908) 272-6755

                  with a copy to:

                           Pryor Cashman Sherman & Flynn LLP
                           410 Park Avenue
                           New York, New York 10022
                           Attention:       Blake Hornick, Esq.
                           Fax No.: (212) 326-0806

         (b)      if to Prentiss or Prentiss Partnership, to:

                           Prentiss Properties Trust
                           3890 W. Northwest Highway, Suite 400
                           Dallas, Texas 75220
                           Attention:       Thomas F. August
                                            President and Chief Executive
                                            Officer
                           Fax No.: (214) 350-2408

                                            and
                                            J. Kevan Dilbeck
                                            Senior Vice President and General
                                            Counsel
                           Fax No.: (214) 350-2409

                  with a copy to:

                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           1700 Pacific Avenue, Suite 4100
                           Dallas, Texas 75201
                           Attention:   Michael E. Dillard, P.C.
                           Fax No.:     (214) 969-4343

All notices shall be deemed given only when actually received.

         8.3 INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

         8.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Prentiss Disclosure Letter, the Mack-Cali Disclosure Letter, the Voting Agreements and the other agreements entered into in connection with the Mergers
(a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral between the parties with respect to the subject matter of this Agreement and (b) except as provided in Sections 1.8, 5.8, 5.9 and 5.12 ("Third Party Provisions"), are not intended to confer upon any person other than the parties hereto any rights or remedies.

         8.6 GOVERNING LAW. THE PARTNERSHIP MERGER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF. EXCEPT AS PROVIDED IN THE

IMMEDIATELY PRECEDING SENTENCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

         8.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         8.8 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in Maryland or in any state court located in Maryland this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in Maryland or any state court located in Maryland in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

         8.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         8.10 EXCULPATION. This Agreement shall not impose any personal liability on any shareholder, director, trustee, officer, employee or agent of Mack-Cali or Prentiss, and all Persons shall look solely to the property of Mack-Cali for the payment of any claim hereunder or for the performance of this Agreement.

         8.11 JOINT AND SEVERAL OBLIGATIONS. In each case where both Prentiss and Prentiss Partnership, on the one hand, or Mack-Cali and Mack-Cali Partnership, on the other hand, are obligated to perform the same obligation hereunder, such obligation shall be joint and several.

         IN WITNESS WHEREOF, Mack-Cali, Mack-Cali Partnership, Prentiss and Prentiss Partnership have caused this Agreement to be signed by their respective officers (or general partners) thereunto duly authorized all as of the date first written above.

                                    MACK-CALI REALTY CORPORATION

                                    By:   /s/ Mitchell E. Hersh
                                          ----------------------------------

                                    Name: Mitchell E. Hersh
                                          ----------------------------------

                                    Title: Chief Executive Officer
                                          ----------------------------------


                                    MACK-CALI REALTY, L.P.

                                    By:      Mack-Cali Realty Corporation
                                             its managing general partner


                                    By:   /s/ Mitchell E. Hersh
                                          ----------------------------------

                                    Name: Mitchell E. Hersh
                                          ----------------------------------

                                    Title: Chief Executive Officer
                                          ----------------------------------

                                    PRENTISS PROPERTIES TRUST

                                    By:   /s/ Thomas F. August
                                          ----------------------------------

                                    Name: Thomas F. August
                                          ----------------------------------

                                    Title: President & CEO
                                          ----------------------------------

                                    PRENTISS PROPERTIES ACQUISITION PARTNERS,
                                    L.P.

                                    By:      Prentiss Properties I, Inc.,
                                             its sole general partner

                                    By:   /s/ Michael V. Prentiss
                                          ----------------------------------

                                    Name: Michael V. Prentiss
                                          ----------------------------------

                                    Title: Chairman
                                          ----------------------------------

                                                                       EXHIBIT A

                              CERTIFICATE OF MERGER

                                       of

                 PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.

                                      into

                             MACK-CALI REALTY, L.P.

         The undersigned limited partnership, organized and existing under and by virtue of the Delaware Revised Uniform Limited Partnership Act, does hereby certify:

         FIRST: That the name and jurisdiction of formation of each of the constituent limited partnerships which is to merge is as follows:

          NAME                                              STATE OF FORMATION

     Mack-Cali Realty, L.P.                                      Delaware
     Prentiss Properties Acquisition Partners, L.P.              Delaware


         SECOND: That an Agreement and Plan of Merger dated as of June 27, 2000 (the "Merger Agreement") by and among Mack-Cali Realty Corporation, a Maryland corporation ("Mack-Cali"), Mack-Cali Realty, L.P. ("Mack-Cali Partnership"), Prentiss Properties Trust, a Maryland corporation ("Prentiss"), and Prentiss Properties Acquisition Partners, L.P. ("Prentiss Properties") has been approved and executed by each of the constituent limited partnerships in accordance with the requirements of Section 17-211(b) of the Delaware Revised Uniform Limited Partnership Act.

         THIRD: That the name of the surviving limited partnership is Mack-Cali Realty, L.P. (the "Surviving Limited Partnership").

         FOURTH: That Paragraph FIRST of the Certificate of Amendment of Certificate of Limited Partnership of the Surviving Limited Partnership will be amended to read as follows:

         "1. The name of the limited partnership is Mack National Office Properties, L.P."

         FIFTH: That the effective time of the merger is upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware, which effective time is prior to the effective time of the merger of Prentiss into Mack-Cali pursuant to the Merger Agreement.

         SIXTH: That the executed Merger Agreement is on file at a place of business of the Surviving Limited Partnership. The address of such place of business is 11 Commerce Drive, Cranford, New Jersey, 07016.

         SEVENTH: That a copy of the Merger Agreement will be furnished by the Surviving Limited Partnership, on request and without cost, to any partner of the constituent limited partnerships.

         EIGHTH: The manner and basis of converting or exchanging issued and outstanding partnership interests of Prentiss Partnership into different partnership interests in the Surviving Limited Partnership is as follows:

         (a) Conversion of Prentiss Common Units. Upon the Effective Time, each issued and outstanding unit of limited partnership interest in Prentiss Partnership ("Prentiss Common Unit") shall be converted into the right to receive from Mack-Cali Partnership 0.956 fully paid and nonassessable units of limited partnership interest of Mack-Cali Partnership ("Mack-Cali Common Units"). As of the Effective Time, all Prentiss Common Units shall no longer be outstanding and shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, and each holder of a certificate representing any Prentiss Common Units shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificate in accordance with the applicable provisions of the Merger Agreement, certificates representing the Mack-Cali Common Units required to be delivered under this paragraph (a) and any distributions with a record date prior to the Effective Time which may have been declared or made by Prentiss Partnership on such Prentiss Common Units which remain unpaid at the Effective Time and any distributions with a record date on or after the Effective Time which may have been declared or made by Mack-Cali Partnership on Mack-Cali Common Units with a payment date on or prior to the date of delivery of certificates under this paragraph (a).

         (b) Conversion of Prentiss Preferred Units. Upon the Effective Time, (i) each issued and outstanding Series B preferred unit of limited partnership interest of Prentiss Partnership ("Prentiss Series B Preferred Units") shall be converted into the right to receive from Mack-Cali Partnership one Series D preferred unit of limited partnership interest of Mack-Cali Partnership ("Mack-Cali Series D Preferred Units") and (ii) each issued and outstanding Series C preferred unit of limited partnership interest of Prentiss Partnership ("Prentiss Series C Preferred Units" and, together with the Prentiss Series B Preferred Units, the "Prentiss Preferred Units") shall be converted into the right to receive from Mack-Cali Partnership one Series E preferred unit of limited partnership interest of Mack-Cali Partnership ("Mack-Cali Series E Preferred Units" and, together with the Mack-Cali Series B Preferred Units the "New Mack-Cali Preferred Units"). As of the Effective Time, all Prentiss Preferred Units shall no longer be outstanding and shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, and each holder of a certificate representing any Prentiss Preferred Unit shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificate in accordance with the applicable provisions of the Merger Agreement, certificates representing the New Mack-Cali Preferred Units required to be delivered under this paragraph (b) and any dividends or other distributions with a record date prior to the Effective Time which may have been declared or made by Prentiss Partnership on such Prentiss Preferred Units which remain unpaid at the Effective Time and any distributions with a record date on or after the Effective Time which may have been declared or made by Mack-Cali Partnership on the New Mack-Cali Preferred Units with a payment date on or prior to the date of delivery of certificates under this paragraph (b).

         (c) No fractional units of Mack-Cali Partnership shall be issued in connection with the Merger. In lieu of the issuance of any fractional shares of fractional units, each holder of fractional units, upon surrender of a certificate in accordance with the applicable provision in the Merger Agreement for exchange shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the average closing price of one share of Common Stock on the New York Stock Exchange on the five trading days immediately preceding the Closing Date (as defined in the Merger Agreement) by (ii) the fractional amount of the unit which such holder would otherwise be entitled to receive under this Article EIGHTH (such cash payments, together with the Mack-Cali Common Units and New Mack-Cali Preferred Units to be issued pursuant to this Article EIGHTH, hereinafter sometimes collectively referred to as, the "Merger Consideration").

         (d) As soon as reasonably practicable after the Effective Time, Mack-Cali shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates: (i) a letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such a form and have such provisions as Mack-Cali may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the Mack-Cali Common Units or New Mack-Cali Preferred Units, as applicable, theretofore evidenced by such Certificate shall have been converted into the right to receive pursuant to Article EIGHTH, together with any dividends or other distributions to which such holder is entitled to receive pursuant to Section 1.16(d) of the Merger Agreement, to be mailed within five business days of receipt thereof, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of any such Prentiss Common Units or Prentiss Preferred Units which is not registered in the transfer records of Prentiss, payment may be made to a person or entity other than the person or entity in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person or entity requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a person or entity other than the registered holder of such Certificate or establish to the satisfaction of Mack-Cali that such taxes have been paid or are not applicable. Until surrendered as contemplated by this Article EIGHTH, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the Mack-Cali Common Units or New Mack-Cali Preferred Units, as applicable, theretofore evidenced by such Certificate shall have been converted into the right to receive pursuant to Article EIGHTH, and any dividends or other distributions to which such holder is entitled to receive pursuant to Section 1.16(d) of the Agreement. No interest will be paid or will accrue on the Merger Consideration upon the surrender of any Certificate or any cash payable pursuant to Section 1.16(d) of the Agreement.

         (e) No Merger Consideration, or dividends or other distributions with respect to Mack-Cali Common Units or New Mack-Cali Preferred Units with a record date after the Effective Time, shall be paid to the holder of any unsurrendered Certificate with respect to Prentiss Common Units or Prentiss Preferred Units represented thereby, in each case until after the surrender of such certificate in accordance with this Article EIGHTH and Section 1.16 of the Merger Agreement.

         (f) All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Article EIGHTH shall be deemed to have been paid in full satisfaction of all rights pertaining to Prentiss Common Units or Prentiss Preferred Units, as applicable, theretofore represented by such Certificates; provided, however, that Prentiss shall transfer to the Exchange Agent cash sufficient to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Prentiss on the Prentiss Common Units or Prentiss Preferred Units, as applicable, in accordance with the terms of the Merger Agreement or prior to the date of the Merger Agreement and which remain unpaid at the Effective Time and have not been paid prior to such surrender, and there shall be no further registration of transfers on the share transfer books of Prentiss of the Prentiss Common Units or Prentiss Preferred Units which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Mack-Cali for any reason, they shall be canceled and exchanged in accordance with this Article EIGHTH and Section 1.16 of the Merger Agreement.

         (g) None of Prentiss, Mack-Cali or the Exchange Agent shall be liable to any person or entity in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Merger Consideration delivered to the Paying Agent pursuant to this Article EIGHTH that remains unclaimed for twelve months after the Effective Time shall be redelivered by the Exchange Agent to Mack-Cali, upon demand and any holders of Certificates who have not theretofore complied with this Article EIGHTH shall thereafter look only to Mack-Cali for delivery of the Merger Consideration and any unpaid dividends, subject to applicable escheat and other similar laws.

          (h) Mack-Cali Units: Upon the Effective Time, each Mack-Cali Common Unit, Mack-Cali Series A Preferred Unit and Mack-Cali Series B Preferred Unit (each as defined in the Merger Agreement) outstanding immediately prior to the Effective Time shall remain outstanding.

         IN WITNESS WHEREOF, Mack-Cali Realty Corporation, the General Partner of Mack-Cali Realty, L.P., has caused this Certificate of Merger to be signed by a duly authorized officer, this ________ day of ______________ 2000.

                                       MACK-CALI REALTY, L.P.

                                       By:   Mack-Cali Realty Corporation,
                                             Its sole General Partner



                                             By:
                                                -------------------------------

                                             Name:
                                                  -----------------------------

                                             Title:
                                                   ----------------------------

                                                                     EXHIBIT   B

                               ARTICLES OF MERGER

                                       of

                           PRENTISS PROPERTIES TRUST,
                    a Maryland real estate investment trust,

                                  with and into

                          MACK-CALI REALTY CORPORATION,
                             a Maryland corporation

                  MACK-CALI REALTY CORPORATION, a Maryland corporation ("Mack-Cali"), and PRENTISS PROPERTIES TRUST, a Maryland real estate investment trust ("Prentiss"), do hereby certify to the State Department of Assessments and Taxation (the "Department") as follows:

                  FIRST: Mack-Cali and Prentiss agree to merge in the manner hereinafter set forth (the "Merger").

                  SECOND: Mack-Cali is the entity to survive the Merger.

                  THIRD: Both Mack-Cali and Prentiss are formed under the laws of the State of Maryland.

                  FOURTH: The principal office of Mack-Cali in the State of Maryland is located in Baltimore City and the principal office of Prentiss in the State of Maryland is located in Baltimore City.

                  FIFTH: Prentiss owns no interest in land in the State of Maryland.

                  SIXTH: The charter (the "Charter") of Mack-Cali will be amended in the Merger as follows and the Charter, as amended, shall continue in full force and effect until duly further amended in accordance with its terms and applicable law:

                       (a) By deleting from the Charter in its entirety Article I and inserting in lieu thereof the following new Article I:

                                    ARTICLE I

1.17 NAME

                       The name of the corporation (the "Corporation") is:

                               Mack National Office Properties Corp.

                  (b) By deleting from the Charter in its entirety existing
Section 1 of Article IV and inserting in lieu thereof the following new Section 1 of Article IV:

                           Section 1. AUTHORIZED SHARES. The total number of
                  shares of stock which the Corporation has authority to issue is 215,000,000 shares, of which 190,000,000 shares are shares of Common Stock, $.01 par value per share ("Common Stock"), and 25,000,000 shares are shares of Preferred Stock, $.01 par value per share ("Preferred Stock"). The aggregate par value of all authorized shares of stock having par value is $2,150,000.

                  SEVENTH: The total number of shares of all classes of beneficial interest which Prentiss has authority to issue is 120,000,000 shares, $.01 par value per share, consisting of (i) 100,000,000 common shares of beneficial interest (the "Common Shares"), and (ii) 20,000,000 preferred shares of beneficial interest, of which 1,000,000 shares have been classified as Junior Participating Cumulative Preferred Shares of Beneficial Interest, Series B, 3,773,585 shares have been classified as Series A Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest (the "Series A Shares"), 1,900,000 shares have been classified as Series B Cumulative Redeemable Perpetual Preferred Shares and 2,000,000 shares have been classified as Series C Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest. The aggregate par value of all shares of all classes having a par value is $1,200,000.

                  EIGHTH: The total number of shares of all classes of stock which Mack-Cali has authority to issue immediately before the Merger is 195,000,000 shares of stock, par value $.01 per share, consisting of: (i) 190,000,000 shares of common stock, and (ii) 5,000,000 shares of preferred stock, of which 200,000 shares have been classified as Series A Junior Participating Preferred Stock and 3,773,585 shares have been classified as Series A Cumulative Convertible Redeemable Preferred Stock. The aggregate par value of all shares of all classes having a par value is $1,950,000.

                  The total number of shares of all classes of stock which Mack-Cali has authority to issue immediately after the Merger is 215,000,000 shares of stock, par value $.01 per share, consisting of: (i) 190,000,000 shares of common stock (the "Common Stock"), and (ii) 25,000,000 shares of preferred stock, of which 200,000 shares have been classified as Series A Junior Participating Preferred Stock (the "Junior Stock") and 3,773,585 shares have been classified as Series A Cumulative Convertible Redeemable Preferred Stock (the "Series A Stock"). The aggregate par value of all shares of all classes having a par value is $2,400,000.

                  NINTH: Upon the Effective Time (as defined below), Prentiss shall be merged into Mack-Cali and, thereupon, Mack-Cali shall possess any and all purposes and powers of Prentiss and all leases, licenses, property, rights, privileges, and powers of whatever nature and description of Prentiss shall be transferred to, vested in, and devolved upon Mack-Cali, without further act or deed, subject to all of the debts and obligations of Prentiss. Except as otherwise provided in these Articles of Merger, consummation of the Merger at the Effective Time shall have the effects set forth in Section 3-114 of the Maryland General Corporation Law (the "MGCL") and Section 8.501.1 of the Maryland REIT Law (the "MRL").

                  TENTH: The manner and basis of converting or exchanging the issued shares of beneficial interest of Prentiss, and the manner of dealing with any issued stock of Mack-Cali, at the Effective Time, shall be as follows:

                  (a) Each Common Share of Prentiss which is issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.956 of a share of Common Stock of Mack-Cali, without the necessity of any action on the part of the holder thereof, pursuant to the terms and conditions set forth in the Agreement and Plan of Merger dated [________________] between Prentiss, Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership, Mack-Cali Realty, L.P., a Delaware limited partnership, and Mack-Cali (the "Agreement").

                  (b) Each Series A Share of Prentiss which is issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of Series A Stock of Mack-Cali, without the necessity of any action on the part of the holder thereof, pursuant to the terms and conditions set forth in the Agreement.

                  (c) Each outstanding option, warrant or other right to purchase or acquire Common Shares or Series A Shares of Prentiss shall, at the Effective Time, be converted, exchanged or otherwise treated in the manner provided in the Agreement.

                  (d) No fractional shares of Common Stock of Mack-Cali shall be issued in connection with the Merger. In lieu of the issuance of any fractional shares of Common Stock, each holder of Common Shares, upon surrender of a Certificate for exchange pursuant to Article ELEVENTH, shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the average closing price of one share of Common Stock on the New York Stock Exchange on the five trading days immediately preceding the Closing Date (as defined in the Agreement) by (ii) the fractional amount of the share of Common Stock which such holder would otherwise be entitled to receive under this Article TENTH (such cash payments, together with the shares of Common Stock and Series A Stock to be issued pursuant to this Article TENTH, hereinafter sometimes collectively referred to as, the "Merger Consideration").

                  (e) All Common Shares and all Series A Shares, when so converted as provided in this Article TENTH, shall no longer be issued and outstanding and shall automatically be canceled and retired and cease to exist, and each holder of a certificate (a "Certificate") theretofore evidencing any such shares shall cease to have rights with respect thereto, except the right to receive, upon surrender of such Certificate in accordance with Article ELEVENTH, as applicable, (A) any dividends and other distributions in accordance with
Section 1.16(d) of the Agreement, (B) certificates representing the shares of Common Stock into which such Common Shares are converted into the right to receive pursuant to this Article TENTH, if any, (C) certificates representing the shares of Series A Stock into which the Series A Shares are converted into the right to receive pursuant to this Article TENTH, if any, and (D) any cash, without interest, in lieu of fractional shares of Common Stock to be paid in consideration for Common Shares upon the surrender of such Certificate in accordance with the provisions of Article ELEVENTH.

                  ELEVENTH: (a) Mack-Cali shall provide to Equiserve Trust Company, N.A., or another bank or trust company reasonably acceptable to Prentiss (the "Exchange Agent"), for the benefit of the holders of the issued and outstanding Common Shares and Class A Preferred Shares of Prentiss to be converted at the Effective Time pursuant to Article TENTH, the Merger Consideration issuable in exchange for the issued and outstanding Common Shares and Preferred Shares pursuant to Article TENTH.

                  (b) As soon as reasonably practicable after the Effective Time, Mack-Cali shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates: (i) a letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such provisions as Mack-Cali may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the Common Shares or Series A Preferred Shares, as applicable, theretofore evidenced by such Certificate shall have been converted into the right to receive pursuant to Article TENTH, together with any dividends or other distributions to which such holder is entitled to receive pursuant to Section 1.16(d) of the Agreement, to be mailed within five business days of receipt thereof, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of any such Common Shares or Series A Shares of Prentiss which is not registered in the transfer records of Prentiss, payment may be made to a person or entity other than the person or entity in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person or entity requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a person or entity other than the registered holder of such Certificate or establish to the satisfaction of Mack-Cali that such taxes have been paid or are not applicable. Until surrendered as contemplated by this Article ELEVENTH, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the Common Shares or Series A Shares, as applicable, theretofore evidenced by such Certificate shall have been converted into the right to receive pursuant to Article TENTH, and any dividends or other distributions to which such holder is entitled to receive pursuant to
Section 1.16(d) of the Agreement. No interest will be paid or will accrue on the Merger Consideration upon the surrender of any Certificate or any cash payable pursuant to Section 1.16(d) of the Agreement.

                  (c) No Merger Consideration, or dividends or other distributions with respect to shares of Common Stock with a record date after the Effective Time, shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Common Stock represented thereby, in each case until after the surrender of such certificate in accordance with this Article ELEVENTH and Section 1.16 of the Agreement.

                  (d) All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Article ELEVENTH shall be deemed to have been paid in full satisfaction of all rights pertaining to Common Shares or Series A Shares of Prentiss, as applicable, theretofore represented by such Certificates; provided, however, that Prentiss shall transfer to the Exchange Agent cash sufficient to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Prentiss on its Common Shares or its Series A Shares, as applicable, in accordance with the terms of the Agreement or prior to the date of the Agreement and which remain unpaid at the Effective Time and have not been paid prior to such surrender, and there shall be no further registration of transfers on the share transfer books of Prentiss of its Common Shares or Series A Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Mack-Cali for any reason, they shall be canceled and exchanged in accordance with this Article ELEVENTH and Section 1.16 of the Agreement.

                  (e) None of Prentiss, Mack-Cali or the Exchange Agent shall be liable to any person or entity in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Merger Consideration delivered to the Paying Agent pursuant to this Article ELEVENTH that remains unclaimed for twelve months after the Effective Time shall be redelivered by the Exchange Agent to Mack-Cali, upon demand and any holders of Certificates who have not theretofore complied with this Article ELEVENTH shall thereafter look only to Mack-Cali for delivery of the Merger Consideration and any unpaid dividends, subject to applicable escheat and other similar laws.

         TWELFTH: The Merger was duly advised, authorized and approved by Prentiss in the manner and by the vote required by the MRL, the Declaration of Trust of Prentiss, as amended, and the Bylaws of Prentiss, as follows:

                  a) At a meeting duly called and held, the Board of Trustees of Prentiss adopted a resolution declaring the Merger advisable and directing that the Merger be submitted for consideration by the shareholders of Prentiss entitled to vote thereon.

                  b) At a meeting duly called and held, the Merger was approved by the shareholders of Prentiss by at least the affirmative vote of a majority of all votes entitled to be cast on the matter.

         THIRTEENTH: The Merger was duly advised, authorized and approved by Mack-Cali, in the manner and by the vote required by the MGCL, the Charter and Bylaws of Mack-Cali, as follows:

                  a) At a meeting duly called and held, the Board of Directors of Mack-Cali adopted a resolution declaring the Merger advisable and directing that the Merger be submitted for consideration by the stockholders of Mack-Cali entitled to vote thereon.

                  b) At a meeting duly called and held, the Merger was approved by the stockholders of Mack-Cali by at least the affirmative vote of [_____________________] of all votes entitled to be cast on the matter.

         FOURTEENTH: These Articles of Merger shall become effective upon acceptance for record by the Department (the "Effective Time").

         FIFTEENTH: Each undersigned [_________________] acknowledges these Articles of Merger to be the act of the respective entity on whose behalf he has signed, and further, as to all matters or facts required to be verified under oath, each [_________________] acknowledges that to the best of his knowledge, information and belief, these matters and facts relating to the entity on whose behalf he has signed are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, these Articles of Merger have been duly executed by the parties hereto this _____ day of ______, 2000.

ATTEST:                                     MACK-CALI REALTY CORPORATION



By:                                         By:                           (SEAL)
   --------------------------                  ---------------------------
Name:                                       Name:
Title:                                      Title:

ATTEST:                                     PRENTISS PROPERTIES TRUST


By:                                         By:                           (SEAL)
    -------------------------                   --------------------------
Name:                                       Name:
Title:                                      Title: